As filed with the Securities and Exchange Commission on August  , 2021.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF

THE SECURITIES EXCHANGE ACT OF 1934

Juro System, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	7389	84-3266491
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 N Gould Street, Suite 4836

Sheridan, Wyoming 82801

(Address, Including Zip Code)

307-278-7555

(Registrant’s Telephone Number, including area code )

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered: None	Name of each exchange on which each class is to be registered: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

Preferred Stock

(Title of class)

Copies to:
John Franquelli, Esq. Franquelli Law 217 N McLean Blvd # 1D Elgin, Illinois 60123 847-888-1100	Sergei Gregorovic Lipov Cosimo Constantinos Juro System, Inc. 30 N Gould Street, Suite 4836 Sheridan, Wyoming 82801 307-278-7555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

1

_______________

You should rely only on the information contained in this registration statement or contained in any free writing prospectus filed with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide any information or make any representations other than those contained in this registration statement or in any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this document, regardless of the time of delivery of this document or of any sale of the securities registered hereby. Our business, financial condition, results of operations, and prospects may have changed since such date.

For investors outside of the United States: We have not done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to the Common Stock, the Preferred Stock, and the distribution of this prospectus outside of the United States.

3

BUSINESS

Juro System, Inc is the operational and administrative arm of the Juro Concept created by Cosimo Constantinos, as memorialized in the Juro Documents:

• the Juro White Paper and as described in the Juro Trust Deed (the Constitution and Bylaws of the Juro Organization)

• the various Juro Implementations articles written by the Juro Founder

• the Articles of Association of the Juro System Inc

• the Bylaws of the Juro System Inc

• the trust deed of the Juro Money Zero Maturity Exchange Traded Fund and the respective prospectuses of the series thereof

• the Operating Agreements, Trust Agreements, and agreements which the Juro System Inc shall be a party to

As such, there are 70 total operational activities undertaken by the company. These operations have potential revenue sources at this time from a catalogue of 69 total products and services, and the revenue participation in the underlying portfolios of the Juro Organization Trust Estate, as per the terms of the Juro Revenue Sharing Program.

The potential revenue sources have been divided into Juro Business Concessions for the purposes of licensing and/or franchising the operational units of the businesses around the world to licensed and otherwise qualified businesses or professionals. Each Juro Business Concession has its pre-requisites, components, competencies, and serves a specific function for the Juro System company, as well as for the Juro Organization at large.

Although the company currently plans retain all of the Juro Business Concessions and all of the Juro Node Operations at this time, the operational units will continue to be used for administrative, reporting, and strategy purposes. The future sale, partnership, licensing, or franchising of a specific operational unit shall be a strategy which available for the company to consider where it is deemed appropriate or where conditions call for such strategy to be implemented.

Form time to time, assets acquired or otherwise contributed to the Company will be sold, as appropriate. These include property, plant, equipment, and other physical assets of the company.

Device Sales

The devices designed and produced to use the Juro Network are exclusively provided by the Company. These devices include mobile phones, tablets, laptop computers, desktop computers, nodes, point of sales devices, among others.

Usage and Services Fees

The Company offers digitization, tokenization, smart application, smart contract, and digital storage services to customers through the suite of products and services in the Juro Networks. The Juro Decentralized Network is projected to become the digitization and tokenization platform of choice for governments, businesses, organizations, and consumers. The usage and service fees, sometimes referred to as gas fees in other platforms such as Ethereum, including report generating and authentication services, are paid on an on–demand and on an as–used basis.

Subscription Fees

The Pier X Marketplace incurs Seller Account Subscription fees. The Seller Account and other information and data services which can be developed by the Company, shall be provided on a subscription basis.

Membership Fees

Membership fees to the Juro Organization are processed and applied to the Juro Revenue Sharing Program by the Company in its capacity as the Juro Organization Trustee.

4

Lending, Renting, Leasing

Form time to time, assets or funds acquired or otherwise contributed to the Company will be lent out, leased, or otherwise rented out for revenue, as appropriate and in accordance to applicable laws.

Brokerage Fees

In the event of a Concierge Service in the Juro Pier X Marketplace, a brokerage fee may be levied by the Company or another success–fee based compensation program may be implemented.

Advertising Fees

The Company shall administer an advertising business in the Juro Pier X Marketplace as well as for Juro Member Events.

Portfolio Performance, Sponsorship, and Management

Revenues will be generated by the company from its management of the Trust Estate of the Juro Organization as well as its management of the asset portfolio of the Company.

Juro provides economic remediation solutions, acts as a permanent global bad bank, and provides financial stability and support for environmental remediation through its structure:

• the Juro Organization

• Juro System Inc.

• the Juro Money Zero Maturity ETF including all series thereof, and

• the Juro Revenue Sharing Program

collectively “Juro”

Juro System, Inc. is the sole concession holder and authorized party to exploit the commercial enterprise of the entire Juro Project, and this document is to be read in conjunction with the “Juro White Paper”, the “Juro Organization Trust Deed”, the “Juro Digital Money Offering Circular”, and the prospectus of each series of the “Juro Money Zero Maturity ETF”, which are incorporated in this document by reference.

Juro has been designed to be used by governments and all participants in the global economy as a permanent and Perpetual Global Bad Bank. Juro is a corporate and trust structure which isolates illiquid, non–performing, and high risk assets, which meet the definition of Standard Money Instruments as defined by the Juro Trust Deed. Juro has a proprietary system where it has standardized the specifications of various transaction, loan, and deal types for purposes of securitization through an in–kind subscription for units or applicable securities issued by a standardized asset-specific series of the “Juro Money Zero Maturity ETF” statutory trust. These standardizations and securitizations are meant to provide secondary markets and increased liquidity for participating economic players.

Juro’s Perpetual Global Bad Bank & Secondary Markets

The Juro secondary markets create benefits for each economic player — borrowers, investors, banks/lenders, aggregators and rating agencies:

• BORROWERS – Borrowers who can qualify for a conforming loan benefit from potentially lower costs and greater access to capital and loans for longer periods of time.

5

• INVESTORS – Investors (including institutional players such as banks, pension funds, hedge funds and others) enjoy getting exposure to specific kinds of securities that better meet their needs and risk tolerance.

• BANKS / LENDERS – Lenders can move certain loans off their books, while retaining other loans that they’d prefer to have. It also allows them to efficiently use their capital, allowing them to generate fees for underwriting deals, purchase the units of the appropriate series of the open–ended fund for the deal type, selling or otherwise monetizing the units created by the deal and then using their capital again to write a new loan for a new deal. The lender may retain the right to service the loan of the deal, which can be a lucrative stream of fees as well. The bank may also benefit as an investor, too, by buying units that diversify its own assets.

• AGGREGATORS – Aggregators such as banks, funds, and alternative investment groups earn fees from bundling and repackaging loans/deals and structuring them with certain attractive characteristics.

• RATINGS AGENCIES – These firms generate sales by rating loans / assets portfolios which are backing the securities created in the open–ended funds and ensuring that they have specific traits and riskiness.

Because it allows lenders to slice up their loans and deals, the secondary market also enables financial firms to specialize in various areas of the market. For example, a bank may originate a loan but sell it in the secondary market while retaining the right to service the loan.

As a loan originator, the bank underwrites the loan, processes the loan, funds the loan and closes the loan. It collects fees for these services and then may or may not hold the loan.

As a loan servicer, the bank receives a fee for processing the monthly payment, tracking loan balances, generating tax forms and managing escrow accounts, among other functions.

Even if the lender decides to originate the loan and hold it, it benefits by having an active and liquid secondary market, where it can sell its loans or servicing rights if it wanted or needed to.

In short, the secondary markets and the Perpetual Global Bad Bank created by the Juro System shall exist to create more efficiency and better meet the needs of the players. Simultaneously, the Juro System complements the mandates of central banks and financial markets/lending regulators, and promotes price stability within the framework of existing laws.

Dual Listings on regulated stock exchanges in the home jurisdiction of deals originated and in the USA (or other selected jurisdictions) shall add significant liquidity and stability to the global economic system.

STANDARDIZED SECONDARY MARKET CATEGORIES

The secondary markets are created through the complete economic system (“eco-system”) which is comprised of the collective series of the “Juro Money Zero Maturity ETF”, the Juro Central Network, the Juro Decentralized Network, the “Pay It Forward Marketplace” (branded as PIFORMA™, and the Pier X™. The company earns income in the form of the 68% royalty provided from the Juro Revenue Sharing Program. This royalty is taken from 20% of gross revenues generated from each respective series of the Juro Money Zero Maturity ETF. The other 80% of gross income from revenues generated is distributed to the unit-holders of the respective series on a monthly or quarterly basis, as per the respective terms and conditions of each series. The company also earns income in the form of annual fees which vary depending on the series of the Juro Money Zero Maturity ETF, however are generally either 0.00%, 0.18%, or 0.50% of the series NAV, as per the respective prospectus of the series. The royalty and fees earned by the company comprise all administration, payments, management, issuances, creations, redemptions, and operations of each of the respective series and are collectively categorized as the Portfolio Management segment of our income. The Portfolio Management segment of our income is projected to account for approximately 85% of total company receipts and revenues.

6

MORTGAGES

Juro created the global secondary mortgage market with the formation of the open–ended Mortgage Investment Trust series of the Juro Money Zero Maturity ETF (“MINT”). The MINT is a Unit Investment Trust (“UIT”). UITs are not actively managed, have no board of directors, and passively hold the strictly defined standardized portfolio and distribute revenues to holders. In this way; however, trust sponsors can replace assets (a rare occurrence) that are not performing well if necessary via the Capital Conversion of the Juro System (“CCJS”). The units of MINT are purchased by mortgage lenders in an in–kind securities transaction, which is the primary market activity. MINT provides liquidity for originating lenders, who don’t want to tie up their capital for long periods, and allow them to generate more loans, while providing them with an added revenue streams. The revenue streams options are 1) hold the MINT units and collect the dividends; 2) sell the MINT units in the open market (a regulated stock exchange, OTC, etc) in secondary market activities; and 3) Making markets for the MINT units thereby generating profit in the difference between the Bid and Ask prices in secondary market activities. With the ability to purchase MINT units with the standardized loans and the ability to sell the units on an open–ended basis, as and when needed or desired, banks can write more mortgages and encourage homeownership. Further, the units of the MINT may be redeemed at any time where a Capital Conversion of the Juro System (“CCJS”) is conducted and units of juro Digital Money ETF (in the appropriate currencyETF ) are issued at the published NAV. The juro Digital Money may be used as tender in either the Juro Central Network or the Juro Decentralized Network, or alternatively may be used to purchase units of the Juro Revenue Sharing Program series of the Juro Money Zero Maturity ETF (“JRSP”). Any non–performing loans from the MINT portfolio may also undergo the CCJS, further stabilizing and securing the secondary mortgage market.

BUSINESS, CONSUMER, AND STUDENT LOANS

Juro created a global secondary market for business loans, consumer loans, and student loans with the formation of the open–ended respective Credit Line Investment Trust series of the Juro Money Zero Maturity ETF (“CLINT”). Each CLINT series is a Unit Investment Trust (“UIT”). UITs are not actively managed, have no board of directors, and passively hold the strictly defined standardized portfolio and distribute revenues to holders. In this way; however, trust sponsors can replace assets (a rare occurrence) that are not performing well if necessary via the Capital Conversion of the Juro System (“CCJS”). The units of CLINT are purchased by business/consumer/student loan lenders (as applicable) in an in–kind securities transaction, which is the primary market activity. The CLINT series provide liquidity for originating lenders, who don’t want to tie up their capital for long periods, and allow them to generate more loans, while providing them with an added revenue streams. The revenue streams options are 1) hold the CLINT units and collect the dividends; 2) sell the CLINT units in the open market (a regulated stock exchange, OTC, etc) in secondary market activities; and 3) Making markets for the CLINT units thereby generating profit in the difference between the Bid and Ask prices in secondary market activities. With the ability to purchase CLINT units with the standardized loans and the ability to sell the units on an open–ended basis, as and when needed or desired, banks can write more business loans and encourage economic growth. Further, the units of the CLINT may be redeemed at any time where a Capital Conversion of the Juro System (“CCJS”) is conducted and units of juro Digital Money (in the appropriate currency) are issued at the published NAV. The juro Digital Money may be used as tender in either the Juro Central Network or the Juro Decentralized Network, or alternatively may be used to purchase units of the Juro Revenue Sharing Program series of the Juro Money Zero Maturity ETF (“JRSP”). Further, the units of the CLINT may be redeemed at any time where a Capital Conversion of the Juro System (“CCJS”) is conducted and units of juro Digital Money (in the appropriate currency) are issued at the published NAV. The juro Digital Money may be used as tender in either the Juro Central Network or the Juro Decentralized Network, or alternatively may be used to purchase units of the Juro Revenue Sharing Program series of the Juro Money Zero Maturity ETF (“JRSP”). Any non–performing loans from the CLINT portfolio may also undergo the CCJS, further stabilizing and securing the secondary mortgage market.

7

INFRASTRUCTURE DEVELOPMENT LOANS

Juro created the global secondary market for infrastructure development loans with the formation of the open–ended Global Infrastructure Development Fund series of the Juro Money Zero Maturity ETF (“GIDF”). The GIDF is a Unit Investment Trust (“UIT”). UITs are not actively managed, have no board of directors, and passively hold the strictly defined standardized portfolio and distribute revenues to holders. In this way; however, trust sponsors can replace assets (a rare occurrence) that are not performing well if necessary via the Capital Conversion of the Juro System (“CCJS”). The units of GIDF are purchased by infrastructure development lenders in an in–kind securities transaction, which is the primary market activity of the fund. GIDF provides liquidity for originating lenders, who don’t want to tie up their capital for long periods, and allow them to generate more loans, while providing them with an added revenue streams. The revenue streams options are 1) hold the GIDF units and collect the dividends; 2) sell the GIDF units in the open market (a regulated stock exchange, OTC, etc) in secondary market activities; and 3) Making markets for the GIDF units thereby generating profit in the difference between the Bid and Ask prices in secondary market activities. With the ability to purchase GIDF units with the standardized loans and the ability to sell the units on an open–ended basis, as and when needed or desired, banks can write more infrastructure development loans and encourage the development of renewable infrastructure which promotes sustainable economic growth. Further, the units of the GIDF may be redeemed at any time where a Capital Conversion of the Juro System (“CCJS”) is conducted and units of juro Digital Money (in the appropriate currency) are issued at the published NAV. The juro Digital Money may be used as tender in either the Juro Central Network or the Juro Decentralized Network, or alternatively may be used to purchase units of the Juro Revenue Sharing Program series of the Juro Money Zero Maturity ETF (“JRSP”). Any non–performing loans from the GIDF portfolio may also undergo the CCJS, further stabilizing and securing the secondary mortgage market.

NATURAL CAPITAL

With the formation of the respective open–ended Natural Capital® Trust series of the Juro Money Zero Maturity ETF (“Natural Capital Shares”), Juro created a investment and liquidity mechanism for much–needed environmental remediation activities of brownfield lands, former mining sites, and/or ocean “garbage patch” clean–up activities. The establishment of standardized units representing a fixed amount of the underlying valuable reclaimed materials and the global secondary markets thereto, provide opportunities for environmentally conscious businesses and investors alike. The Gold Trust, Silver Trust, Platinum Trust, Palladium Trust, Copper Trust, and Plastics Trust series are exclusively sourced with materials that were produced as byproducts of the environmental remediation activities in accordance to their respective COMEX Futures contracts specifications.

Each Natural Capital series is a Unit Investment Trust (“UIT”). UITs are not actively managed, have no board of directors, and passively hold the strictly defined standardized portfolio of the underlying commodities in accordance to the respective futures contract specifications. The units of Natural Capital Shares series are purchased by an approved supplier/producer/investor/NGO/or government agency (as applicable) in an in–kind securities transaction, which is the primary market activity.

• Gold Trust Shares Series: 10 ETF units = 1 troy ounce of fine gold

• Silver Trust Shares Series: 1 ETF unit = 1 troy ounce of fine silver

• Platinum Trust Shares Series: 10 ETF units = 1 troy ounce of fine platinum

• Palladium Trust Shares Series: 10 ETF units = 1 troy ounce of fine palladium

• Copper Trust Shares Series: 1 ETF unit = 5 pounds of fine copper

• Plastics Trust Shares Series: 1 ETF unit = 50 pounds of PP Polypropylene

• More and Other Natural Capital ETF Series are Planned for 2022–2023

8

The Natural Capital Shares series provide liquidity for originating environmental remediation participants (“ERPs”), who don’t want to tie up their product(s) for long periods, and allow them to generate more product(s), while they continue with their much–needed clean–up activities with the Juro System providing them with economic incentives to do so and added revenue streams. The revenue streams options are: 1) hold the Natural Capital Shares units until market prices are more favorable for added profits; 2) sell the Natural Capital Shares units in the open market (a regulated stock exchange, OTC, etc) in secondary market activities at the spot price reflected in the NAV; and 3) Making markets for the Natural Capital Shares units thereby generating profit in the difference between the Bid and Ask prices in secondary market activities. With the ability to purchase Natural Capital Shares units with the standardized commodities and the ability to sell the units on an open–ended basis, as and when needed or desired, ERPs can engage in more remediation and encourage economic growth from the resulting jobs and commodities sales / production. Further, the units of the Natural Capital Shares may be redeemed at any time after the initial vesting period for physical delivery of the underlying commodity, or a Capital Conversion of the Juro System (“CCJS”) is conducted and units of juro Digital Money (in the appropriate currency) are issued at the published NAV. The juro Digital Money may be used as tender in either the Juro Central Network or the Juro Decentralized Network, or alternatively may be used to purchase units of the Juro Revenue Sharing Program series of the Juro Money Zero Maturity ETF (“JRSP”).

PERPETUAL GLOBAL BAD BANK: NON–PERFORMING LOANS & STANDARD MONEY INSTRUMENTS

Juro created the Perpetual Global Bad Bank with the invention of the capital conversion of the Juro System (“CCJS”), establishing the complementary currencies known as juro Digital Money. In accordance to the Juro trust deed, the formation of the open–ended Juro Revenue Sharing Program series of the Juro Money Zero Maturity ETF (“JRSP”) created the global secondary market for the non–performing loans and standard money instruments (“SMI”) which have undergone the CCJS and whose values were subsequently stored in the form of the units of the JRSP. The JRSP is a Unit Investment Trust (“UIT”). UITs are not actively managed, have no board of directors, and passively hold the strictly defined standardized portfolio and distribute revenues to holders. The units of JRSP series are purchased only with the units of juro Digital Money created by the CCJS, which is the primary market activity of the JRSP fund. Storing the value of the CCJS through the JRSP provides liquidity for NPL & SMI holders, who don’t want to tie up their capital for long periods, while providing them with an added revenue streams. The revenue streams options are 1) hold the JRSP units and collect the dividends which are 17% of receipts of the entire Juro Enterprise and underlying performance of the CCJS portfolio, including the same proportion of the 20% of gross revenues from all of the other series of the Juro Money Zero Maturity ETF; 2) sell the JRSP units in the open market (a regulated stock exchange, OTC, etc) in secondary market activities; and 3) Making markets for the JRSP units thereby generating profit in the difference between the Bid and Ask prices in secondary market activities. The units of the JRSP may be redeemed at any time for the underlying juro Digital Money at the published NAV for use as tender in either the Juro Central Network or the Juro Decentralized Network. With the ability to purchase JRSP units with the NPL’s or SMI that have undergone the CCJS, and the ability to sell the units on an open–ended basis, as and when needed or desired, otherwise lost values are recaptured which promotes economic growth.

When significant volumes of such illiquid and high risk assets are held by a bank, financial organization, government, corporation, fund, a group of banks or financial organizations, or any participant in the global economy (hereafter “Creditor”), their financial condition can be negatively impacted. This can result in the disruption of their respective operations, financial failure, and even result in bankruptcy and expanded economic hardships on the broader economy.

The Juro Organization issues lawful money in units of account called “juro Digital Money” to Creditors at the face value of the Standard Money Instruments of the respective assets which of a “conversion” or “exchange” transaction with the Juro Organization. Each “conversion” or “exchange” transaction is in actuality a sale of the respective assets to the Juro Organization in accordance to a set of standardized rules. As such, the Juro System acts as an institution primarily holding distressed assets on a perpetual basis in accordance to the standard rules of the Trust Deed.

The company receives the perpetual royalty in the amount of 68% of all gross revenues of the Juro Revenue Sharing Program as memorialized in the Juro Organization Trust Deed, and the company is to distribute the revenues received to the Shareholders less any operating expenses, liabilities, and investments of the company, on a monthly basis (“profit sweeps”) whenever possible.

9

The term “juro”, refers to a type of a digital money or digital asset which has intrinsic value and is legal money based on the Juro White Paper and the Juro Organization Trust Deed, and has a different class for each respective underlying currency, money, commodity or asset class. The “Juro Network” or “Juro System” is an end–user–to–end–user network hosting the public, private, online and offline transaction ledgers, known as the Codex, and the source code comprising the basis for the protocols and cryptographic security governing the Juro Network. The respective classes of juro are used as the standardized units of account for all transactions in a barter system administered by Juro System, Inc., where the users are members of the Juro Organization and use the respective juro as tender, the form of payment, and store value through the respective juro.

The juro of each class of juro is a commodity as defined in Section 1a(9) of the Commodity Exchange Act. 7 U.S.C. § 1a(9). Also, Juro System, Inc received juro USD in consideration for authorized the issuance of shares of the Common Stock, the shares issued therefor are fully paid and non–assessable in accordance to 17–16–621 of the Wyoming Business Corporations Act.

By common convention, Juro with a capital “J” typically refers to the Juro Network as a whole, whereas juro with a lowercase “j” refers to the respective Digital Asset of a series or class of the Juro Network, including the Company's juro. This naming convention is used throughout this document.

It is the hope of the Juro System, Inc. to commence with all four components of the Juro concept simultaneously: 1) The Irrevocable Trust, 2) the Commercial Enterprise, 3) the Intergovernmental Organization, and 4) the collective series of the Exchange Traded Fund. The Irrevocable Trust is to be run in accordance to the Trust Deed. The Commercial Enterprise is defined within the Trust Deed and the White Paper. The Exchange Traded Fund is defined within the trust instruments and prospectus of each respective series.

THE IRREVOCABLE TRUST & STATUTORY FOUNDATION

Defined and outlined in the Trust Deed and the Juro White Paper, the irrevocable trust is a member association and is the uniform standards provider for a transparent platform of opportunity to fund, support, and promote charities through the exploitation and revenues which the Juro Revenue Sharing Program of the commercial enterprise affords.

Juro Organization is a Florida irrevocable trust formed on January 3, 2018. Under the Uniform Act and its governing documents, the “Trust Deed of the Juro Organization”, the members, affiliates, and beneficiaries of the Juro Organization, are not responsible for the debts, obligations and liabilities of the Juro Organization solely by reason of being members, affiliates, or beneficiaries of the irrevocable trust. Cosimo Constantinos, the Founder and initiator of Juro, is the owner of, and has exclusively licensed to the Juro Organization and its affiliates, such intellectual property for use by them and other service providers in the operation of the Juro Enterprise and the components of the system and organization of Juro in accordance with the “Trust Deed of the Juro Organization”.

In August of 2021, the Juro Organization Statutory Foundation was established in Wyoming in order to address the problem of the recognition of trusts as legal entities in certain civil law jurisdictions. The Juro Organization Statutory Foundation is the successor entity to the Juro Organization Irrevocable Trust, where the trust deed acts as the operating agreement of the statutory foundation. The advent of the Juro Organization Statutory Foundation resolved the conflict of laws between common law and civil law jurisdictions, and enabled the seamless adoption of the tools, systems, and solutions of Juro across international borders.

THE COMMERCIAL ENTERPRISE

Defined and outlined in the Trust Deed and the Juro White Paper, the commercial enterprise provides a mechanism for existing businesses to capitalize on the potential revenue streams and opportunities which the system provides. The possibilities are virtually endless. The strict revenue allocation program of the Juro Revenue Sharing Program truly classifies the commercial and business enterprise as venture philanthropy. It gives people and legal entities the chance to earn profits while doing good at the same time. Juro has been designed so that users can automatically “pay it forward” with every activity and transaction they enter into anywhere they participate around the world. The company is the exclusive licensee and authorized entity to operate Juro. In July, 2021, the Company established the Juro Revenue Sharing Program LLC in the State of Florida and subsequently outsourced all operations, administration, billing, and distribution of the revenue streams which are subject to the Juro Revenue Sharing Program to that entity. The membership interests of the Juro Revenue Sharing Program LLC match the perpetual royalty distributions of the irrevocable trust deed in that they are 68% to the Company, 5% to the Founder’s nominee, 10% to the Juri Tithe, and 17% to the JRSP Series of the Juro Money Zero Maturity ETF.

10

THE INTERNATIONAL GOVERNMENT ORGANIZATION

It is the hope that the proposed international governmental organization component of the concept can serve as a platform of exchange of know–how between the judiciaries of member countries. In the event that an International Organization is not able to be established as foreseen, this entity will be established as a class of members of the Juro Organization where some its members will also happen to be governments and shall operate as a Self–Regulated Organization (“SRO”) within the Juro Organization. Regardless of the type of entity this organization ends up being, the organization shall have the long–term goal of the harmonization of standards and best–practices in court case management and administration of the judiciaries of member states. The organization shall have the further long–term goal of achieving universal mutual recognition of court judgments around the world between the member states. As enforcement of foreign judgments is far more challenging from a legal perspective than the recognition of foreign judgments, the adoption of the Juro System shall enable a practical enforcement through Juro that may otherwise not be possible in foreign jurisdictions. Further, the international governmental organization is to act as a forum to discuss the harmonization and establishment of standard best–practices regarding independent judiciaries with the ideal of bringing the standards and trust in the judiciaries of the member states to parity.

The proposed international governmental organization shall also work on standardized legal definitions and propose guidance to judiciaries of member states for the adjudication of matters concerning the global phenomenon of the borderless digital assets, crypto–assets, and the crypto–economy at large. In due course, the international governmental organization shall endeavor to coordinate the standardized legal definitions and propose guidance to the judiciaries of member states in the adjudication of all international matters requiring such clarification and coordination. This may operate as a stand alone entity, be outsourced to an existing international governmental organization, or may operate as one of the series of the Juro Organization Statutory Foundation.

Prior to the stock split of June 1, 2021, the constituent states had all been endowed with 100 shares of Common Stock each by the founder of Juro so that the dividends generated thereby shall at least partially underwrite the costs associated for the respective delegations of the member states to attend the meetings and events of the World Juro Organization and the Annual Congress of the Juri. Following the stock split, each member state delegation is endowed with 10,000 share of common stock of Juro System Inc.

The Public Interest

One of the other goals of the international governmental organization shall be the establishment of a standardized methodology of courts of competent jurisdiction to declare an action, project, government spending proposal, public budgetary item, infrastructure development project, housing project, nature reserve sanctuary project etc, to be “in the Public Interest”.

Affect of Declarations of Being in the Public Interest

The logic behind the judiciary making a judgment by declaring such proposals and their associated budgetary requirements as being “in the Public Interest” is an extension and continuation of the principals outlined in the Juro White Paper and the Juro Trust Deed. A declaration in the Public Interest would enable the Juro system to issue new money in the amount of the budgetary requirement deemed to be within “the Public Interest” for the exclusive use of that project / program. In so doing, the costs associated with developments, programs, and projects which are declared to be in the Public Interest (by a court of competent jurisdiction) are decoupled from the limited financing tools of debt issuance and taxation. Perhaps the establishment of a supra–national court exclusively for the purpose of such declarations is needed. Such budgets declared to be in the Public Interest would be underwritten by the newly issued money using the Juro system and methodology thereby, in accordance to the provisions of the Juro White Paper and the Juro Trust Deed. In so doing, strains on the mandates given to the respective central banks of the world for monetary policy and financial services regulations (where applicable) can be alleviated.

International Court of Public Interest Declarations

The proposed international governmental organization shall establish the International Court of Public Interest Declarations. As such, the organization shall also work with member states and other components of the Juro Organization to define and adopting an empirical approach to defining something in the Public Interest using Bayesian probability (i.e. any proposals evaluated for determination of status as being in the Public Interest should have a Bayesian probability of no less than 97% in order to satisfy the strict requirements of the court). To achieve this goal, the international governmental organization and the various self–regulated organizations of the commercial enterprise will need to adopt a standardized process and system for submitting a proposal in a format which the International Court of Public Interest Declarations, or any court, can evaluate the proposal’s merits as to being in the Public Interest. This process and system shall simultaneously allow for the operations and results of a proposal to be measured using Bayesian statistics.

11

CHALLENGES

The challenges to the goals of the Juro project are many, including (but not limited to) differing languages, differing attitudes towards technology, different levels of infrastructure development, differing legal systems (civil law versus common law), different attitudes as to what money is, different attitudes as to what is in the Public Interest, and most importantly the differing levels of independence of the judiciaries of different countries (or the perceived independence thereof). The achievement of the goals of the proposed Juro Project are, however, measurable (ie. statistics reporting the changes in acceptance and trust of the respective judiciaries of member states by foreign governments, institutions, and individuals around the world, etc.). This provides a basis of vital data which is needed for the continued improvement of the mechanisms, systems, and methodologies by the respective components of the Juro project.

As the “Juro" endeavor addresses subjects which are ethical, philosophical, social, political, economic, governmental, and international in nature, it would be inconceivable to proceed with the project without the cooperation of a government with an important place in the international geo–political order of the world as well as a group of cooperating countries on an international basis. It would also be inconceivable to proceed in a commercial enterprise of the concepts without a coordination of standards and the coordinated dialogue of a parallel international governmental organization.

JURO MISSION

The combined goals of the Juro Project are:

• to promote an enlightened definition of what money is and the corresponding methodology and infrastructure of the issuance of new money without compromising monetary policy mandates, in a wealth expansionary manner;

• to solve the universal problems and difficulties in collecting money judgment titles awarded by courts of competent jurisdiction while simultaneously addressing the calls for debt forgiveness;

• to remove depositary risk for storing value and remove counter–party risk of transactions without compromising or challenging licensed and regulated credit institutions and financial services institutions;

• to provide a mechanism which offers a form of debt forgiveness to parties which truly need it without incurring disproportionate financial losses to creditors;

• to provide a mechanism where lenders can add value to the economy by providing lending with lower costs and less risks of incurring losses from defaults, while simultaneously freeing regulatory bodies to assess the performance of lenders and take disciplinary actions without the political interference of “too big to fail”;

• to provide a platform of transparency while maintaining data protection;

• to promote international cooperation;

• to promote the independence of the judiciary worldwide;

• to promote the development of projects and programs which aim to bring the perception, trust, consistency, dependency, and recognition of judicial systems around the world to parity;

• to provide a low–cost mechanism for individuals, companies, legal entities, and public authorities to digitize their respective operations and processes and utilize blockchain technology where appropriate;

12

JURO DECENTRALIZED NETWORK

The Juro Founder created an alternative protocol for building decentralized smart applications using a built–in Turing–complete programming language, allowing anyone to write smart contracts and decentralized smart applications where they can create their own arbitrary rules for ownership, transaction formats and state transition functions, within the hardware, software, and network ecosystem of the Juro Decentralized Network (“JDC”). The JDC is a proof of authority proprietary blockchain with smart contract functionality capable of processing hundreds of thousands of transactions per second. The platform allows developers to deploy permanent and immutable decentralized applications onto it, with which users can interact.

The native currency of the platform is the juro United States Dollar, a complementary currency which is legal money, and issued in accordance to the irrevocable trust deed of the Juro Organization. As such, the utility of juro as a means of tender is firmly established, further supporting and enhancing the value recapture solutions of the CCJS and other economic remediation tools of Juro. Furthermore, the supply of juro is restricted to the legal money which has undergone the CCJS. As such, juro issuance and supply is solely a function of the level adoption of the economic remediation tools, and the actual amount of already existing components of the money supply which have undergone the CCJS.

The JDC provides a universal platform for the issuance, administration, and operation of smart contracts, digitizations, and tokenizations via the Juro Decentralized Network decoupled from any cryptocurrencies and using juro USD as the unit of account for all transaction and computation costs. This is a main reason the Company believes that the JDC and the CCJS will be widely adopted by central banks and governments, especially as a platform for issuing central bank digital currency (“CBDC”). In regard to CBDC, the JDC allows for the issuance and administration of CBDC under the full autonomy, security, and control of the respective central banks. The JDC provides a transparent framework that promotes international cooperation. Use of the JDC platform is consistent with the standard operating procedures and recommendations of the Bank of International Settlements. The company believes that central banks will adopt the JDC to address the need for a universal working basis of cross-border monetary policy and economic system regulation due to its benefits and advantages in lieu of creating individual platforms, licensing expensive software solutions from the private sector, or unregulated cryptocurrency platforms such as Ethereum or Cardano.

Design

The JDC is a permission-ed, proof of authority, non–hierarchical network of computers (nodes) which build and come to consensus on an ever–growing series of “blocks”, or batches of transactions, known as the blockchain. There are 5,040 validators authorized in the JDC. Each authorized validator may have any number of nodes, each with the authority and permission to validate transactions and activities within the JDC. Each block contains an identifier of the block that it must immediately follow in the chain if it is to be considered valid. Whenever a node adds a block to its chain, it executes the transactions therein in their order, thereby altering the balances and other storage values of JDC accounts. These balances and values, collectively known as the state, are maintained on the node’s computer separately from the blockchain, in a Merkle tree.

Each node communicates with a relatively small subset of the network, known as its peers. Whenever a node wishes to include a new transaction in the blockchain, it sends the transaction to its peers, who then send it to their peers, and so on. In this way, it propagates throughout the network. Certain nodes, maintain a list of all of these new transactions and use them to create new blocks, which they then send to the rest of the network. Whenever a node receives a block, it checks the validity of the block and of all of the transactions therein and, if valid, adds it to its blockchain and executes all of said transactions. As the network is non-hierarchical, a node may receive competing blocks, which may form competing chains. The network comes to consensus on the blockchain by following the "longest-chain rule", which states that the chain with the most blocks at any given time is the canonical chain. This rule achieves consensus because nodes do not want to expend their computational work trying to add blocks to a chain that will be abandoned by the network.

Accounts

There are two types of accounts on the JDC: user accounts (also known as externally-owned accounts) and contracts. Both types have a juro USD balance, may send juro to any account, may call any public function of a contract or create a new contract, and are identified on the blockchain and in the state by their address.

13

User accounts are the only type which may create transactions. For a transaction to be valid, it must be signed using the sending account’s private key, a 64–character hexadecimal string that should only be known to the account’s owner. The signature algorithm used is the Elliptic Curve Digital Signature Algorithm (“ECDSA”). Importantly, this algorithm allows one to derive the signer’s address from the signature without knowing the private key.

Contracts are the only type of account which has associated code (a set of functions and variable declarations) and contract storage (the values of the variables at any given time). A contract function may take arguments and may have return values. Within the body of a function, in addition to control flow statements, a contract’s code may include instructions to: send juro or any other JDC digital token, read from and write to its storage, create temporary storage (memory) that dies at the end of the function, perform arithmetic and hashing operations, call public functions of other contracts, create new contracts, and query information about the current transaction or the blockchain.

Addresses

JDC addresses are composed of the prefix Ɛ0x), a common identifier for hexadecimal, concatenated with the rightmost 20 bytes of the Keccak–256 hash of the ECDSA public key. In hexadecimal, 2 digits represent a byte, meaning addresses contain 40 hexadecimal digits. Contract addresses are in the same format, however, they are determined by sender and creation transaction nonce.

Virtual machine

The JDC Virtual Machine (JVM) is the runtime environment for transaction execution in the JDC. It is a 256–bit register stack that is sandboxed from the node’s other files and processes to ensure that for a given pre-transaction state and transaction, every node produces the same post-transaction state, thereby enabling network consensus. Currently, the Company has implemented JVMs in the Go programming language. Future implementations in C++, Java, JavaScript, Python, Ruby, Rust, and WebAssembly are being considered.

Gas

Gas is a unit of account within the JVM used in the calculation of a transaction fee, which is the amount of juro USD a transaction’s sender must pay to the validator who includes the transaction in the blockchain. As this is pegged to the United States Dollar, the actual fees of the JDC are comparatively low and, more importantly, the prices remain stable.

Each type of operation which may be performed by the JVM is hardcoded with a certain gas cost, which is intended to be roughly proportional to the amount of resources (computation and storage) a node must expend to perform that operation. When creating a transaction, the sender must specify a gas limit and gas price. The gas limit is the maximum amount of gas the sender is willing to use in the transaction, and the gas price is the amount of juro USD the sender wishes to pay to the validator per unit of gas used. The higher the gas price, the more incentive a validator has to include the transaction in their block, and thus the quicker the transaction will be included in the blockchain. The sender buys the full amount of gas (i.e. the gas limit) up–front, at the start of the execution of the transaction, and is refunded at the end for any gas not used. If at any point the transaction does not have enough gas to perform the next operation, the transaction is reverted but the sender still pays for the gas used. Gas prices are typically denominated in Gbit, a subunit of juro USD equal to 10–9 USD. The smallest subunit of juro USD is the Bit, which is equal to 10–18 USD.

This fee mechanism is designed to mitigate transaction spam, prevent, infinite loops during contract execution, and provide for a market-based allocation of network resources. As the Company owns all of the validators of the JDC, the transaction fees form what is believed to be a significant source of income for the Juro Revenue Sharing Program.

14

Governance

The JDC is governed by the irrevocable trust deed of the Juro Organization. As such, there is a transparent form of governance with checks and balances built into the entire Juro System. First, from the Members of the Juri in the form of the Annual Congress of the Juri. Secondly, from the annual shareholder meetings of Juro System Inc. And thirdly, from the staked Members of the Juri through their voting and participation in the Annual Congress of the Juri. The Annual Congress of the Juri votes on any Juro Improvement Proposal (JIP), among other things. As a public company registered with the Securities and Exchange Commission, through the public registrations of the staking mechanism in the form of the JRSP Series of the Juro Money Zero Maturity ETF, and through the adherence to the irrevocable trust deed and applicable laws; it is the opinion of the Company that the governance of Juro and the JDC is second to none.

Applications

The JVM’s instruction set is Turing–complete. The Company expects the creation of fungible and non–fungible tokens to be a very popular application with users of the JDC. The Company also foresees uses in decentralized finance, decentralized exchanges, decentralized autonomous organizations, games, prediction markets, data storage, e-commerce, and gambling by authorized, and where applicable, licensed, users of the JDC.

Fungible Tokens

This token type allows for fungible tokens on the JDC blockchain. The standard provides functions including the transfer of tokens from one account to another, getting the current token balance of an account and getting the total supply of the token available on the network. A popular standard for this token type in distributed ledger technology is the ERC–20 (Ethereum Request for Comments 20) Token Standard. The JDC has been programmed to run the ERC–20 Token Standard perfectly. These smart contracts help keep track of the tokens on the JDC by Members of the Juri. Fees to send fungible tokens must be paid with juro USD.

Non-fungible Tokens (NFTs)

The JDC also allows for the creation of unique and indivisible tokens, called non–fungible tokens (NFTs). Since tokens of this type are unique, they have been used to represent such things as collectibles, digital art, sports memorabilia, virtual real estate, and items within games. The Company believes that the advantages of Juro will make the JDC a popular platform for the issuance and administration of NFTs.

The first NFT project, Etheria, a 3D map of tradable and customizable hexagonal tiles, was deployed to the network in October 2015 and demonstrated live at DEVCON1 in November of that year. In 2021, Christie’s sold a digital image with an NFT by Beeple for $69.3 million, making him the third–most valuable living artist in terms of auction prices at the time. Land, buildings and avatars in blockchain–based virtual worlds can also be bought and sold as NFTs, sometimes for hundreds of thousands of dollars.

Decentralized Finance

Decentralized finance (DeFi) is a use case of the JDC. The JDC offers a platform where licensed or authorized Members of the Juri may provide traditional financial instruments and services within a decentralized architecture. Decentralized finance applications in the JDC are accessed through a Web3–enabled browser extension or application called JuroPort, which allows users to directly interact with the JDC blockchain through a website. Many of these decentralized applications, or “DApps”, can connect and work together to create complex financial services.

Through a process called “wrapping”, certain DeFi protocols allow synthetic versions of various assets (such as timber, real estate, gold, currencies, and oil) issued by, where applicable authorized and licensed, Members of the Juri to become available and tradeable in the JDC.

The Company believes that when DeFi is adopted by licensed financial institutions, regulated stock exchanges, regulated commodity exchanges, and regulated options and derivatives markets; the market volume shall be in the trillions of dollars.

The past lack of universal platform with proper and transparent governance, which can also add-value to existing operations without becoming a competitor of the established players in the global economic system, while simultaneously operating within the guardrails of existing regulations has slowed the growth of DeFi. As Juro and the JDC address all of those points, the Company believes that the JDC shall become the platform of choice for DeFi by licensed and regulated firms. According to Forbes CryptoAsset and Blockchain Advisor, despite the unregulated nature of other platforms, as of October 2020, over $11 billion was invested in various DeFi protocols.

15

The Company believes that the many advantages of Juro and the JDC will result in current smart contract and blockchain users to change platforms and adopt the JDC. For many current users and firms, and the many that have invested millions of dollars in research and development projects in the Ethereum platform thus far; the JDC will be very appealing as it is faster, more affordable, and features programming compatibility with most Ethereum standards which they are used to (ie ERC–20, ERC–223, ERC–721, ERC–809, and ERC–1238). Anyone who knows how to program in Solidity and Rust smart contract languages, or an Ethereum smart contract can program and create solutions in the JDC.

JDC SUMMARY

The platform allows developers to deploy permanent and immutable decentralized applications onto it, with which users can interact. Leveraging this protocol through the Members of Juri and the entirety of Juro, it is the intention of Juro to be the platform of choice and the standard for the development and implementation of interconnected smart systems (commonly referred to as the “Internet of Things”) in a democratized and wealth–expansionary manner.

Through implementation and exploitation of all of the potentials of the Juro System, the impact on the global economy could be profound. The Juro System can be used by users to drastically reduce their marginal costs of many activities through digitization and decentralization of those activities, when those digitized activities are operated in the smart grid which the Juro System avails. The Company believes that the JDC will become the most actively used blockchain within the first five years after registering as a public company with the SEC.

Taken to its maximum potential, the Juro System may be an impetus in changing the economy, in that the economy will become more secure, more inclusive, and immune to the ails of non–performing assets and debt recovery.

OVERVIEW OF THE JURO INDUSTRY AND MARKET

The Juro Network and juro are a suite of proprietary and unique and equitable solutions to the problems of debt recovery and simultaneously creates a uniform reciprocal trade unit of account for a barter system which has intrinsic value based on legal legal money. Juro is a Digital Asset that is issued by, and transmitted through the Juro Network. The Juro Network owns, hosts, and administers the offline archives, the online centralized transaction ledger, the decentralized public transaction ledger, and the operations of the Juro Organization, collectively known as the Codex, on which all juro is recorded, which assimilate into the banking and financial markets through securitizations, the Juro Money Zero Maturity ETF, and other financial products. Juro can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, in individual end–user–to–end–user transactions under a barter system, or through licensed financial services providers who offer an exchange rate, or in over the counter securities transactions.

16

Juro is a universal protocol for the issuance and control of digital asset classes which are used as money and simultaneously have intrinsic value. The digital asset classes shall be exclusively originated, issued, and backed by Money Judgment Titles which have been awarded by a court, or issued in exchange for money in any form.

Standard Money Instruments Accepted in Juro are:

• legal tender

• money judgment titles awarded by courts

• legalized confessions of judgment and / or out–of–court settlements

• promissory notes

• bills of exchange

• trust receipts

• credit card charge authorization and / or debit card charge authorizations

• direct debit authorizations

• sovereign debt instruments

• central bank debt instruments

• government agency debt instruments

• sovereign guarantees

• government agency guarantees

• trust guarantees

• insurance guarantees (i.e. performance bonds and approved insurance policy claims)

• securitized obligations

Only fully legalized standard money instruments listed above are accepted in Juro. The asset used in the CCJS for the issuance of juro Digital Money is deposited in a currency specific custody account which is referred to as the Juro Reserve Account.

Digital Money and Other Digital Asset Classes of the Juro System

The symbol “§” is the universal symbol for “juro” and it also serves as the trademark of the Juro Organization, the Company, and the Juro Networks. The name of the digital money for all payments, fees, and transaction settlements of the entire system is juro USD. The naming convention used for digital money issued via the CCJS is “juro” + “the name of the reference currency”.

For example, Money Judgments granted by a court in England and Wales which are submitted to the Juro Network in exchange for the issuance of digital money would be issued “juro British Pounds Sterling” against those judgments, represented as “§£” or as “§GBP”.

At the time of the public launch of the Juro System, money in all its forms can be exchanged for juro Digital Money only from countries that are parties to the Apostille Convention or that are member states of UNIDROIT.

17

Current Apostille Countries

Albania, Andorra, Antigua and Barbuda, Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Bahrain, Barbados, Belarus, Belgium, Belize, Bolivia, Bosnia and Herzegovina, Botswana, Brazil, Brunei, Bulgaria, Burundi, Cape Verde, Chile, Colombia, Cook Islands, Costa Rica, Croatia, Cyprus, Czech Republic, Kingdom of Denmark, Dominica, Dominican Republic, Ecuador, El Salvador, Estonia, Fiji, Finland, France, Georgia, Germany, Greece, Grenada, Guatemala, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Ireland, Israel, Italy, Japan, Kazakhstan, Kosovo, Kyrgyzstan, Latvia, Lesotho, Liberia, Liechtenstein, Lithuania, Luxembourg, Macau, Malawi, Malta, Marshall Islands, Mauritius, Mexico, Moldova, Monaco, Mongolia, Montenegro, Morocco, Namibia, Kingdom of the Netherlands, New Zealand, Nicaragua, Niue, North Macedonia, Norway, Oman, Panama, Paraguay, Peru, Philippines, Poland, Portugal, Romania, Russia, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Samoa, San Marino, Sao Tome and Principe, Serbia, Seychelles, Slovakia, Slovenia, South Africa, South Korea, Spain, Suriname, Swaziland, Sweden, Switzerland, Tajikistan, Tonga, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Kingdom, United States, Uruguay, Uzbekistan, Vanuatu, and Venezuela

Current UNIDROIT Countries

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Bulgaria, Canada, Chile, China, Colombia, Croatia, Cuba, Cyprus, Czechia, Denmark, Egypt, Estonia, Finland, France, Germany, Greece, Holy See, Hungary, India, Indonesia, Iran, Iraq, Ireland, Israel, Italy, Japan, Latvia, Lithuania, Luxembourg, Malta, Mexico, Netherlands, Nicaragua, Nigeria, Norway, Pakistan, Paraguay, Poland, Portugal, South Korea, Serbia, Romania, Russia, San Marino, Saudi Arabia, Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Tunisia, Turkey, United Kingdom, United States, Uruguay, and Venezuela.

As private agreements, treaties, and legislation is passed in the other countries, it is expected tat the Juro System will start juro Digital Money Issuance Underwriting activities in those other countries as well.

Benefits of Exchanging Money Judgment Titles for juro

In so doing, creditors of judgment debt can recover what is legally owed to them in a clear, inexpensive, and transparent manner, thereby eliminating the hardships of traditional debt recovery for creditors.

By exchanging Money Judgment Titles for the digital asset class of the system, creditors are made whole and avoid economic hardships or write–downs which negatively impact the economy at large. The Juro digital asset class is money and can be used in everyday commerce. Also, subject to a stock exchange listing, a Juro owner can use the digital asset class as money in the financial markets.

Debtors affected by the Juro process may undertake a process to satisfy their obligations in a private financial restructuring with the Juro Organization or they may use the legal tools available to them (ie bankruptcy protection laws) without adversely affecting the creditor or the economy at large.

Capital Conversion of the Juro System

Juro provides a standardized, transparent, and functional protocol for the issuance of money as units referred to as “juro” where a Money Judgment Title Holder can exchange their judgments obtained in court for digital money. The Money Judgment Title is deposited in a safekeeping account which is referred to as the Juro Reserve Account. There is a separate Juro Reserve Account for each currency designation. In addition to Money Judgment Titles, money in all its forms and Assets may also be deposited into those Juro Reserve Accounts.

The exchange of the Money Judgment Titles for juro Digital Money is one of only three ways in which new Juro are minted. This exchange is referred to as the “Capital Conversion of the Juro System” (“CCJS”). The second way that units of juro are minted is from the accrual of statutory interest and/or fees which the portfolio of money judgments and assets of the Juro Reserve Account carry, as well as any revenues, payments, sales or settlements received from the respective Juro Reserve Account. This is also referred to as a capital conversion. The exchange of money (which is in any of the recognized forms of money in the Juro System) for juro Digital Money is the third way in which new Juro can be minted. This exchange is also referred to as a capital conversion.

The assets used to mint juro are held in safekeeping in the respective currency denominated Juro Reserve Account which shall exclusively be held at one of the facilities / locations of the Juro Treasury concession holder.

18

Mining Juro

Mining is a staple of cryptocurrencies which is arguably an irresponsible use of energy that may have negative environmental consequences. Mining, however, is the built–in incentive for people to adopt a given cryptocurrency. Although the Juro System does not have a computational proof of work process which “mines” the digital money like most cryptocurrencies, there is an analogous function in Juro.

When juro is minted through the exchange of Money Judgment Titles, referred to as the CCJS, the “mining” of Juro occurs in three steps:

Step 1 (Prospecting): a dispute is brought before a court of competent jurisdiction.

Step 2 (Ore Extracted): a money judgment is granted by a court.

Step 3 (Refining and Minting): the Money Judgment Title holder exchanges the title for juro Digital Money for a in issuance fee of 3.00% of the face value where the issuance fee is paid in juro (any statutory interest accruals of the title continue to mint Juro digital money), unless a voluntary agreement is entered into between the debtor and Juro. There is a due diligence fee for the assessment of the Money Judgment Title used to exchange for juro.

In the case of the CCJS of Money Judgment Titles, it is the legal work of assessing the merits of a case which the Judiciaries of the world are tasked with, which is entire basis of and prerequisite to the issuance of new Juro in this manner. It is only after a Money Judgment Title holder has elected to exchange the title for the juro Digital Money, and after that title has cleared the due diligence process of the Juro System, that the registration of the intrinsic value has occurred in the Juro System.

When juro is minted through the exchange of Money Judgment Titles, referred to as the CCJS, the “mining” of Juro occurs in three steps:

Step 1 (Prospecting): a valid transaction is entered into by willing parties which have elected to use a “Standard Money Instrument” (i.e. promissory note, bill of exchange, trust receipt, credit card debit authorization, debit card debit authorization, direct debit authorization, sovereign debt, central bank debt, etc) as the medium for payment.

Step 2 (Ore Extracted): the “Standard Money Instrument” is fully legalized (i.e. notarized) and becomes irrevocable / unconditional.

Step 3 (Refining and Minting): the “Standard Money Instrument” title holder exchanges the title for juro Digital Money, any statutory interest accruals of the title continue to mint juro Digital Money. There is a due diligence fee for the assessment of the “Standard Money Instrument” used to exchange for juro.

In the case of the CCJS through the exchange of a “Standard Money Instrument”(money in any of its forms), it is the work of the legalizing entity (i.e. notary, court office, bank, etc) assessing the merits of an instrument which the recognized legalizing entity is tasked with, which is the entire basis of and prerequisite to the issuance of new Juro in this manner. It is only after a “Standard Money Instrument” Title holder has elected to exchange the title for the juro Digital Money, and after that title has cleared the due diligence process of the Juro System, that the registration of the intrinsic value has occurred in the Juro System.

Intrinsic Value

The intrinsic value of a company or an asset is the actual value based on an underlying perception of its true value, including all aspects in terms of both tangible and intangible factors. This value may or may not be the same as the current market value of a company or an asset.

The Intrinsic Value of Justice

Participants of society subscribe to the social contract, regardless if that subscription is made implicitly or explicitly. Part of the responsibility of the organs of the organized governments who are the counter–parties to the social contract is to provide for social order and justice. It can be argued that, and it is the opinion of all Juro members and Juro Industry Participants that, the principal of an organized and consistent system which provides for justice in a society is an essential component of the social contract. The act of adjudication of disputes by the institutions of society provide for justice. As justice is of vital importance to the human state and to society as a whole, justice, therefore has intrinsic value. If justice had no intrinsic value, what would be the point of justice being described as an essential benefit of the social contract in the first place?

19

The use and intrinsic value of Money Judgments Granted by Courts

It is the opinion and assertion of the members of the Juro Organization that the intrinsic value of Judgments is the legally ordered and declared value the Court has defined in its capacity as an organ of the Judiciary of a country. Titles of Money Judgments granted by Courts therefore have a “legal value”, which is also the intrinsic value. The Juro Organization asserts that Titles of Money Judgments granted by Courts are “Legal Money”. Through the Capital Conversion and use of juro, the Juro Network has monetized and commoditized justice.

Monetary Policy versus the Issuance of Money

Central Banks, Treasury Departments, Finance Ministries, or the otherwise mandated entities of governments, do not have a monopoly on the issuance of money as their respective roles in monetary policy may suggest. These entities may have a monopoly on monetary policy and monetary policy activities, which extends to the issuance, printing, and distribution of legal tender, however legal tender is not the only form of money that is used in society. The forms of money used in society for the settling of debts includes anything that is accepted as a medium of exchange. Therefor, the issuance of money is extended to any and all parties which are authorized or otherwise have the right to issue a form of money which is accepted by other members of society.

The rights and laws pertaining to the issuance of any form of money varies from country to country, however the forms of money themselves are consistent and include: bearer–negotiable instruments including monetary instruments in bearer form such as travelers checks, negotiable instruments (including cheques, promissory notes and money orders) that are either in bearer form, endorsed without restriction, made out to a fictitious payee, or otherwise in such form that title thereto passes upon delivery and incomplete instruments (including cheques, promissory notes and money orders) signed, but with the payee’s name omitted; currency (banknotes and coins that are in circulation as a medium of exchange).

Money Judgment Titles fall within the meaning of money, making Money Judgment Titles a form of money. Therefore, the courts that issue Money Judgment Titles are in fact the issuers of said form of money.

MONEY

Most of us use money on a daily basis, whether it’s to buy things, get paid, or transfer money to a friend. Through the ages, money has taken various forms – from gold and silver through to the two types of money used today: cash and bank deposits. Throughout history, people have used all sorts of things as money.

The most obvious function of money is simple: it makes it easy for people to buy and sell things. It is seen as a reliable “medium of exchange” between buyer and seller. For this reason alone money is considered central to the workings of the modern economy.

But money has other uses, too. It is a way to store value for the future. For instance, if you were given a serving of frozen yogurt worth $1, you could enjoy it right now, but if you didn’t it would melt – and that “value” would disappear. But if you were given $1 instead, you could spend it any time you like.

Money is also used when businesses price things. If you get your car fixed by a mechanic, in the USA you’ll be charged in dollars and cents. The price could be listed in other units (bags of flour, gallons of diesel, etc) but money offers a shared standard that everyone can use, making it easy to compare prices.

Legal Tender versus Payment Methods and Money

“Legal tender” is a term that people often use, but when it comes to what can or can not be used to pay for things, it has little practical use. Legal tender has a very narrow and technical meaning, which relates to settling debts. It means that if you are in debt to someone then you can’t be sued for non–payment if you offer full payment of your debts in legal tender. What is classed as legal tender varies from country to country, and even varies throughout different regions of a single country (i.e. England and Wales, Scotland, and Northern Ireland of the United Kingdom have different classifications of “Legal Tender”).

There are many acceptable payment methods which aren’t technically legal tender. This is why the term “legal tender” has little use in ordinary everyday transactions. Most shops accept payment by debit or credit card, and some accept cheques and contactless payments. These are safe and convenient ways to pay, despite not being classed as legal tender.

20

Units of juro Digital Money is legal money, and can be used in any way in which other mediums of exchange are used within the Juro Network. It is the mission of the Juro Organization to promote a universal acceptance and adoption of juro by all governments and banking authorities, so juro can be freely exchanged for legal tender notes at licensed financial institutions and in the general global economy. Upon achieving these goals of adoption, the economic remediation principals of Juro could ensure perpetual global economic stability.

Cash Money and Money Supply

Of all of the US dollars denominated money which is in existence, currently, the US government only maintains about $800 billion in physical cash money legal tender (primarily Federal Reserve Notes) in circulation throughout the world1 compared to the total money–supply denominated in US Dollars, which includes almost $3.76 trillion in M1, more than $14.478 trillion in M2, and an even greater amount US Dollars classified in M3 which is no longer included in the reporting by the Federal Reserve, and even more MZM (or money zero maturity) which includes financial assets with zero maturity and that are immediately redeemable at par. In the money supply, “L” is the broadest measure of the liquidity, which the Federal Reserve no longer tracks either. The physical cash amount has actually increased from a sum of less than $30 billion back in 1959. The CCJS provides for the legal issuance of M3 or MZM into the money supply.

The Juro Organization is hopeful that US dollar denominated digital money issued as M3 or MZM in the money supply using the CCJS will be assets that compliment, or alternatively take the place of, National Debt as the base assets to back Federal Reserve notes. Alan Greenspan, long the head of the Federal Reserve, has been quoted as saying, “I am confident that U.S. financial markets, which are the most innovative and efficient in the world, can readily adapt to a pay–down of Treasury debt by creating private alternatives with many of the attributes that market participants value in Treasury securities.”

Although the US government receives income overall from seigniorage, there are costs associated with maintaining the money supply. Leading ecological economist and steady–state theorist Herman Daly, claims that over 95% of our broad money supply in the United States is created by the private banking system (demand deposits) and bears interest as a condition of its existence,” a conclusion drawn from the Federal Reserve’s ultimate dependence on increased activity in fractional reserve lending when it exercises open market operations. Economist Eric Miller criticizes Daly’s logic because money is created in the banking system in response to demand for the money, which justifies cost. The Company believes that adoption and utilization of the CCJS and the securitizations and secondary markets of the planned series of the Juro Money Zero Maturity ETF would provide for expansion of the money supply in a non–inflationary and wealth–expansionary manner and without added seignorage costs.

SUSTAINABLE GROWTH OF THE ECONOMY

Many economists, including staff at the US Department of Commerce, have argued that the growth of the economy may not be sustainable as the ability for households to save money has been on an overall decline and household debt is consistently rising. There is a temptation by liberal economists and left leaning politicians to argue for a kind of debt forgiveness, however any relief of debtors must not be at the expense (or financial ruin) of their creditors. The CCJC enables for a dignified and structured debt restructuring for debtors, with forgiveness being possible in extreme circumstances and as per the terms of an IVA, without exposing creditors to undue hardships, thereby stabilizing any economic distress at the source.

Effect on Interest Rates

The adoption and implementation of Juro would generally have Interest rates be in a state of equilibrium between the time–preferences of borrowers and savers, as well as a stable meritocratic scale of interest rates paid by borrowers based on credit–risk assessed by the respective credit histories of borrowers. This will have a direct effect on mortgage, consumer loan, student loan, and commercial loan interest rates. This equilibrium of interest rates would only be distorted by any government and / or Federal Reserve intervention, which generally would just move the rates but the differences between the categories of those with “better credit” versus those with “worse credit” and all of the categories pertaining thereto, will generally remain the same.

21

Satisfaction of Individual’s Debt

There are times when people may encounter financial hardship in their lives. In these situations, maintenance of existing payment obligations just to survive, let alone servicing debt, can lead to a worsening of personal circumstances which can have devastating consequences on the individual, their family, and devastating consequences on society by extension. Such situations are a threat to the dignity and human rights of the individual, and by extension become a threat to national security, the national economy, and the social fabric of the country.

In accordance to the to Juro White Paper, the Sponsor believes that such stressed individual debt can be converted into Juro digital money, a form of Electronic Money, for purposes of the satisfaction of the individual debts through a notarized confession of judgment relating to that debt, while simultaneously providing for an environment for a restructuring of their affairs, in a dignified manner.

Benefits of the Satisfaction of Individual’s Debt via Juro

The following is a list of some of the most obvious benefits of the recognition of the Juro methodology for the satisfaction of individual debt and the Juro ecosystem at large:

• elimination of current debt–service obligations

• potential personal budgetary surplus (ceteris paribus)

• removal of external restrictions on budgetary matters and spending tied to existing debt

• non–inflationary money supply expansion (domestic and international)

• increase in tax revenues collected

• stimulation of economic growth

It is the hope of the Company that the US Treasury would formerly recognize all electronic money / digital money which has undergone the CCJS as "electronic legal money” which is acceptable for the settlement of all debts, public and private, and fully exchangeable to bank notes on a par basis (one to one exchange) in the same manner that M2 and M3 of the money supply are treated and classified, and duly issue guidance pertaining to the same. As there is precedent in existing law, existing guidance, and existing accounting principals, where said digital money is even treated as cash for income tax purposes by the Internal Revenue Service; this is an administrative function of the executive branch of the federal government which does not require any legislation or further legislative branch approvals.

If such recognition and guidance is not obtained, the CCJS can still be used, however in that instance, once a debt is converted using the CCJS, the respective debt will have made an “in–kind” or “alternate” payment to the creditor(s), and would thus change in classification on the respective creditor’s balance sheet ie from a “non–collectible” or “doubtful debt” or otherwise “receivables,” to “assets” or “current assets.”

Subject to applicable regulations and accounting principles used, the valuation of the Juro digital money shall be valued on a par basis to the legal tender of the country of the creditor either as per:

• IFRS 13:27, or

• IFRS 5.6–8, or

• within the International Private Equity and Venture Capital (IPEV) Guidelines for Net Asset Value, or alternatively

• as “contingent assets” in IAS 37 of International Financial Reporting Standards.

22

Voluntary Arrangement

The utilization of the CCJS to underwrite the risks and provide payments in full (for the creditors’ combined delinquencies, defaults, and real estate owned properties obtained from foreclosures and / or seizures) requires the individuals responsible for repaying the debt obligations of the debt(s) (ie. consumer loans, mortgage, student loan, etc) to enter into an Individual Voluntary Agreement (IVA). In the event of a legal entity (such as a corporation, trust, or partnership), a Company Voluntary Agreements in entered into (CVA). In the event of a sovereign state or government agency (regardless of jurisdiction levels, ie. local, state, national), a National Voluntary Agreements in entered into (NVA).

The IVA process involves contact with a Juro Accounting & Audit Concession Holder and a Juro Law Concession Holder (together the “AL”). The individual’s current financial position will need to be discussed and analyzed to discover the options available to help deal with issues at hand. The AL will work with the individual and the individual’s authorized representatives (if applicable) to decide if the Juro IVA is an appropriate option. This consultation and any advice given will normally be free of charge.

Information Gathering

If it is decided by that individual debtor that an IVA with the Juro Organization is the best way forward, then the "AL" will be formally engaged to gather information and draft a proposal to be presented to the individual’s creditors. The proposal may need to be accepted by at least 71% of the creditors based on the total debt amount and not on a “one person one vote basis". In the event the federal government recognizes or declares Juro Electronic Money to be “legal money” in the same regard as M2, M3, and MZM of the money–supply, then no such proposal to creditors is required for approval.

Drafting of the IVA proposal

When an IVA is entered into, a proposal for settlement with creditors is drafted. The settlement proposal will include a number of things such as:

• How the financial difficulty arose/came about

• Up to date information regarding the individual’s financial position including details of all assets and liabilities, along with life events information (marriage, new job, health, birth, death, inheritance, graduation from a higher institution of education, etc)

• How much the individual can afford to pay on a monthly basis based on financial projections and life development projections (in the event that further debt is sought / required after the satisfaction of the debt via the Juro Conversions)

• How much the individual will pay to the Juro Organization monthly for the period of the IVA (in the event that further debt is sought / required after the satisfaction of the debt via the Juro Conversions)

• The duration of the IVA is generally 8 calendar years.

Review of the IVA Draft Proposal

After the draft has been put together, the individual and their representatives (if applicable) entering into the agreement should review the proposal and make any necessary proposals and / or changes. Once agreed upon with the Juro Organization “AL,” a copy of the proposal is sent out to all creditors which may be required to approve the IVA through a vote or other applicable procedure, as per applicable state and federal laws. Again, in circumstances where the federal government has recognized and declared Juro digital money as a part of the legal money–supply, no such approval procedure would be necessary by creditors as they would be made whole and paid the full amount owed with legal money.

After approval of the IVA by the creditor(s), if applicable, the IVA will begin. The IVA will establish a schedule of payments, at the agreed time–interval (monthly or quarterly) amounts, and will start, as applicable. The creditors will be paid in full, as per the terms of the IVA and the Juro White Paper. The terms of the IVA are binding for the individual and the Juro Organization for its duration. Creditors will not be able to pursue the individual for the debts legally, as they would have been paid a final settlement in full for the debt. The Juro Organization will also be barred from taking legal action in pursuing the debtor for these debts if the IVA is adhered–to. Subject to the terms of the IVA which were negotiated and agreed to, part of the obligations of the individual may involve one or more lump–sum payments (e.g. on receipt of an anticipated compensation(s) or perhaps on completion of a sale or other revenue source(s)).

23

The End of the IVA

The IVA will finish at the end of the agreed term, if all payments have been made (if applicable) and conditions within the proposal have been followed. At the end of the IVA period, there is to be no outstanding debt remaining. However, in some circumstances the IVA can be extended, if needed and agreed by the debtor and the Juro Organization.

Potential benefits

Individuals can benefit from an IVA in numerous ways:

• Improves cash flow, quickly.

• Stops pressure from debt service while the IVA is being prepared.

• Stops any external legal actions and/or petitions against the individual or their assets.

• Can rapidly cut costs.

• Can terminate onerous externally imposed measures.

• Terminates other obligations.

• Terminates contracts relating to debts satisfied through the CCJS.

• Terminates onerous contracts.

• The individual remains in control of their finances.

• It has much lower costs compared to a bankruptcy process or legal challenges in court.

• It is a good deal for creditors as they receive up to 97% of the total outstanding debt, interest/profit, and fees that have accrued over time (which should provide for a recoupment which is equal to more than their original investment) in the form of Juro Digital money as opposed to a drastic reduction (if anything at all) from a bankruptcy process of the individual.

Role of Credit Reporting Agencies

Following a CCJS, at the time the IVA is perfected, the terms of the IVA and any arrangements and payments deriving therefrom are reported, to the major credit reporting agencies and financial reporting agencies, by the Juro Organization and the respective creditors. It is important that there be full transparency of an individual’s state of affairs and how debt has been satisfied with the credit institutions, the investor community, and all market participants.

THE MATTER OF TRUST

The “mining” process of juro, and the Juro System in general, requires trust in several ways:

• trust in the judiciary, in that it will dismiss erroneous or illegal claims;

• trust in the legalizing entities, in that they will dismiss erroneous or illegal Standard Money Instruments;

• trust in the due diligence of the assessment of the validity of Money Judgment Titles that have been exchanged for digital money;

• trust in the due diligence of the assessment of the validity of Standard Money Instrument Titles that have been exchanged for the digital money;

• trust that the custody of the digital money and the backing intrinsic value is secure;

• and trust that the ledger, or state of accounts and transactions, is correct.

24

It is the opinion of the Company that a truly trust–less system is not possible. Regardless of good intentions and regardless of the best computer programming capabilities, every system requires a level of trust, but more importantly, every system requires checks and balances.

It is through the implementation of the Juro Concession System, where key activities which require quality control and trust in the correctness of those activities, that the matter of trust can be addressed. The concession system was designed to provide the right balance of trust and systemic stability, without the system becoming draconian, over–bearing, or non–inclusive.

The Company asserts that the instances in a “trust–less” system where issuance, state, and custody of digital assets are jeopardized and remain at risk to nefarious actions taken by unknown parties; that experiment of a trust–less system has failed.

The very existence of nefarious internet nobodies jerks and algorithms (which the Juro Founder refers to as “N.I.N.J.A.S.”), justifies the need for a transparent and inclusive system of checks and balances where trust in that system is a benefit to all participants in that system. There are numerous peer to peer activities and transactions which function perfectly well without trusted parties or intermediaries; however in the view of the Company, that only select and limited types / levels of transactions can function properly in a trust–less and peer to peer exclusive setup.

Taking all of these points into account, Anti–Ninja Technologies™ were developed to leverage the Juro Concession System™ together with the Juri Only requirement of transactions in the Juro System. Everything works seamlessly through the Juro Smart Grid™ which implements various firewalls, controlled access, onion routing, garlic routing and encryption technologies to ensure sensitive data is protected from ninja’s.

Anti–Ninja Technologies™ enable reporting of the ledger, while the transactions themselves are secure/encrypted and the transaction process is anonymous to non–parties until they are completed and then reported in the Codex (after the fact).

It is the belief of the Company that the Anti–Ninja Technologies™ have accounted for society’s demands of privacy and data protection, while at the same time providing for a transparent application programming interface (“API”) for all those who choose to participate in the system on equal footing (“omnibus juro aequalis”).

THE ASSET RECOVERY INDUSTRY

The commonly accepted collection statistic of the Asset Recovery Management Industry is that close to 80 percent of judgments go uncollected. When assessing criminal court money judgments, the seizure / forfeiture / and recovery of assets is staggeringly low.

According to the Board of Governors of the Federal Reserve System, outstanding consumer debt in the United States of America grew from $3.09 trillion USD in 2013 to $3.84 trillion USD in 2017.

It is a common practice of financial institutions to use third–party debt collectors for asset recovery of debts owed. In 2013, $756 billion USD was placed with third–party debt collection agencies. This amount comprised over a million accounts, representing an average debt size of $756 USD per account.

A total of 24.65% of all consumer debt in the United States was assigned to debt collection agencies in 2013. Using the same percentage, it is anticipated that $939 billion USD will have been placed with third–party debt collection agencies in 2017.

In 2013, of the $756 billion USD which was mandated to third–party debt collection agencies, only $55 billion USD was recovered from debtors9. The asset recovery amount observed in the United States in 2013 is far below the 20% recovery amount that the debt recovery industry accepts as standard.

THE BARTER INDUSTRY

The fundamental benefit that attracts businesses to a barter retail model is the principle of maximizing/utilizing ones unused capacity, be it unused time or unused inventory. Barter solutions are predicated on the goal of increasing revenues of its participants without displacing their existing cash business.

25

The total annual volume of transactions in all sectors are difficult to determine since most barter companies are privately–held and do not report their transactional volume. The, International Reciprocal Trade Association (“IRTA”) estimates the annual volume to be about $14 billion dollars, with the caveat that the amount could vary widely, based on the amount of countertrade activity that occurs annually.

The modern trade and barter industry includes four major sectors:

• traditional retail barter exchange companies, (also referred to as mutual peer–to–peer credit clearing systems);

• corporate barter companies, (who perform larger corporate barter transactions);

• countertrade, (usually between sovereign governments and focused on import & export of commodities);

• and complementary currency systems, (local/community based currencies).

The Juro Networks, the Pier X, and the planned PIFORMA Marketplace provide a solution and a platform for all four major sectors of the barter industry. The intrinsic value of juro provides for a transparent valuation of the units of accounts used for the respective transactions. The Juro Network also provides for a massive pool of potential barterers in the form of juro holders who have the goals of maximizing and utilizing their judgments (and other forms of money) to compliment their existing traditional income streams and resources.

According to the IRTA, growth of the barter industry in the last thirty–five years results from the shift from one–on–one trading to third–party trading and the subsequent development of sophisticated internet–based software to maximize trading opportunities while also providing quality accounting and reporting functionality. The Sponsor and the members of the Juro Organization aim to ensure that the Juro Network is the largest system in terms of users, liquidity, value, and ease of use.

Global financial downturns have resulted in many governments around the world in recognizing the economic benefit of increased commerce that barter systems provide. And most governments have followed the U.S. model and accepted barter transactions as a viable alternative form of commerce and therefore consider barter transactions as a taxable event (see the U.S.’s TEFRA legislation of 1982). As such, the Juro Network is in the unique position of being the only solution addressing debt recovery and maximization of assets via barter on a worldwide basis. Juro expects the user base for barter with the planned Pier X and the PIFORMA Marketplaces to grow worldwide. The Company believes that the adoption of juro as tender assists users to reduce costs, enhance revenues, build awareness or otherwise grow their respective activities and sales.

Why would a Creditor need the Juro Economic Remediation Solution?

A Creditor may accumulate a large portfolio of debts or other financial instruments, that fall into the definition of “Standard Money Instruments”, which unexpectedly increase in risk, making it difficult for the Creditor to raise capital, for example through sales of bonds. In these circumstances, the Creditor may wish to segregate its "good" assets from its "bad" assets. Banks generally seek to do so through the creation of a bad bank, or a government mandated bad bank is created for that purpose. Through Juro, a Creditor always has access to this tool, as “conversions” and “exchanges” are possible on an open–ended basis.

The goal of the segregation is to allow investors to assess the Creditor’s financial health with greater certainty and to simultaneously insulate the economy from shocks of massive defaults. Traditionally, a bad bank might be established by one bank or financial institution as part of a strategy to deal with a specific difficult financial situation, or by a government or some other official institution as part of an official response to financial problems across a number of institutions in the financial sector at a specific point in time. A bad bank generally has a limited lifetime and a specific purpose. As Juro is a perpetual and permanent structure which allows for “conversions” and “exchanges” on an open–ended basis, the Juro System is very flexible and attractive to Creditors.

Benefits of the Permanent Juro Bad Bank

In addition to segregating or removing the bad assets from parent Creditor’s balance sheets, the Juro structure permits its specialized management to deal with the problem of bad debts and asset recovery with a very long–term view based on the Juro standards, in a manner which is in the public interest. The approach allows good banks and good Creditors to focus on their core business operations and/or lending and operations while the Juro bad bank can specialize in maximizing value from the high risk assets in a manner that is consistent to its ethos.

26

The Juro structure is independent to the respective Creditors and is charged to hold the bad assets and service them in accordance to the Trust Deed. This completely isolates the original Creditor from the risky assets, as they will have been paid in full for them. Juro acts similar to a bad bank spinoff.

Bad Banks Been used in the past

Such bad bank institutions have been created to address challenges arising during an economic credit crunch to allow private banks to take problem assets off their books. But this has never been offered in a perpetual and standardized manner which is open to all participants of the global economy the way Juro offers.

The financial crisis of 2007–2010  resulted in bad banks being set up in several countries. For example, a bad bank was even suggested as part of the Emergency Economic Stabilization Act of 2008 to help address the subprime mortgage crisis in the US. The bad bank, however, never materialized.

The Juro Organization is currently preparing a draft Bill for consideration by the US Congress provisionally called the “Permanent Economic Stabilization Act.” If the Bill would be sponsored by Representatives and Senators, and if subsequently passed by both houses of congress and signed into law by the US President, the legislation would result in the Juro System becoming the official permanent bad bank of the US Economic System, and the Global Economic System by extension. Irrespective of the result of the attempt to pass such legislation; the Juro System shall be operating as the only permanent bad bank of the Global Economic System as it is the only entity, system, and operation with the proprietary intellectual property required to operate as such in the world.

CLASSIFICATION OF juro DIGITAL MONEY

The various series of juro Digital Money (“juro”) all defined as “money” and meet the three standard functions of money:

1) Medium of exchange: used as an intermediary in trade to avoid the inconveniences of a pure barter system, i.e. the need for a coincidence of wants between the two parties involved in the transaction.

2) Unit of account: acts as a standard numerical unit for the measurement of value and costs of goods, services, assets and liabilities.

3) Store of value: can be saved and retrieved in the future.

The statutes of each jurisdiction may differ in varying degrees, however they are universal in defining juro Digital Money as “money”.

The individual series of juro Digital Money are not “new currencies” to challenge existing currencies, but are rather a digital aspect within the broad money of the respective currency of which they form a part. As complementary currencies, the various series of juro Digital Money are not to be mistaken as “virtual currency” or “cryptocurrency”. The complementary currency series of juro Digital Money are designed to fulfill monetary needs that are otherwise ignored or lost through existing legacy financial constructs and systems. They improve the overall health and stability of the economy and societies which adopt them.

U.S. FEDERAL STATUTES

All of the series of juro Digital Money fall within the treatment and definition of “money,” “cash,” “funds,” and “money’s worth” in Title 31 of the US Code as well as in Title 11 of the US Code. Furthermore, the series of juro United States Dollar is the same as U.S. currency for tax purposes in accordance to Title 26 of the US Code. All other series of juro Digital Money are classified as the same as the respective sovereign currency of whose money supply they form a part of or are classified at the fair market value of the respective commodity which they are backed by, for tax purposes.

The various series of juro Digital Money are regulated in multiple ways, pending use, under U.S. law. For securities law purposes, it is categorized as a commodity. For tax purposes, it is categorized as money or personal property. Therefor, juro Digital Money is both a currency and as a security or private property in the USA. However, in all instances, sales tax and income tax will be due in the normal way from suppliers of any goods or services sold in exchange for juro Digital Money. Profits and losses on trading between the various series of juro Digital Money and other forms of money are subject to capital gains tax laws.

27

Current Classifications of juro Digital Money in Title 31 of the US Code as “Money” Authorized by Congress

1. §5101. Decimal System

All forms of United States money, including physical, book–entry ledger, electronic / digital money, expressed in dollars, dimes or tenths, cents or hundredths, and mills or thousandths. A dime is a tenth of a dollar, a cent is a hundredth of a dollar, and a mill is a thousandth of a dollar. Dollars or fractions of dollars must not be equal to something having intrinsic or “substantive” value.

2. §5101. Decimal System money issuance in proceedings of courts

All proceedings in the courts and money judgments shall be kept and had in conformity to §5101, where money judgments shall be issued and denominated as United States money.

3. § 5114. Other security documents

Other security documents and checks as the Secretary of the Treasury selects.

4. § 5312 (3) “monetary instruments”

• United States coins and currency

• coins and currency of a foreign country

• travelers’ checks

• bearer negotiable instruments (physical or digital)

• bearer investment securities and similar instruments (physical or digital)

• stock and similar instruments on which title is passed on delivery (physical or digital)

• checks

• drafts

• notes and promissory notes

• money orders

• other similar instruments which are drawn on or by a foreign financial institution and are not in bearer form

5. § 5332(4) Personal money judgment

Personal money judgments which a court enters against respective defendants for the amounts that would otherwise be subject to forfeiture following a judgment or order of a court where the defendant has insufficient funds, unavailable property, or insufficient substitute property to pay the judgment amount.

STATUTE(s) BY STATE/TERRITORY LEGALIZING THE USE OF juro DIGITAL MONEY

Alabama: (8) AL Code § 1–1–1 (2019), (24) AL Code § 7–1–201 (2019), and (5) AL Code § 5–1A–2 (2019)

Alaska: (3)(B) AK Stat § 06.05.990 (2019), (30) AK Stat § 10.06.990 (2019), and (26) AK Stat § 45.01.211 (2019)

Arizona: (29) AZ Rev Stat § 1–215 (2019), and (24) AZ Rev Stat § 47–1201 (2019)

Arkansas: AR Code § 4–17–101 (2019), and AR Code § 25–32–122 (2019)

28

California: (o) CA Fin Code § 2003 (2019), (p) CA Fin Code § 2003 (2019), and (s) CA Fin Code § 2003 (2019)

Colorado: (23) C.R.S. 4–1–201, and (7) C.R.S. 7–101–401

Connecticut: CT Gen Stat § 36a–596 (2019), and CT Gen Stat § 36a–435b (2019)

Delaware: (24) § 1–201of Part 1 of Article 1 of Subtitle 1 of Title 6 the Delaware Code

District of Columbia: Washington, D.C., Money Transmitters Act, also the precedence set by the court case United States v. Harmon, D.D.C., No. 19–cr–395, 7/24/20.

Florida: (11) 560.13 Title XXXIII of the Florida Statutes (2020), (14) 560.13 Title XXXIII of the Florida Statutes (2020), (21) 560.13 Title XXXIII of the Florida Statutes (2020), and 12A–1.066 Sales and Use Tax of the Florida Administrative Code & Florida Administrative Register.

Georgia: (13) GA Code § 48–1–2 (2019)

Guam: (24) 13 Guam Code §§ 1201

Hawaii: HI Rev Stat § 490:1–201 (2019), and HI Rev Stat § 490:1–204 (2019)

Idaho: §55–101 of the Idaho Statutes

Illinois: (24) §810 ILCS 5/Art. 1 Pt. 2

Indiana: (24) IN Code § 26–1–1–201 (2019)

Iowa:IA Code § 535.1 (2019)

Kansas:KS Stat § 84–1–204 (2019), (24) KS Stat § 84–1–201 (2019)

Kentucky: (14) KY Rev Stat § 131.010 (2019), and KY Rev Stat § 139.010 (2019)

Louisiana: (24) LA Rev Stat § 10:1–201 (2019)

Maine: (24) 11 ME Rev Stat § 1–1201 (2019)

Maryland: (24) MD Comm L Code § 1–201 (2019)

Massachusetts: MA Gen L ch 107 § 1 (2019), and (24) MA Gen L ch 1 § 1–201 (2019)

Michigan: MI Comp L § 438.1 (2019), and (x) MI Comp L § 440.1201 (2019)

Minnesota: (24) MN Stat § 336.1–201 (2019), and MN Stat § 336.1–204 (2019)

Mississippi: (24) MS Code § 75–1–201 (2019)

Missouri: (24) MO Rev Stat § 400.1–201 (2019)

Montana: (y) MT Code § 30–1–201 (2019)

Nebraska: NE Code § 58–101 (2019)

Nevada: NV Rev Stat § 99.010 (2019), and NV Rev Stat § 99.030 (2019), and (x) NV Rev Stat § 104.1201 (2019)

New Hampshire: (24) NH Rev Stat § 382–A:1–201 (2019), and NH Rev Stat § 382–A:1–204 (2019)

29

New Jersey: NJ Rev Stat § 1:1–2 (2019), and (24) NJ Rev Stat § 12A:1–201 (2019)

New Mexico: (24) NM Stat § 55–1–201 (2019)

New York: (24) NY UCC § 1–201 (2019)

North Carolina: (24) NC Gen Stat § 25–1–201 (2019)

North Dakota: 1–01–20 North Dakota Century Code (2019), and (x) 41–01 North Dakota Century Code (2019)

Ohio: (24) Ohio Rev Code § 1301.201 (2019)

Oklahoma: 25 OK Stat § 25–21 (2019), (9)–(11) and (57)(A) 12A OK Stat § 12A–1–9–102 (2019)

Oregon: (x) OR Rev Stat § 71.2010 (2019), OR Rev Stat § 71.2040 (2019), and (10) OR Rev Stat § 717.200 (2019)

Pennsylvania: (24) 13 PA Cons Stat § 1201 (2019), and 13 PA Cons Stat § 1204 (2019)

Puerto Rico: 2019 Laws of Puerto Rico Titulo 19 – Instrumentos Negociables Subtitulo 1, PR Laws tit. 1, § 603 (2019), PR Laws tit. 1, § 504 (2019)

Rhode Island: (24) RI Gen L § 6A–1–201 (2019), and RI Gen L § 6A–1–204 (2019), RI Gen L § 44–3–2 (2019)

South Carolina: (24) SC Code § 36–1–201 (2019), and SC Code § 36–1–204 (2019)

South Dakota: (24) SD Codified L § 57A–1–201 (2019), and SD Codified L § 57A–1–204 (2019)

Tennessee: (20) TN Code § 1–3–105 (2019), (24) TN Code § 47–1–201 (2019), and TN Code § 47–1–204 (2019)

Texas: (24) TX Bus & Com Code § 1.201 (2019), and TX Bus & Com Code § 1.204 (2019)

Utah: (x) UT Code § 70A–1a–201 (2019), and UT Code § 70A–1a–204 (2019)

Vermont: (24) 9 V.S.A. § 1–201, and 9 V.S.A. § 1–204

Virginia: (24) VA Code § 8.1A–201 (2019), and VA Code § 8.1A–204 (2019)

US Virgin Islands: (23) V.I. Code tit. 11A, § 1–201 (2019), and V.I. Code tit. 11A, § 1–204 (2019)

Washington: (24) WA Rev Code § 62A.1–201 (2019), and WA Rev Code § 62A.1–204 (2019)

West Virginia: (e)–(f) WV Code § 44B–1–102 (2019), (24) WV Code § 46–1–201 (2019), and WV Code § 46–1–204 (2019)

Wisconsin: WI Stat § 138.01 (2019), (m) WI Stat § 401.201 (2019), and WI Stat § 401.204 (2019)

Wyoming: (xxiv) WY Stat § 34.1–1–201 (2019), WY Stat § 34.1–1–204 (2019),ARTICLE 13 – WYOMING LEGAL TENDER ACT, § 9–4–1302.(a)(i) and § 9–4–1304.(b); § 13–2–302.(a); and § 17–16–621.(b)

30

Legal use classification of juro denominated digital money, by country (listed alphabetically)

Afghanistan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Albania: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Algeria: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Andorra: LEGAL: As a country which uses the Euro, EU and ECB guidelines are used. Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Antigua and Barbuda: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Argentina: Considered a good or thing under the Civil Code, or alternatively as Barter. Considered money, but not legal currency.

Armenia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Australia: LEGAL: Legal as Money, and digital currency exchanges must register with the Australian Transaction Reports and Analysis Centre and implement "know your customer" policies to comply with new anti–money laundering legislation. Also legal when used as a standardized unit of account in barter transactions, where all tax laws and regulations to barter apply would be applicable.

Austria: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Azerbaijan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Bahamas: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Bahrain: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Bangladesh: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Barbados: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Belarus: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply. Also legal by “The Decree On the Development of Digital Economy”.

Belgium: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

31

Belize: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Benin: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Bhutan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Bolivia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Bosnia and Herzegovina: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Botswana: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Brazil: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Brunei Darussalam: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Bulgaria: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Burkina Faso: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Burundi: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Cabo Verde: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Cambodia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Cameroon: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Canada: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply. Alternatively, depending on the actual use of the juro, it can be treated identically as bitcoin, with far more regulation and contentious restrictions.

Central African Republic: Legal when used as a standardized unit of account in Barter transactions. All tax laws and regulations to barter apply.

Chad: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Chile: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

China: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Colombia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Comoros: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Congo: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Cook Islands: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Costa Rica: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Cote d’Ivoire: Legal when used as a standardized unit of account in Barter transactions. All tax laws and regulations to barter apply.

32

Croatia: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Cyprus: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Czechia: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Democratic Republic of the Congo: Legal when used as a standardized unit of account in Barter transactions. All tax laws and regulations to barter apply.

Denmark: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Djibouti: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Dominica: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Dominican Republic: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Ecuador: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Egypt: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

El Salvador: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Equatorial Guinea: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Eritrea: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

33

Estonia: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Eswatini: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Ethiopia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Fiji: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Finland: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

France: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Gabon: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Georgia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Germany: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Ghana: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Greece: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Grenada: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Guatemala: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

34

Guinea: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Guinea–Bissau: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Guyana: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Haiti: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Honduras: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Hungary: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Iceland: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

India: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Indonesia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Iran: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Iraq: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Ireland: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Israel: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Italy: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Jamaica: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Japan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply. Alternatively, depending on the use, juro can be treated identically as bitcoin, with far more regulation and contentious restrictions.

Jordan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

35

Kazakhstan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Kenya: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Kiribati: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Kuwait: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Kyrgyzstan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply. Alternatively, depending on the use, juro Denominated Digital Money will be taxed as property.

Laos: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Latvia: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Lebanon: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Lesotho: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Liberia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Libya: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Liechtenstein: Proclaimed as a means of payment, not subject to VAT, treated as a currency where trade in juro denominated currencies is subject to anti–money laundering regulations and in some instances requires a banking license. Also, legal when used as a standardized unit of account in Barter transactions, where Barter tax laws and regulations apply.

Lithuania: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Luxembourg: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Madagascar: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Malawi: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Malaysia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

36

Maldives: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Mali: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Malta: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Marshall Islands: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Mauritania: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Mauritius: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Mexico: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Micronesia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Moldova: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Monaco: Classifies juro as a convertible decentralized virtual currency. Permissive, exempt from VAT. Also, legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Mongolia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Montenegro: Classifies juro as a convertible decentralized virtual currency. Permissive, exempt from VAT. Also, legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Morocco: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Mozambique: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Myanmar: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Namibia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Nauru: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Nepal: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Netherlands: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

New Zealand: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Niger: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

37

Nigeria: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Niue: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

North Korea: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

North Macedonia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Northern Cyprus: Classifies juro as a convertible decentralized virtual currency. Permissive, exempt from VAT. Also, legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Norway: Regarded as an asset with profits subject to wealth tax. Subject to the sales tax regulations when used in business. Exempt from VAT on the purchase or sale of juro Digital Money.

Oman: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Pakistan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Palau: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Palestine: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Panama: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Papua New Guinea: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Paraguay: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Peru: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Philippines: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply. Alternatively, can be treated identically as bitcoin in terms of cryptocurrency exchanges, however it is considered backed by the commodity of “justice” or the “standard money instruments” used in the conversion into juro Digital Money.

Poland: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Portugal: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Qatar: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

38

Romania: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Russian Federation: LEGAL: Legal when used as a standardized unit of account in Barter transactions. All tax laws and regulations to barter apply. Article 140 and 141, Chapter 6, Part 1 of the Civil Code of the Russian Federation. Chapter 7, Part 1 of the Civil Code of the Russian Federation. Chapter 31, Part 2 of the Civil Code of the Russian Federation. Chapter 46, Part 2 of the Civil Code of the Russian Federation. Chapter 66, Part 3 of the Civil Code of the Russian Federation. Chapter 68, Part 3 of the Civil Code of the Russian Federation. Also, FEDERAL LAW NO. 173–FZ OF DECEMBER 10, 2003 ON CURRENCY REGULATION AND CURRENCY CONTROL (with the Amendments and Additions of June 29, 2004, July 18, 2005, July 26, December 30, 2006, May 17, July 5, October 30, 2007).

Rwanda: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Saint Kitts and Nevis: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Saint Lucia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Saint Vincent and the Grenadines: Legal when used as a standardized unit of account in Barter transactions.

Samoa: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

San Marino: LEGAL: As a country which uses the Euro, EU and ECB guidelines are used. Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Sao Tome and Principe: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Saudi Arabia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Senegal: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Serbia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Seychelles: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Sierra Leone: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Singapore: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Slovakia: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

39

Slovenia: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Solomon Islands: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Somalia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

South Africa: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

South Korea: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

South Sudan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Spain: LEGAL: Permissive for use, and exempt from VAT. Classified as a complementary currency or alternatively as a standardized unit of account for transactions. Regardless of how it is used in transactions, standard income tax laws apply as if the transaction was conducted in fiat currency. Bartering tax laws and regulations apply when used as a standardized unit of account in transactions. Sales Tax, Value Added Tax, and excise taxes may be due in fiat currency regardless of the declared use, when applicable to the transaction. The European Central Bank classifies juro Digital Money as a complementary currency and the European Union has passed legislation and regulations that explicitly define complementary currencies as not being cryptocurrencies or decentralized virtual currencies. No restrictions or regulatory obstacles exist for regulated financial institutions or the general public using complementary currencies.

Sri Lanka: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Sudan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Suriname: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Sweden: Proclaimed as a means of payment, not subject to VAT, treated as a currency where trade in the various currency denominations of juro Digital Money is subject to the Financial Supervisory Authority. Also, legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Switzerland: Proclaimed as a means of payment, not subject to VAT, treated as a currency where trade in the various currency denominations of juro Digital Money is subject to anti–money laundering regulations and in some instances requires a banking license. Also, legal when used as a standardized unit of account in Barter transactions, where Barter tax laws and regulations apply.

Syria: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Taiwan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Tajikistan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Tanzania: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Thailand: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

The Gambia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Timor–Leste: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Togo: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

40

Tonga: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Trinidad and Tobago: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Tunisia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Turkey: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Turkmenistan: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Tuvalu: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Uganda: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Ukraine: Legal when used as a standardized unit of account in Barter transactions. When used as a barter instrument, all tax laws and regulations to barter apply. Alternatively, not regulated.

United Arab Emirates: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

United Kingdom: LEGAL: Juro denominated money is treated as 'private money'. When juro is exchanged for sterling or for foreign currencies, such as euro or dollar, no VAT will be due on the value of the juro Denominated Digital Money. However, in all instances, VAT will be due in the normal way from suppliers of any goods or services sold in exchange for juro Digital Money or other similar digital asset or cryptocurrency. Profits and losses on digital assets and cryptocurrencies are subject to capital gains tax. Also, legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

United States (including Puerto Rico): LEGAL: The various series of juro Digital Money are regulated in multiple ways, pending use, under U.S. law. For securities law purposes, it is categorized as a commodity. For tax purposes, it is categorized as money or personal property. Therefor, juro Digital Money is simultaneously treated as a currency, commodity, and private property in the USA. However, in all instances, sales tax and income tax will be due in the normal way from suppliers of any goods or services sold in exchange for juro Digital Money. Profits and losses on trading between the various series of juro Digital Money and other forms of money are subject to capital gains tax laws. All of the series of juro Digital Money fall within the treatment and definition of “money”, “cash”, “funds”, and “money’s worth” in Title 31 of the US Code as well as in Title 11 of the US Code. Furthermore, the series of juro United States Dollar is the same as U.S. currency for tax purposes in accordance to Title 26 of the US Code. All other series of juro Digital Money are classified as the same as the respective sovereign currency they form a part of the money supply or classified at the fair market value of the respective commodity which they are backed by, for tax purposes.

Uruguay: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Uzbekistan: Legal when used as a standardized unit of account in Barter transactions. When used as a barter instrument, all tax laws and regulations to barter apply. Alternatively, Juro Denominated Digital Money will be taxed as property.

Vanuatu: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Venezuela: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Vietnam: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Yemen: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Zambia: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

Zimbabwe: Legal when used as a standardized unit of account in Barter transactions. Barter tax laws and regulations apply.

41

SUMMARY OF LEGAL CLASSIFICATIONS FOR USE OF juro DIGITAL MONEY

The various series of juro Digital Money (“juro”) are all defined as “money.” They are not “new currencies” to challenge existing currencies, but are rather a digital aspect within the broad money of the respective currency of which they form a part. The series of juro Digital Money have the following benefits:

• they recapture “lost values” of already existing components of the money supply

• they exist within the financial system’s existing regulatory guardrails

• they are designed and are issued within the framework of existing domestic and international laws

All of the series of juro Digital Money are respectfully classified as money which are issued in a digital scrip form which is referred to as a complementary currency. It is important that juro is not confused with “virtual currency” or “cryptocurrency.”

It is not known whether all U.S. or foreign regulators will share this view, adopt a single, different view or espouse a variety of differing views. The degree to which such interpretations will become applicable to juro or will become the norm is unknown. It is unknown how tax treatments and guidances will apply to juro in each jurisdiction. The Company believes that the current IRS guidance and regulations and the respective states sales tax and income regulations regarding barter transactions, as amended, are and will be the set of applicable laws and regulations applicable to juro.

In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” were intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a reproposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license. It is the belief of the company that no such license is applicable to the activities of Juro or to the activities of the Juro Money Zero Maturity ETF.

The company believes that in the current regulatory and legislative environment around the world, juro would be classified as a unit of account for bartering or a complementary currency, and the activities and transactions of the Juro Network and relating to juro would be governed by existing laws and regulations pertaining to bartering and complementary currencies.

The company believes it has a great opportunity as it is in the unique position of being the only entity with a license to use the intellectual property, systems, products, and services defined in the Trust Deed of the Juro Organization, the Juro White Paper, and the various Juro Implementations papers created by Cosimo Constantinos, the Juro Founder. The company also believes the affiliate Juro Money Zero Maturity ETF to be the first and only exchange traded product (“ETP”) in the world that seeks to track the price of the classes of juro and the standardized products which are subsequently securitized in the respective series of the Juro Money Zero Maturity ETF, as it is the only entity with a license to do so from the Juro Organization. Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

INCENTIVES TO USE JURO

The built–in incentive for people to adopt the juro is designed to be: 1) the convenience and low costs of transaction settlements in the juro; 2) the maximization of dormant balance sheet assets via monetization through the Capital Conversion and issuance of juro; 3) users’ desires to disrupt existing systems through adoption and implementation of juro and the systems, products and services of Juro; 4) the business and creative opportunities the Juro System makes possible; and many other incentives which the Juri are expected to uncover, create, and exploit.

In accordance to the trust deed, all components of the Juro structure exist to provide and promote a platform of tools and solutions which the Members of the Juri™ can use on a level playing field. That means that the Juro Organization, Juro System Inc, and the Juro Money Zero Maturity ETF are all bound to be neutral parties in investments, arbitrage, or transactions that use the platform of tools and solutions of Juro. The Members of the Juri™ are free to use the Juro Implementations in any which way they choose, amongst themselves, on a local, international, and /or global basis.

In that respect, Juro is barred from competing with its members and customers, and vice versa.

42

SAMPLE USE: juro Digital Money as Capital For Companies

One of the most robust economic stimulus mechanisms of the Juro Implementations is referred to as Capital Raise+™. This implementation uses juro Digital Money as paid–in capital when subscribing to shares for companies domiciled in the USA, EU, UK, and select WTO Member States. This use of juro is the cornerstone of the Juro Private Equity Fund, which invests in companies that build applications and uses in the JDC and Juro at large. The Juro Private Equity Fund is administered by affiliates of the Company. It is important to note that any Member of the Juri may use the terms of Capital Raise+™ in any way that they choose.

The subscription payment in juro Digital Money generally is treated either as cash or as a marketable security, depending on the decisions made by the respective company at the time which the directors (and shareholders) elect to use this particular Juro Implementation tool. There are four basic steps to this Juro Implementation: 1) company resolution, 2) confirmation with lenders / financiers, 3) Deal Terms, and 4) Deal Execution & Financing Activities.

1. Company Resolution:

After a company has joined the Juro Organization, become a Member of the Juri™, and opened a Juro Central Network Account, the directors of the Company Considering the Capital Increase must pass a resolution of the company that states that they are in the opinion, that:

• it is reasonable to accept the valuation of juro Digital Money on par with legal tender.

• the method of valuation is reasonable under the circumstances.

• the method of classification and treatment of juro Digital Money is reasonable under the circumstances.

• as the trust deed of the Juro Organization is irrevocable, there appears to be no material change to the value of the juro Digital Money.

• the existing legal, regulatory, and accounting framework provides a flexibility to management in the use and treatment of the juro Digital Money which nonetheless provide a consistent valuation regardless of the selected use and/or treatment of the juro Digital Money.

2. Confirm your lender only requires increased capitalization / balance sheet enhancement to lend or that your company will be able to use the juro in the Juro Networks in the course of operations

Your existing bank, lender, or financier should be familiar with your business plan and financial requirements to enact your business strategy. Assess if capitalization and/or your balance sheet are the only obstacle to being funded. Generally, the lender will assess your business plan and the probabilities / risks of the income to be generated which can service the debt. This assessment should be positive and in place prior to taking on the obligations and costs which are associated with a Capital Raise+™ solution. If your company will be using the Juro Networks and deploying smart contracts, NFTs, or any other digitization or tokenization, you will be able to use juro as tender in the course of your operations.

3. Capital Raise+™ Deal Terms

Once you have confirmed items in #2 above, the terms and conditions of the contribution or use of the juro Digital Money must be memorialized in an agreement (ie. equity, debt, subscription, fee, etc).

4. Execute Deal and Commence Financing Activities

Defined and procedures are on a case by case basis (no two deals are identical).

43

JURO REVENUE SHARING PROGRAM

The distribution of the principal and income of the Juro Organization trust estate and the distribution of all revenues associated and derived from Juro is called the “Juro Revenue Sharing Program.” A total of 32% of all gross revenues and gains is attributed to the Founder, the staked members of the Juri who are the Shareholders of the Juro Revenue Sharing Program Series (“JRSP Series”) of the Juro Money Zero Maturity ETF, to the Charitable Tithe for Debt Relief of the Juro Organization (the “Juri Tithe”), and to the respective business operators or Juro Concession holders. At present, the company retains all business concessions and categories in–house and shall develop a network of affiliates to capitalize on this fact. During the existence of Juro, any activity of Juro which generates income, revenue, or gain, shall at all time be bound to paying the “Founder” a royalty of 5.00% of the respective gross income, revenue, or gain, at source. During the existence of Juro, any activity of Juro which generates income, revenue, or gain, shall at all times be bound to paying to the members of the “Juri” which have staked their Juro Digital Assets and juro Digital Money in the JRSP Series of the Juro Money Zero Maturity ETF a royalty of 17.00% of the respective gross income, revenue, or gain, at source in perpetuity. During the existence of Juro, any activity of Juro which generates income, revenue, or gain, shall at all times be bound to paying the “Juri Tithe” a royalty of 10.00% of the respective gross income, revenue, or gain, at source in perpetuity (the “Juri Tithe”). The balance of gross revenues, 68%, is earmarked for the company and any agreements with affiliates and the respective service providers and business operators that provide for the underwriting of the costs associated with administering the system, the organization, and the enterprise, while simultaneously providing for profit making opportunities of those service providers and business operators, maximizing the benefit and returns to shareholders of Juro System, Inc.

The Juro Revenue Sharing Program was created and memorialized in the Juro Organization Trust Deed to incentivize the adoption, expansion, and participation in Juro by industry professionals, businesses, public authorities, and the general public, with the intention of expanding the overall stakeholders and shareholders base. The operational activities of Juro, are arranged and classified in concessions, business management contracts, licenses, or otherwise provided by arrangements for respective the rights to operate and/or administer an activity of Juro, at the sole discretion of the legal entity “Juro System Inc”. Distributions of the Juro Revenue Sharing Program shall be calculated using a “cash accounting” methodology and will be paid to the respective beneficiaries on a monthly basis. In accordance to section 7 of Article Two of the Trust Deed of the Juro Organization, the Juro Organization created the Juro Money Zero Maturity ETF so that the distribution of the JRSP series of the ETF Shares may be the exclusive staking mechanism of the Juro Revenue Sharing Program for Members of the Juri. In accordance to section 8 of Article Two of the Trust Deed of the Juro Organization, the Juro Organization granted the worldwide exclusive rights to Juro System, Inc. to operate and administer all activities of Juro for purposes of generating income, revenue, gain, and to promote the adoption of Juro, the principals of Juro, and the systems of Juro. All distributions and transfers shall be reported in the Codex.

KEY ACTIVITIES OF THE COMPANY

Introduction

Within the scope of its mission, the Company engages in many activities and operations. These activities include:

• being the trustee and administrator of the Juro Organization, the member organization of “Juro”, in accordance to the trust deed;

• administering the networks, archives, and records of Juro;

• being the custodian of juro assets of the Juro Money Zero Maturity ETF;

• producing devices and digital access portals to operate, administer, and provide the services of Juro;

• providing solutions for Debtors, Creditors, Governments, Charities and NGOs;

• providing barter and commerce solutions for businesses, consumers, Governments, Charities and NGOs;

• providing investment opportunities for investors;

• Establishing standardized financial products that can be securitized utilizing a series of the Juro Money Zero Maturity ETF, and establish secondary markets of the same

44

Trustee

In its capacity as the trustee of the Juro Organization Irrevocable Trust, the Company engages in the following key activities:

• manage and administer the Member Organization in accordance to the trust deed;

• distribute principal and income of the trust estate in accordance with the Juro Revenue Sharing Program as defined in the trust deed;

• coordinate the servicing, control, and oversight of the portfolio of assets, loans, etc which are contributed to the Trust Estate;

• administer the Capital Conversion of the Juro System in accordance to the trust deed, the Juro Implementations documents written by the Juro Founder, and the Juro White Paper;

• to administer and assign the respective Juro Concessions in accordance with the trust deed, ensuring economic exploitation of the Juro System in accordance to the intentions of the Juro Founder and the trust deed;

• to host and organize the annual Congress of the Juri in accordance to the trust deed;

Custodian

Under the Trust Custody Agreement with the Juro Revenue Program Series (“JRSP Series”) of the Juro Money Zero Maturity ETF, the Company acts as the Custodian. In the capacity as Custodian of the JRSP Series, the Company is responsible for the safekeeping of the ETF Trust’s juro in its Custody System and will facilitate the transfer of juro into and out of the ETF Trust.

The Custodian shall, with respect to custodial instructions, act in accordance with the instructions of the ETF Trust, the Sponsor of the ETF Trust, or Administrator of the ETF Trust.

Archives & Registers

In its capacity as the Juro Concession of the Juro Treasury, the Company is responsible for:

• the storage and administration of physical documents and legal documentation pertaining to the assets which have undergone the Capital Conversion of the Juro System;

• the storage and administration of electronic documentation pertaining to the assets which have undergone the Capital Conversion of the Juro System;

• the storage and administration of physical documents and electronic documentation pertaining to the membership of the Juro Organization;

• the storage and administration of financial, legal, and operational records in accordance to the Sarbanes–Oxley Act of 2002 (as amended).

• the ongoing maintenance, development, and expansion of utilities and scalabilities of the Codex, the Juro Central Network, Juro Decentralized Network, and all technologies related thereto.

Providing Solutions

The Juro White Paper and the Juro Organization where created for the purpose of providing solutions relating to debt recovery, monetization of money judgment titles issued by courts of competent jurisdiction, and the overall mission of the Juro Projects as outlined in the Executive Summary of this document as they relate to the respective Customer Segments of the Company, as described herein. The Company must continue to provide solutions for these issues and each respective Customer Segment and be vigilant as the legal, economic, political, and social landscapes which affect the underlying problems are in constant flux. The Company must provide these solutions in a manner which is convenient, easy, economically feasible, and within the scope and intention of the Juro mission and ethos.

45

Barter & Commerce

The Company is to promote barter and commerce in accordance with the free market principals and the ethos of the Juro Organization. The Company is to promote barter and commerce mechanisms using the juro units of account within the framework of applicable laws and in cooperation with Members of the Juri and applicable regulators.

Devices & Digital Platforms

The Company is to develop, administer, operate, and continually improve devices, software, applications, partnerships, affiliations, and digital platforms which enable the practical use and implementation of Juro within the scope of the free market principals and the ethos of the Juro Organization.

CUSTOMER SEGMENTS

Creditors

This customer segment is comprised of individuals and legal entities of all kinds, including governments and government agencies, who are owed money by some other party or otherwise have money in any of the forms money recognized by the Juro System. This customer segment is looking for solutions to diversify their revenue streams, collect, monetize, or otherwise utilize the assets they have in a cost–effective and more efficient manner. Value propositions shall be designed in such a manner as to capture the largest market share of creditors while simultaneously providing for an expansion of the adoption and utility of the Juro Network.

Debtors

This customer segment is comprised of individuals and legal entities of all kinds, including governments and government agencies, who owe money to some other party, and may be facing financial difficulty or some other hardship which complicates or frustrates their ability to service their obligations or settle their respective debts. This customer segment is looking for solutions to facilitate repayment, restructure their finances, monetize or otherwise utilize the assets they have in efforts to satisfy their debt obligations in a cost–effective and more efficient manner, without engaging in aggressive collection activities which are unpopular and may cause undue of hardship. Value Propositions shall be designed in such a manner as to capture the largest market share of debtors while simultaneously providing for an expansion of the adoption and utility of the Juro Network.

Governments

This customer segment is comprised of governments and government agencies, who either owe money to some other party (i.e. sovereign debt instruments, retirement annuities, public services obligations, pensions, etc), or may be facing financial difficulty or some other hardship which complicates or frustrates their ability to fund their annual budgets, service their obligations, or settle their respective debts. This customer segment is looking for solutions to diversify their revenue streams, facilitate repayments, restructure their finances, monetize or otherwise utilize the assets they have in efforts to satisfy their debt obligations in a cost–effective and more efficient manner, without undue of hardship. Value propositions shall be designed in such a manner as to capture the largest market share of governmental bodies while simultaneously providing for an expansion of the adoption and utility of the Juro Network. This customer segment also benefits from the Juro Revenue Sharing Program by virtue of their status as government entity members of the Juro Organization.

Charities & Non–Government Organizations

This customer segment is comprised of charities and non–government organizations, who either owe money to some other party (i.e. debt instruments, project–specific obligations, etc), or may be facing financial difficulty or some other hardship which complicates or frustrates their ability to fund their annual budgets, service their obligations, or settle their respective debts. This customer segment is also looking for solutions to diversify their revenue streams, facilitate repayment, restructure their finances, monetize or otherwise utilize the assets they have in efforts to satisfy their obligations in a cost–effective and more efficient manner, without undue of hardship. These entities may also benefit from receiving juro as donations from donors and members which have undergone a CCJS. Value propositions shall be designed in such a manner as to capture the largest market share of this customer segment while simultaneously providing for an expansion of the adoption and utility of the Juro Network.

46

Businesses

This customer segment is comprised of individuals, legal entities, and businesses who are looking for solutions to diversify their revenue streams, increase sales and marketing activities, wish to monetize or otherwise utilize the assets they have in efforts to improve their financial condition through the reduction of costs and generate more profits. Value propositions shall be designed in such a manner as to capture the largest market share of businesses while simultaneously providing for an expansion of the adoption and utility of the Juro Network. Juro provides additional sales channels for their existing products and services to the Juro Membership, and may also choose to provide products and service of Juro as contractors or concession holders of the Juro Revenue Sharing Program.

Consumers

This customer segment is comprised of individuals, legal entities, businesses, charities, NGO’s, and governments who are looking for opportunities to purchase products, services, experiences, events, gifts, or find solutions to their respective needs within the Juro Network. Value propositions shall be designed in such a manner as to capture the largest market share of consumers while simultaneously providing for an expansion of the adoption and utility of the Juro Network.

Investors

This customer segment is comprised of individuals, legal entities, businesses, charities, NGO’s, and governments who are looking for opportunities to invest in transparent securities and investment products. Value propositions shall be designed in such a manner as to capture the largest market share of investors while simultaneously providing for an expansion of the adoption and utility of the Juro Network. Some of these opportunities (subject to applicable registrations, filings, and authorizations with the US Securities and Exchange Commission and the Juro Organization Trust Deed) are:

• the common stock of the Juro System Inc.;

• the shares of the Juro Money Zero Maturity Exchange Traded Fund;

• the Juro Concessions, Juro “gig–economy” possibilities, and the Juro Revenue Sharing Program;

CUSTOMER RELATIONSHIPS

Customer Relationships with Creditors Customer Segment

The Creditor’s customer segment expects to have a standardized, transparent, and simple process where their relationship can be self–service one. They expect to have a simple set of instructions and requirements where the interface is primarily with an online portal, and, in the event of difficulties, access to a live person to talk to by chat, or on the phone. When there is complexity in a case, or when there is a large volume of business to be transacted, this customer segment expects to have a concierge service to ensure a full service treatment of their relationship with the Company. The Company must develop a structure where each of these experiences can be had with a seamless transition from one type, ie “self–service portal” to “full service concierge”, to another, and then back again. Also, it is important that the company provides for an easy mechanism where a customer can operate and cross between different Customer Segments easily (i.e. when a debtor is owed money and becomes a creditor in another situation, or when the customer decides to be a consumer and / or a seller in the Pier X Marketplace).

47

Customer Relationships with Debtors Customer Segment

The Debtor’s customer segment expects to have a standardized, transparent, and simple process where their relationship can be self–service one after the initial set–up. They expect to have a simple set of instructions and requirements where the interface is primarily with an online portal, and, in the event of difficulties, access to a live person to talk to by chat, or on the phone. When there is complexity in a case, or when there is a large volume of business to be transacted, this customer segment expects to have a concierge service to ensure a full service treatment of their relationship with the Company. In any event, the Voluntary Arrangements which debtors will go through in the Capital Conversion require an in–person and fully bespoke consultation and processing. The Company must develop a structure where each of these experiences can be had with a seamless transition from one type, ie “self–service portal” to “full service concierge”, to another, and then back again. Also, it is important that the company provides for an easy mechanism where a customer can operate and cross between different Customer Segments easily (i.e. when a debtor is owed money and becomes a creditor in another situation, or when the customer decides to be a consumer and / or a seller in the Pier X Marketplace).

Customer Relationships with Government Customer Segment

The Government’s customer segment expects to have a standardized, transparent, and simple process where their relationship can be self–service one after the initial fully bespoke set–up. They expect to have a simple set of instructions and requirements where the interface is primarily with an online portal administered by their nominated employees, and, in the event of difficulties, their staff have access to a live person to talk to by chat, or on the phone. When there is complexity in a case, or when there is a large volume of business to be transacted, this customer segment expects to have a concierge service to ensure a full service treatment of their relationship with the Company. In any event, the Voluntary Arrangements which debtors will go through in the Capital Conversion require an in–person and fully bespoke consultation and processing which may be far more complex than those for individuals or other legal entities. The Company must develop a structure where each of these experiences can be had with a seamless transition from one type, ie “self–service portal” to “full service concierge”, to another, and then back again. Also, it is important that the company provides for an easy mechanism where a Government customer can operate and cross between different Customer Segments easily (i.e. when it is owed money and becomes a creditor in one situation, but acts as a debtor in another situation, or when the Government customer decides to be a consumer and / or a seller in the Pier X Marketplace). The Government customer also expects the rebates and participations in the Juro Revenue Sharing Program to be transparent, automated, and predictable such that it can be used for its budgeting purposes.

Customer Relationships with Charity & NGO Customer Segment

The Charity and NGO’s customer segment expects to have a standardized, transparent, and simple process where their relationship can be self–service. They expect to have a simple set of instructions and requirements where the interface is primarily with an online portal administered by their nominated employees or volunteers, and, in the event of difficulties, to have access to a live person to talk to by chat, or on the phone. When there is complexity in a case, or when there is a large volume of business to be transacted, this customer segment expects to have a concierge service to ensure a full service treatment of their relationship with the Company. In any event, the Voluntary Arrangements which debtors will go through in the Capital Conversion require an in–person and fully bespoke consultation and processing which may be far more complex than those for individuals or other legal entities. The Company must develop a structure where each of these experiences can be had with a seamless transition from one type, ie “self–service portal” to “full service concierge”, to another, and then back again. Also, it is important that the company provides for an easy mechanism where a Government customer can operate and cross between different Customer Segments easily (i.e. when it is owed money and becomes a creditor in one situation, but acts as a debtor in another situation, or when the Charity and NGO customer decides to be a consumer and / or a seller in the Pier X Marketplace). The Charity and NGO’s customer also expects the applicable rebates and participations in the Juro Revenue Sharing Program to be transparent, automated, and predictable such that it can be used for its budgeting purposes.

48

Customer Relationships with Business Customer Segment

The Business customer segment expects to have a standardized, transparent, and simple process where their relationship can be self–service. They expect to have a simple set of instructions and requirements where the interface is primarily with an online portal administered by their nominated employees, where the tools and resources of the Juro Network are an added sales channel for them. The Business customer segment expects complete support in the event of difficulties or when they need support or creating a solution. They expect to have access to a live person to talk to by chat, or on the phone, however they appreciate a good online Wiki and set of “how to” videos. The Business customer segment expects to have access to concierge services, for a premium fee, to ensure they can maximize the opportunities of the Juro Network which their staff are going through a learning curve using the resources, products and services of the Company. The Company must develop a structure where each of these experiences can be had with a seamless transition from one type, ie “self–service portal” to “full service concierge”, to another, and then back again. Also, it is important that the company provides for an easy mechanism where a Business customer can operate and cross between different Customer Segments easily (i.e. when it is owed money and becomes a creditor in one situation, but acts as a debtor in another situation, or when the Business customer decides to be a consumer and / or a seller in the Pier X Marketplace). The Business customer also expects the rebates and participations in the Juro Revenue Sharing Program to be transparent, automated, and predictable such that it can be used for its budgeting and operations planning purposes.

Customer Relationships with Consumer Customer Segment

The Consumer customer segment expects to have a standardized, transparent, and simple process where their relationship can be self–service. They expect to have a simple set of instructions and requirements where the interface is primarily with an online self–administered portal. The Consumer segment customer expects to find deals and opportunities which may not be available elsewhere. This is where holders of juro assets can spend their assets which may not have otherwise been possible, so it is important that the Company creates the circumstances where shopping for their desires, needs, and meeting their expectations in the Juro Marketplace and the overall Juro Network is possible. The Consumer customer segment expects complete support in the event of technical difficulties or when they need support or creating a solution for a transaction with a member vendor / business they have transacted with. They expect to have access to a live person to talk to by chat, or on the phone, however they appreciate a good online Wiki and set of “how to” videos. The Consumer customer segment expects to have access to concierge services, for a premium fee, to ensure they can maximize the opportunities of the Juro Network as well as expect to have the ability to socialize and share experiences with other Consumer customer members of Juro. The Company must develop a structure where each of these experiences can be had with a seamless transition from one type, ie “self–service portal” to “full service concierge”, to another, and then back again. Also, it is important that the company provides for an easy mechanism where a Consumer customer can operate and cross between different Customer Segments easily (i.e. when it is owed money and becomes a creditor in one situation, but acts as a debtor in another situation, or when the Consumer customer decides to be a consumer for a transaction and / or a seller in the Pier X Marketplace in another transaction).

Customer Relationships with Investor Customer Segment

The Investor customer segment expects to have a standardized, transparent, and simple process where their relationship can be self–service, on demand, as well as fully automated regarding regulatory disclosures and reporting requirements. The Investor customer expect the Company to have a dedicated Investor Relations officers (IROs), who oversee most aspects of shareholder meetings, press conferences, private meetings with investors, (known as "one–on–one" briefings), investor relations sections of company websites, and company annual reports. The Investor customers expect the company to actively provide for the transmission of information relating to intangible values such as the Company’s policy on corporate governance or corporate social responsibility. The Investor customer also expects "interactive data", and the management of the Company filings through streaming–data solutions or other forms of electronic disclosure have become prevalent topics of discussion amongst leading IROs worldwide. The Investor customer expects that the IROs are aware of current and upcoming issues that an organization or issuer may face, particularly those that relate to fiduciary duty and organizational impact. They expect to have a simple set of instructions and requirements where the interface is primarily with an online self–administered portal. They expect to have access to a live person to talk to by chat, or on the phone, however they appreciate a good online archive of documents and presentations. It is important that the Company provides for an easy mechanism where an Investor customer can simultaneously be, operate, and cross between different Customer Segments easily (i.e. it owns securities, simultaneously is owed money and becomes a creditor in one situation, but acts as a debtor in another situation, and can be a Consumer customer for a transaction, and is a seller in the Pier X Marketplace in another transaction).

49

Direct Channels

Websites

The Company is to operate a series of websites for its operations in each of the jurisdictions it operates in, and in the various languages required to interface with its respective Customer Segments. Those websites include:

• a corporate information website and the Investor Relations website, in accordance to securities and investment regulations;

• the Juro Organization Membership website;

• the Congress of the Juri website and archives;

• the Pier X Marketplace, PIFORMA Marketplace, and Juro Network Account Administration;

• the websites for the respective Juro Concessions and functions of the overall Juro Network (as required);

Mobile Applications

The Company is to operate a suite of Mobile Applications in the Android, iOS, MacOS, Windows, and Linux environments for its operations in each of the jurisdictions it operates in, and in the various languages required to interface with its respective Customer Segments. Those Mobile Applications include:

• the Investor Relations application, in accordance to securities and investment regulations;

• the Juro Organization Membership application;

• the Congress of the Juri application;

• the Pier X Marketplace, PIFORMA Marketplace, and Juro Network Applications;

• the Mobile Applications for the respective Juro Concessions and functions of the overall Juro Network (as required);

Brick & Mortar Locations

The Company is to operate a select number of physical locations for its operations in each of the jurisdictions it operates in, as required to operate and to interface with its respective Customer Segments. Those physical locations include:

• corporate headquarters in Sheridan, Wyoming;

• Juro Revenue Sharing Program LLC headquarters in Miami, Florida

• the Juro Treasury locations (warehousing, storage, and archives);

• the Congress of the Juri locations (rented for event–specific days or eventually a permanent location);

• the respective data centers, grid, and node administration centers;

• the Research & Development laboratory;

• Juro Network Stores for all Customer Segments;

• Juro Missions to Countries;

• the World Juro Organization physical location;

• as per the Trust Estate administered from contributions, purchases, and the Capital Conversion of the Juro System

50

Indirect Channels

Professional Agents / Contractors

The Company is to operate a select number of indirect channels to further its mission. Those channels include the physical and digital locations of members of the Juri who are a part of the Company’s:

• Affiliate Network

• Professional Agents

• Concession–Holders

• Other partnerships / programs

PROVIDE A BUSINESS OPPORTUNITY

Juro has adopted an “open platform” philosophy, giving recruited “Juri Relationship Officers” the controlled freedom to run their business, free to serve their clients without the distortions of sales targets and allowing them to select the Juro products and services that correspond best to their clients’ needs, irrespective of whether these products have been developed internally or are being offered by third–party institutions or Members of the Juri. This business model is organized around a reliable, scalable operational and IT platform and is subject to strict internal controls.

Our Distribution Model

The high fixed costs associated with in–house sales personnel and salaried career agents and the smaller sized sales transactions typical of middle income consumers have forced many other financial services companies to focus on more affluent consumers. Product sales to affluent consumers tend to be larger, generating more sizable commissions for the selling agent, who usually works on a full–time basis. As a result, this segment has become increasingly competitive. Our distribution model, borrowing aspects from franchising, direct sales and traditional insurance agencies, is designed to reach and serve the maximum number of consumers, customers, and Members of the Juri, efficiently. Key characteristics of our unique distribution model include:

Independent entrepreneurs: Our recruited Juri Relationship Officers and sales representatives will be independent contractors, building and operating their own businesses. This “business–within–a–business” approach means that our Juri Relationship Officers and sales representatives are entrepreneurs who take responsibility for selling products, recruiting sales representatives, setting their own schedules and managing and paying the expenses associated with their sales activities, including office rent and administrative overhead. It also means that in the case of regulated activities, such as financial services, legal services, etc, our Juri Relationship Officers are responsible for their respective licensing, continuing education, and respective regulatory authorizations and goof standing.

Part–time opportunity: Our compensation approach accommodates varying degrees of individual sales representative activity, which allows us to use part–time sales representatives and gives us a variable cost structure for product sales. By offering a flexible part–time opportunity, we are able to attract a significant number of recruits who desire to earn supplemental income and generally concentrate on smaller–sized transactions typical of middle income consumers. It is anticipated that virtually all of our sales representatives will begin selling our products on a part–time basis, which enables them to hold jobs while exploring an opportunity with us, or to continue their respective licensed practices while expanding their practice utilizing the tools, products and services of Juro.

Incentive to build distribution: When a sale or service is made or if a retail or institutional account is opened, the originating Client Relationship Officer or selling representative receives a commission. Juri Relationship Officers who have been authorized to hire a staff of selling representatives by Juro shall also receive an override compensation for origination activities of their respective staff members. Override compensation is paid only to Juri Relationship Officers who have been approved by Juro to manage a staff of selling representatives. This structure motivates existing Juri Relationship Officers to grow our sales force by providing them with commission income from the sales completed by their recruits.

51

Sales Force Leadership: A Client Relationship Officer who has built a successful organization can achieve the sales designation of a regional vice president, which we refer to as a “RVP,” and can earn higher commissions and bonuses. RVPs open and operate offices for their sales organizations and devote their full attention to their Juro businesses. RVPs also support and monitor the part–time sales representatives on whose sales they earn override commissions in compliance with applicable regulatory requirements. RVPs’ efforts to expand their businesses are a primary driver of our success. The distinction of “RVP” is reserved for recruited Juri Relationship Officers who achieve and maintain a book of clients at Juro with an average collective deposit minimum of $25,000,000.00 USD, in juro Digital Money or currency equivalents, for 12 consecutive calendar months.

Motivational culture: Through sales force recognition events and contests, we seek to create a culture that inspires our Juri Relationship Officers and sales representatives, and rewards them for their personal success. We believe this motivational environment is a major reason that many Juri Relationship Officers and sales representatives would join and achieve success in our business.

We believe that these attributes will enable us to build a large sales force around the world, in every jurisdiction that Juro will be authorized to operate in. The Juri Relationship Officers and salesmen themselves will be responsible for any applicable personal licensing requirements in the jurisdictions which they will operate. Licensing requirements satisfaction will be coordinated by the Juri Relationship Officers and the Juro Corporate Management Division of the Company.

EVENTS

The Company is to operate a select number of special events for its operations in each of the jurisdictions it operates in, as required to operate and to interface with its respective Customer Segments. Those events locations include:

• the Annual Congress of the Juri;

• the Annual Shareholder Meeting of the Company;

• Board Meetings of the Company;

• Caucuses to promote the Juro Mission;

• Special Themed Festivals and Celebrations for the Membership;

• Conventions and Industry Shows;

• Hack-athons;

• Road Shows (for investment products or product/service launches)

• Banquets and Awards Events;

• Sponsored Arts, Cultural, Music, Sports, and Food Events for the Membership;

52

VALUE PROPOSITIONS

Value Propositions for Creditors

The potential Juro customers who fall within the Creditor Segment of customers all try to simultaneously achieve the following:

• to collect debt owed to them, to be made whole

• to maximize the return of an asset or portfolio of assets on their balance sheet / in their ownership

• to reduce operating costs associated with monetizing their assets and creating revenue streams

• to increase revenues, profitability, and overall sales

• to operate within the framework of the law

• to appear to be kind and sympathetic in their collection activities

• to build good will with their customers, community, and debtors

The Creditor Segment of customers are generally frustrated with achieving the above by the following:

• more than 80% of non–performing, delinquent, and money judgment title debts go uncollected

• it is costly to enforce rights and money owed

• even a judgment awarded by a court of competent jurisdiction does not guarantee collection

• collection activities are inconvenient, considered to be mean spirited, offensive, suppressive, or draconian – negatively impact on brand / personal reputation

• failure to be made whole or collect enough / monetize enough of the asset or portfolio of assets could result in the financial ruin of the Creditor customer

Optimally, the Creditor Segment of customers seek solutions to achieving their goals:

• in a manner that results in more than a 20% recoupment

• in a simple and streamlined manner

• which reduces the costs associated with the activities

• which eliminates or reduces the negative image or negative affect which debt collection activities pose

• which boosts the reputation and image of the Creditor

• provides a utility to transact, trade, and profit from their asset or portfolio of assets

• be seen as a socially responsible, forward thinking, just and fair participant of society

53

The frustrations the Creditor Segment of customers face are alleviated by Juro in the following ways:

• all non–performing, delinquent, and money judgment title debts that are converted into juro digital money and have multiple utilities which result in 100% + recoupment and utility

• upon conversion into juro, there are no further enforcement costs

• the conversion process is convenient, and is considered to be good spirited, helpful, gracious, or enlightened – positive impact on brand / personal reputation

• conversion with 100%+ recoupment makes Creditors whole and reduces the risks of financial ruin of the Creditor customer

Juro solutions provide the Creditor Segment with tools to achieving their goals:

• in a manner that results in 100%+ recoupment

• in a simple and streamlined manner in an application and with a professional underwriter

• with low cost which eliminates multi–jurisdictional enforcement costs, further legal and collection costs

• with access to a suite of products and services which are only available through conversion into juro and may otherwise not be available

• boosts the positive image and has a positive effect on the revised debt collection activities through Juro

• provides additional business, revenue generation, and investment opportunities

The Creditor Segment of customers benefits from the following products and services of Juro:

• the Capital Conversion of the Juro System

• the standardized loan products for in–kind subscription, securitizations, and monetizations of portfolios

• the juro Account of the Juro Centralized Network

• the Seller Account of the Juro Pier X Marketplace

• vouchers / gift certificate offering program

• trade of products, services, and assets for juro

• the Consumer Account of the Juro Pier X Marketplace

• purchase products, services, and assets for juro

• the juro Account of the Juro Decentralized Network

• the membership in the Juro Organization

• the participation in exclusive Juro Member Events

• the various components of the Juro Revenue Sharing Program

54

• the devices, software, concessions, and “gig–economy” opportunities of Juro

• point of sale machine(s) and payment system

• mobile application

• web–store

• Juro System Workstation

• Node(s)

• Individual Nodes (Agent, Master, Vice Master, and Grand Master)

• Constellation Node Container

• Nebula Cluster

Value Propositions for Debtors

The potential Juro customers who fall within the Debtor Segment of customers all try to simultaneously achieve the following:

• to settle debt owed by them, to make their creditors whole

• to minimize the costs with their debt service / debt settlement

• to protect or improve their credit scores / credit worthiness as reported by the Credit Reporting Bureaus

• to maximize their revenue streams in relation to debt servicing and debt settlement

• to increase their revenues, profitability, and overall income to reduce the burdens of debt servicing and debt settlement

• to build good will with creditors, the financial services community, and their overall community

The Debtor Segment of customers are generally frustrated with achieving the above by the following:

• debt recovery efforts of creditors are not aligned with the financial realities of the debtor

• debt recovery efforts dramatically increase the amounts due through fees, penalties, and other financial burdens, making it impossible to service the debt or settle the debt within the actual financial circumstances of the Debtor

• debt recovery activities are inconvenient and frustrate the Debtor’s abilities to restructure their financial situation or provide the space required to promote and seek other alternatives to debt servicing or debt settlement

• failure to find a solution to the debt servicing obligations or debt settlement within the scope of the financial reality of the Debtor could result in the financial ruin of the Debtor customer, and extend to their family, community, government, and the economy at large

Optimally, the Debtor Segment of customers seek solutions to achieving their goals:

• in a manner that results in 100% debt restructuring where the debt can be sustainably serviced or the debt can be retired within the scope of the Debtor’s actual financial circumstances

• in a simple and streamlined manner

• which reduces the costs associated with the servicing the debt or retiring the debt

• which boosts the reputation, image, and credit worthiness of the Debtor

55

• to be seen as a socially responsible, forward thinking, just and fair participant of society

The frustrations the Debtor Segment of customers face are alleviated by Juro in the following ways:

• all non–performing, delinquent, and money judgment title debts that are converted into juro digital money result in debt restructuring in accordance to the Debtor’s financial situation, and is memorialized by the Voluntary Arrangement of the Juro System;

• upon conversion into juro, there are no further enforcement costs or penalties which accrue, only the agreed debt servicing parameters of the Voluntary Arrangement of the Juro System;

• the conversion process is convenient, and provides the space and tools needed to assist the Debtor to rebuild their financial resources, income streams, and improve their credit worthiness and personal financial reputation

• the entering into the Voluntary Arrangement of the Juro System and adherence to the terms reduces the risks of financial ruin of the Debtor customer

Juro solutions provide the Debtor Segment with tools to achieving their goals:

• in a manner that results in 100%+ restructuring of their debts converted into juro

• in a simple and streamlined manner through a web application and with the assistance of a professional underwriter of the Voluntary Arrangement of the Juro System

• with affordable cost and with access to a suite of products and services which are only available through conversion into juro and may otherwise not be available

• boosts the possibilities of improving the credit worthiness through the Voluntary Arrangement of the Juro System and participation in Juro at large

• provides a utility to transact, trade, diversify revenue streams, and generate profit through the Juro Pier X Marketplace or PIFORMA Marketplace

• provides additional business, revenue generation, and investment opportunities

The Debtor Segment of customers benefits from the following products & services of Juro:

• the Capital Conversion of the Juro System

• Voluntary Arrangement for restructuring debt repayment terms

• the Juro Account of the Juro Centralized Network

• the Seller Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• vouchers / gift certificate offering program

• trade of products, services, and assets for juro

• the Consumer Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• purchase products, services, and assets for juro

• the juro Account of the Juro Decentralized Network

• the membership in the Juro Organization

• the participation in exclusive Juro Member Events

56

• the various components of the Juro Revenue Sharing Program

• the devices, software, concessions, and “gig–economy” opportunities of Juro

• point of sale machine(s) and payment system

• mobile application

• web–store

• Juro System Workstation

Value Propositions for Governments

The potential Juro customers who fall within the Government Segment of customers all try to simultaneously achieve the following:

• to settle debt owed by them, to make their creditors whole (ie, sovereign debt instruments, bonds, etc)

• to minimize the costs with their debt service / debt settlement

• to protect or improve their credit scores / credit worthiness as reported by the Credit Reporting Bureaus

• to maximize their revenue streams in relation to debt servicing and debt settlement

• to increase their revenues, profitability, and overall income to reduce the burdens of debt servicing and debt settlement

• to build good will with creditors, the financial services community, and their overall community

• to underwrite budget items without taking on unsustainable debt

• to promote their jurisdiction as being secure, safe, stable, prosperous, and full of opportunities

The Government Segment of customers are generally frustrated with achieving the above by the following:

• debt recovery efforts of creditors are not aligned with the financial realities of the indebted Government

• in times of crisis, reduced tax receipts, currency valuation swings, geopolitical events of a negative nature, or economic uncertainty, debt recovery efforts dramatically increase the amounts due through fees, penalties, and other financial burdens, making it impossible to service the debt or settle the debt within the actual financial circumstances of the Government

• debt recovery activities are inconvenient and frustrate the Government’s abilities to restructure their financial situation or provide the space required to promote and seek other alternatives to debt servicing or debt settlement

• failure to find a solution to the debt servicing obligations or debt settlement within the scope of the financial reality of the Government could result in the financial ruin of the Government, and extend to their citizens, communities, and their economy at large

Optimally, the Government Segment of customers seek solutions to achieving their goals:

• in a manner that results in 100% debt restructuring where the debt can be sustainably serviced or the debt can be retired within the scope of the Government’s actual financial circumstances

• in a simple and streamlined manner

• avoids the exacerbation of an economic crisis through the unjust or draconian cutbacks of public services, pension payments, or public programs which are under financial strain due to the debt serving obligations of the Government

• which reduces the costs associated with the servicing the debt or retiring the debt

57

• which boosts the reputation, image, and credit worthiness of the Government

• to be seen as a socially responsible, forward thinking, just and fair participant of society and the overall global economic community

The frustrations the Government Segment of customers face are alleviated by Juro in the following ways:

• all stressed debt, non–performing, delinquent, and money judgment title debts that are converted into juro digital money result in debt restructuring in accordance to the Debtor’s financial situation, and is memorialized by the Voluntary Arrangement of the Juro System

• a non–inflationary wealth expansion is achieved for the amounts of the stressed debt, non–performing, delinquent, debts, and money judgment title debts that are converted into juro digital money

• upon conversion into juro, there are no further enforcement costs or penalties which accrue, only the agreed debt servicing parameters of the Voluntary Arrangement of the Juro System;

• the conversion process is convenient, and provides the space and tools needed to assist the Government to rebuild their financial resources, income streams, and improve their credit worthiness and their jurisdiction’s financial reputation

• the entering into the Voluntary Arrangement of the Juro System and adherence to the terms reduces the risks of financial ruin of the Government customer, and the risks of the financial ruin of their citizens, communities, and economy

Juro solutions provide the Government Segment with tools to achieving their goals:

• in a manner that results in 100%+ restructuring of their debts converted into juro

• in a simple and streamlined manner through a web application and with the assistance of a professional underwriter of the Voluntary Arrangement of the Juro System

• with affordable cost

• with access to a suite of products and services which are only available through conversion into juro and may otherwise not be available

• boosts the possibilities of improving the credit worthiness through the Voluntary Arrangement of the Juro System and participation in Juro at large

• provides a utility to transact, trade, diversify revenue streams, and generate profit through the Juro Pier X Marketplace or PIFORMA Marketplace

• provides additional business, revenue generation, and investment opportunities

The Government Segment of customers benefits from these Juro products & services:

• the Capital Conversion of the Juro System

• Voluntary Arrangement for restructuring debt repayment terms

• monetization of asset(s) in possession of the government at 100% legal value

• the Juro Account of the Juro Centralized Network

• the Seller Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• vouchers / gift certificate offering program

• trade of products, services, and assets for juro

58

• the Consumer Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• purchase products, services, and assets for juro

• the juro Account of the Juro Decentralized Network

• tokenization, digitization, and smart contract issuance capabilities of the JDC under the complete control and authority of the government

• the membership in the Juro Organization

• the participation in exclusive Juro Member Events

• the various components of the Juro Revenue Sharing Program

• the devices, software, concessions, and “gig–economy” opportunities of Juro

• point of sale machine(s) and payment system

• mobile application

• web–store

• Juro System Workstation

• Node(s)

• Individual Nodes (Agent, Master, Vice Master, and Grand Master)

• Constellation Node Container

• Nebula Cluster

Value Propositions for Charities & Non–Government Organizations

The potential Juro customers who fall within the Charity & NGO Segment of customers all try to simultaneously achieve the following:

• to minimize the costs with their operations

• to maximize their revenue streams without taking away focus from their core mission activities

• to build good will with role players associated with their respective missions and their overall community

The Charity & NGO Segment of customers are generally frustrated with achieving the above by the following:

• the budget requirements of the mission and activities are not aligned with the financial realities of the Charity / NGO

• efforts to secure the financial circumstances of the Charity & NGO strain the efficacy of the activities relating to the mission

• “in–kind” contributions of products, services, or infrastructure could alleviate the financial burdens, but the efforts to secure such “in–kind” contributions also strains the efficacy of the activities relating to the mission

59

Optimally, the Charity & NGO Segment of customers seek solutions to achieving their goals:

• in a simple and streamlined manner

• which reduces the costs associated with securing financial or “in–kind” contributions which support the underlying mission of the respective Charity / NGO

• which boosts the reputation, image, and recognition of the Charity / NGO

• to be seen as a socially responsible, forward thinking, just and fair participant of society

The frustrations the Charity & NGO Segment of customers face are alleviated by Juro in the following ways:

• the addition of a Channel to their operations which helps in their messaging, activities, and drives

• the facilitation of “in–kind” contributions of products, services, or infrastructure through the Juro Pier X Marketplace, PIFORMA Marketplace, aJDC DApp, or offerings of other Members of the Juri

Juro solutions provide the Charity & NGO Segment with tools to achieving their goals:

• in a simple and streamlined manner through a web application and with the assistance of a professional customer service specialist of the Juro System

• with low cost, and free in most cases

• with access to a suite of products and services which are only available through the Juro System and may otherwise not be available

• boosts the possibilities of improving financial resources and message reach to the Members of the Juri and participation in Juro at large

• provides a utility to transact, trade, diversify revenue streams, and generate resources (financial or in–kind) through Pier X Marketplace, PIFORMA Marketplace, DApps of the JDC, and offerings of other Members of the Juri

• provides a utility to transact, trade, diversify revenue streams, and generate profit through the Juro Pier X Marketplace or PIFORMA Marketplace

• provides additional revenue generation and member outreach opportunities

The Charity & NGO Segment of customers benefits from the following products and services of Juro:

• the Juro Account of the Juro Centralized Network

• the Seller Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• vouchers / gift certificate offering program

• trade of products, services, and assets for juro

• the Consumer Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• purchase products, services, and assets for juro

• the juro Account of the Juro Decentralized Network

• tokenization, digitization, and smart contract issuance capabilities of the JDC under their complete control and authority

• the membership in the Juro Organization

60

• the participation in exclusive Juro Member Events

• the various components of the Juro Revenue Sharing Program

• the devices, software, concessions, and “gig–economy” opportunities of Juro

• point of sale machine(s) and payment system

• mobile application

• web–store

• Juro System Workstation

Value Propositions for Businesses

The potential Juro customers who fall within the Business Segment of customers all try to simultaneously achieve the following:

• to minimize the costs related to operations, sales, and revenue generating activities

• to maximize their revenue streams

• to build brand recognition, brand loyalty, and brand exposure

• to capitalize on rewards programs, bartering, and complimentary sales & marketing activities

• increase the number of sales channels they have for their respective products and services

• monetize or otherwise utilize excess capacity and excess inventory

• to build good will with customers, their communities, and other businesses

• explore new ways to create and capture value, especially in times of tighter credit and budgets

• trading goods and services for units of account (ie juro) which can be used to pay for business expenses

• create value from assets which may no longer fit their strategy, may not be working at capacity or are no longer needed

The Business Segment of customers are generally frustrated with achieving the above by the following:

• macroeconomic or geopolitical factors that they have no control over which affect prices and costs of operations, sales and revenue generating activities

• industry specific or general economic slowdowns

• obsolescence or reduced attractiveness of existing products / services due to a competitor’s or industry’s release of new products or services

• costs of entry, or costs in general, are prohibitive given the actual financial situation or liquidity of the business

Optimally, the Business Segment of customers seek solutions to achieving their goals:

• in a manner that results in reduced costs and increased revenues within the scope of the business’ actual financial circumstances

• in a simple and streamlined manner

• which boosts the reputation, image, and brand recognition of the business

61

• which increases the customer base and market share of their respective business

• to be seen as a socially responsible, forward thinking, just and fair participant of society

The frustrations the Business Segment of customers face are alleviated by Juro in the following ways:

• costs of entry in the Juro Membership are low

• costs of entry in the Juro Pier X Marketplace, PIFORMA Marketplace, and JDC DApp commerce are very affordable and comparatively low

• the tools of Juro provide great flexibility and the possibility to create a bespoke solution tailored to the business’ unique needs

• the tools of Juro provide for several additional channels for sales and marketing

Juro solutions provide the Business Segment with tools to achieving their goals:

• using juro Digital Money, member firms swap what they don’t want or need for something they do

• in a simple and streamlined manner through a web application and with the assistance of a professional underwriter or relationship officer of the Juro System

• with low costs and high value–adding features

• with access to a suite of products and services which are only available through Juro and may otherwise not be available

• boosts the possibilities of reaching new customers within the Members of the Juri and participation in Juro at large

• provides a utility to transact, trade, diversify revenue streams, and generate profit through the Juro Pier X Marketplace, PIFORMA Marketplace, and JDC DApps

• provides additional business, revenue generation, and investment opportunities

The Business Segment of customers benefits from the following products and services of Juro:

• the Capital Conversion of the Juro System

• Voluntary Arrangement for restructuring debt repayment terms

• the Juro Account of the Juro Centralized Network

• the Seller Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• vouchers / gift certificate offering program

• trade of products, services, and assets for juro

• the Consumer Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• purchase products, services, and assets for juro

• the juro Account of the Juro Decentralized Network

• tokenization, digitization, and smart contract issuance capabilities of the JDC under their complete control and authority

• the membership in the Juro Organization

62

• the participation in exclusive Juro Member Events

• the various components of the Juro Revenue Sharing Program

• the devices, software, concessions, and “gig–economy” opportunities of Juro

• point of sale machine(s) and payment system

• mobile application

• web–store

• Juro System Workstation

• Node(s)

• Individual Nodes (Agent, Master, Vice Master, and Grand Master)

• Constellation Node Container

• Nebula Cluster

Value Propositions for Consumers

The potential Juro customers who fall within the Consumer Segment of customers all try to simultaneously achieve the following:

• access to products and services that are cheap and are delivered fast

• to have a fun, enjoyable, stressless, and intuitive customer shopping experience

• shopping is about discovering a need that you weren't necessarily aware of but are interested in finding, where buying is the act of meeting a need

• to shop where businesses anticipate their needs, personalized experiences

• to have constant availability to customer support regardless of the time of day or channel used, and where they will actually listen to customer needs and wants

• When there is a problem, they only want to tell their story one time, they don’t want to repeat it to multiple customer service agents

• they want to feel like they are treated like people and not like customer–numbers

• having a salesperson available when they need one regardless of the time of day or sales channel used

• the ability to engage with the platform, business, or community in which they are shopping

• to shop in a place where they can choose quality of service over speed, but eventually expecting to have both

• to belong to a group which they feel reflects their beliefs, way of life, interests, or principles

The Consumer Segment of customers are generally frustrated with achieving the above by the following:

• they often feel like they are treated like case numbers instead of like people by customer support or sales team members

• they have to deal with Interactive Voice Response systems (IVRs) are a major frustration point for customers

63

• receiving conflicting answers from different support agents when asking the same questions

• not finding what they want or a solution to their needs

• not having a good customer experience

Optimally, the Consumer Segment of customers seek solutions to achieving their goals:

• they want to feel like they are treated like people and no like case–numbers

• in a simple and streamlined manner

• which boosts the reputation, image, and brand recognition of the business

• which increases the customer base and market share of their respective business

• to be seen as a socially responsible, forward thinking, just and fair participant of society

The frustrations the Consumer Segment of customers face are alleviated by Juro in the following ways:

• costs of entry in the Juro Membership is zero, as it membership is free

• costs of entry in the Juro Pier X Marketplace, PIFORMA Marketplace, and JDC are low, and in most cases are free

• the tools of Juro provide great flexibility and the possibility to create a bespoke experience tailored to the consumer’s unique interests and needs

• the tools of Juro and the Juro Pier X Marketplace provide for shopping opportunities unavailable elsewhere

Juro solutions provide the Consumer Segment with tools to achieving their goals:

• using juro digital money, member consumers can satisfy their shopping experience desires while simultaneously supporting the Juro Mission and the Members of the Juri

• in a simple and streamlined manner through a website, mobile application, and with several brick and mortar locations of Members of the Juri

• with low cost

• with access to a suite of products and services which are only available through the Juro Network and may otherwise not be available

• boosts the possibilities of interacting and socializing with new people and the Members of the Juri within the Juro Pier X Marketplace and participation in Juro at large

The Consumer Segment of customers benefits from the following products and services of Juro:

• the Juro Account of the Juro Centralized Network

• the Consumer Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• purchase products, services, and assets for juro

• the juro Account of the Juro Decentralized Network

• purchase products, services, and assets for juro

64

• tokenization, digitization, and smart contract issuance capabilities of the JDC under their complete control and authority

• the membership in the Juro Organization

• the participation in exclusive Juro Member Events

• the various components of the Juro Revenue Sharing Program

• the devices, software, concessions, and “gig–economy” opportunities or services of Juro

• point of sale machine(s) and payment system

• mobile application

• web–store

• Juro System Workstation

Value Propositions for Investors

The potential Juro customers who fall within the Investor Segment of customers all try to simultaneously achieve the following when looking at making an investment:

• excellent financial performance or see clear potential for it

• evaluate revenue streams versus acquisition cost and turnover rates

• potential of high returns

• a clear exit opportunity (contractually locked–in or highly probable)

• experienced entrepreneurs and management teams with a track record of high performance and leadership in the company’s industry or in prior ventures

• The Right Fit

• Investors place great importance on “chemistry” between themselves and the entrepreneur because they generally take a more hands–on approach in the businesses they invest in

• Company uniqueness regarding product or services

• Proven, with concrete evidence, that the market potential is big enough to make investing worthwhile.

• Effective business model

The Investor Segment of customers are generally frustrated with achieving the above by the following:

• debt recovery performances for investors and cost structures of servicing the portfolios are not aligned with the financial realities of the debtor

• there may be limited viable exit options

• uncontrollable macroeconomic or geopolitical variables may have a negative impact on investments

65

Optimally, the Investor Segment of customers seek solutions to achieving their goals:

• in a manner that results in the most security with the right balance of risk for their investment with the greatest chance of returning profits

• in a simple and streamlined manner

• which reduces the costs associated with the making the investment (i.e. management fees, taxes, etc)

• which boosts the reputation and image of the investor

• to be seen as a socially responsible, forward thinking, just and fair participant of society

The frustrations the Investor Segment of customers face are alleviated by Juro in the following ways:

• the Voluntary Arrangements associated with the Capital Conversion of the Juro System and the Juro Revenue Sharing Program ensures the performances for investors and the cost structures of the servicing portfolios are aligned with the financial realities of the respective debtors, making the investments more sustainable

• there are at least four viable investment exit strategies for investors with the financial products and tools of Juro

• investors are shielded from macroeconomic shocks or geopolitical shocks to their investments through the provisions of the Voluntary Arrangements associated with the Capital Conversion of the Juro System and the overall structure of the Juro Revenue Sharing Program

Juro solutions provide the Investor Segment with tools to achieving their goals:

• equity participation possibilities in the administrative organ and trustee of Juro through the common stock series of the Company

• passive revenue participation of the 17% of gross revenues of the Juro Revenue Sharing Program through investments in the units of the JRSP Series of the Juro Money Zero Maturity ETF

• holdings and use of juro Digital Money in commercial transactions through the Juro Pier X Marketplace, PIFORMA Marketplace, JDC DApps, or directly in transactions with Members of the Juri

• the ability to exchange their assets and holdings into juro Digital Money for further use or investment through the Capital Conversion of the Juro System

• the ability to invest in concessions, business opportunities, franchises, and other licensed revenue generating activities of the Juro System, either directly with Juro or with other Members of the Juri, as applicable

The Investor Segment of customers benefits from the following products and services of Juro:

• the Capital Conversion of the Juro System

• Monetization of asset holdings at 100% of the legal value through the CCJS and / or in–kind subscription to a series of the Juro Money Zero Maturity ETF

• the Juro Account of the Juro Centralized Network

• the Seller Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• vouchers / gift certificate offering program

• trade of products, services, and assets for juro

66

• the Consumer Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• purchase products, services, and assets for juro

• the juro Account of the Juro Decentralized Network

• tokenization, digitization, and smart contract issuance capabilities of the JDC under their complete control and authority

• the membership in the Juro Organization

• the participation in exclusive Juro Member Events

• the various components of the Juro Revenue Sharing Program

• the devices, software, concessions, and “gig–economy” opportunities of Juro

• point of sale machine(s) and payment system

• mobile application

• web–store

• Juro System Workstation

• Node(s)

• Individual Nodes (Agent, Master, Vice Master, and Grand Master)

• Constellation Node Container

• Nebula Cluster

Value Propositions for Employees and Contractors

Potential Juro Employees and Contractors all try to simultaneously achieve the following:

• permanent flexibility

• continuing education / career advancement opportunities

• working with a purpose

• recognition for work / service

• commitment to health and well–being

• financial well–being

Potential Juro Employees and Contractors are generally frustrated with achieving the above by the following:

• fixed work schedules (ie, 9–5) which do not harmonize with non–work schedules and obligations

• inability to achieve a comfortable and sustainable work–life balance

• limited or no continuing education or career advancement opportunities provided by employers

• the feeling or perception that their work has no significant purpose other than making money for shareholders

67

• the lack of commendations, awards, bonuses, or other form of recognition for good work and service done

• the absence of support or programs to reduce workplace stress, boost mental well–being, and encourage productivity

The frustrations Potential Juro Employees and Contractors face are alleviated by Juro in the following ways:

• employment schedules are meant to be flexible in the form of telecommuting possibilities, flexible schedules and unlimited Personal Time Off to help employees maintain a positive work–life balance

• salaries and compensation are designed to be competitive reflecting the flexibility and career development opportunities available with Juro

• a culture of trust is the intended result of support for remote working by providing the technology that remote workers need to get their job done

• a workplace wellness program designed with an emphasis on employee’s physical, psychological and financial wellness

• mental health days

• opportunities for stress relief and opportunities for physical activity

• investing in standing desks

• weekly meditation programs

• remote working possibilities

• onsite gyms or free gym passes to nearby gyms

• the Juro Mission as achieved through the Capital Conversion of the Juro System and other Juro products and services provides employees with real fulfilling work that matters

Juro solutions provide Juro Employees and Contractors with tools to achieving their goals:

• each work related and Juro Mission related activity is recognized through a points system which has a rewards program attached to it

• employees and contractors can track the effect they are having on customers through weekly and monthly team meetings which review the statistical reports of operations and the impacts on customer and the overall economy where customer success stories are also shared

• Employee vesting and the overall Juro System Inc Employee Stock Purchase Plan (ESPP) is a tax–efficient means by which employees can purchase the corporation’s stock, often at a discount. Employees contribute to the plan through payroll deductions, which build up between the offering date and the purchase date (Please see the section titled “RSU Sales” for further information)

• a results based flexible work schedule designed for all positions of the company and Juro affiliates

• housing and education financing support program for vested employees and their immediate family members

Juro Employees and Contractors benefit from the following products and services of Juro:

• the Juro Account of the Juro Centralized Network and the juro Account of the Juro Decentralized Network

• the Consumer Account of the Juro Pier X Marketplace and / or the PIFORMA Marketplace

• purchase products, services, and assets for juro

• the membership in the Juro Organization and the participation in exclusive Juro Member Events

68

COST STRUCTURE

Values Driven

Juro System Inc. and its affiliates are collectively a values–based organization (VBO). Juro is a living, breathing culture of shared core values among all employees, customers, and Members of the Juri as memorialized in the trust deed of the Juro Organization, the Juro White Paper, and the various Juro Implementations articles written by the Juro Founder (collectively the “Juro Documents”). This is different from the traditional structure which is a more machine–like, business approach that focuses on an authoritarian type relationship or rigid organizational structure. The Juro Documents provide for a culture shaped by a clear set of ground rules establishing a foundation and guiding principles for decision–making, actions and a sense of community. In Juro’s values–driven culture, employees find alignment between their personal values and the organization’s values creating a unified and motivated workforce. Management and leadership set examples for Juro and live the values they preach. Strongly held value–systems rarely change yet remain flexible to handle changes in strategy or outside influences such as competition or the economy. The Juro values–based culture and purpose is strongly held and will remain more stable over time characterized by productivity and employee commitment. As such, the values inherent in Juro create more value for the respective products and services offered, not necessarily producing the product or service at the lowest possible cost and for the lowest price to customers.

Cost–Driven Elements

The cost–driven cost structures of the Company focus on minimizing the costs of the products and services as much as possible. This is designed to be achieved through economies of scale, efficiency of effort, and a balance of automated operations with human oversight.

Juro System Products & Services Price List

	(Not Including Portfolio Management Fees)
Item	Frequency	Price in US $
Individual Consumer Marketplace Membership Dues	Annual	FREE
Legal Entity Consumer Marketplace Membership Dues	Annual	FREE
Charity Consumer Marketplace Membership Dues (including governments and NGOs)	Annual	FREE
Individual Marketplace Seller Membership Dues	Monthly	5.00
Legal Entity Marketplace Seller Membership Dues	Monthly	10.00
Charitable Marketplace Seller Membership Dues (including governments and NGOs)	Monthly	FREE
Vouchers / Gift Certificates in Marketplace (digital only – physical printing not included)	One time per series	30.00
Settlement via Confession of Judgment Application Audit Control Fees (world wide)	One Time	243.00
Juro Distribution Statements for Conversions Application Audit Control Fees (world wide)	One time	81.00
Monthly CVA Trust Audit of Statements of Account and Credit Reporting Agency Updates (world wide)	Monthly	3.00
Annual V.A. Trust Audit of Statements of Account (world wide)	Annual	27.00
Juro Revenue Sharing Program / Annual Tax Reporting (world wide)	Annual	9.00
Codex Audit Report	One Time per Request	81.00

69

Juro System Products & Services Price List Continued

	(Not Including Portfolio Management Fees)
Item		Frequency	Price in US $
Valuation Report Audit		One Time per Report	243.00
Certification Report of Voting Conducted in the JDC (world wide)		One Time per Request	243.00
Valuation Report of NPL/NPO Assets Contributed to Reserve Account Application Fees – Single Family Homes		One Time per Report	1,800.00
Valuation Report of NPL/NPO Assets Contributed to Reserve Account Application Fees – Multiple Family Homes		One Time per Report	3,600.00
Valuation Report of NPL/NPO Assets Contributed to Reserve Account Application Fees – Commercial Property & Chattel		One Time per Report	6,500.00
Valuation Report of NPL/NPO Assets Contributed to Reserve Account Application Fees – Industrial Property & Chattel	(represents the total face value of the outstanding debt)	One Time per Report	8,500.00
Valuation Report of NPL/NPO Assets Contributed to Reserve Account Application Fees – Goods & Chattel (including collectibles/artwork/jewels/antiques/etc)		One Time per Report	9.00
Valuation Report of NPL/NPO Assets Contributed to Reserve Account Application Fees – Goods & Chattel (including collectibles/artwork/jewels/antiques/etc)		One Time per Report	9.00
Valuation Report of Non–Traded Securities Assets Contributed to Reserve Account Application Fees		One Time per Report	243.00
Capital Conversion Underwriting Fee: Value of $5,000 or Less		One Time per File	50.00
Capital Conversion Underwriting Fee: Value From $5,001 to $10,000		One Time per File	100.00
Capital Conversion Underwriting Fee: Value From $10,001 to $20,000		One Time per File	150.00
Capital Conversion Underwriting Fee: Value From $20,001 to $40,000		One Time per File	225.00
Capital Conversion Underwriting Fee: Value From $40,001 to $80,000		One Time per File	350.00
Capital Conversion Underwriting Fee: Value From $80,001 to $160,000		One Time per File	500.00
Capital Conversion Underwriting Fee: Value From $160,001 to $320,000		One Time per File	750.00
Capital Conversion Underwriting Fee: Value From $320,001 to $640,000		One Time per File	1,000.00
Capital Conversion Underwriting Fee: Value From $640,001 to $1,280,000		One Time per File	1,250.00
Capital Conversion Underwriting Fee: Value From $1,280,001 to $2,500,000		One Time per File	1,500.00
70

Juro System Products & Services Price List Continued

	(Not Including Portfolio Management Fees)
Item	Frequency	Price in US $
Capital Conversion Underwriting Fee: Value From $2,500,001 to $5,000,000	One Time per File	1,750.00
Capital Conversion Underwriting Fee: Value From $5,000,001 to $10,000,000	One Time per File	2,000.00
Capital Conversion Underwriting Fee: Value Over $10,000,001	One Time per File	2,250.00
Juro Fees Component of Capital Conversion	One Time per File	3% of Value (in juro)
Certification of Documents/Reports	One Time per File	9.00
Archive Rectification Application Underwriting Fees	One Time per Instance	27.00
Archive Supplement Submission Application Underwriting Fees	One Time per File	81.00
Voluntary Agreement (V.A.) Processing Fee	One Time per Instance	243.00
Mortgage ETF Series Securitization Processing Fee (1% of mortgage amount – average 180,000)	One Time per File	1,800.00
Mortgage Series Securitization Origination Fee (0.50% of mortgage amount – average 180,000)	One Time per Instance	900.00
College Debt Conversions (1% of loan amount – average 35,000)	One Time per File	350.00
JDC Email System (annual basic)	Annual	729.99
JDC Domain Registration (annual basic surcharge to service cost)	One Time per File	5.10
JDC Web Application Hosting (DApps) Small (annual package)	Annual	729.99
JDC Bespoke Small Cloud	Annual	324.00
JDC™ Smart Phone (Basic – not planned at launch)	One Time	168.00
JDC™ Smart Phone (Pro – not planned at launch)	One Time	503.99
JDC™ Smart Phone (Elite)	One Time	729.99
JDC Parlay Telephony(Annual Basic – not planned at launch)	Annual	408.00
JDC Parlay (Pro – not planned at launch)	Annual	4,964.00
JDC Parlay (Enterprise – not planned at launch – Juro needs displayed as testers)	Annual	248,200.00
JDC™ Smart Tablet (not planned at launch)	One Time	429.99
JDC™ Laptop (not planned at launch)	One Time	3,333.33
JDC™ All–In–One Desktop (not planned at launch)	One Time	3,999.99
JDC™ Workstation (not planned at launch)	One Time	15,999.99
JDC™ 65” Smart TV (not planned at launch)	One Time	1,999.99

71

Juro System Products & Services Price List Continued

	(Not Including Portfolio Management Fees)
Item	Frequency	Price in US $
JDC(Pay per View Events) (not planned at launch)	On Demand	15.30
JDC™ Video Channel (not planned at launch)	Annual	119.88
JDC(Pay per View Events) (not planned at launch)	On Demand	15.30
JDC Passports / IDs / E–governance (Project Fuji) (not planned at launch)	Once per Document	42.50
JDC™ Agent Node (by order only)	One Time	3,333.33
JDC™ Master Node (by order only)	One Time	23,259.75
JDC™ GrandMaster Node (by order only)	One Time	69,779.25
JDC™ Constellation Node Container(by order only)	One Time	1,307,792.50
JDC™ Nebula Node Cluster(by order only)	One Time	351,687,420.00

DEBT AND THE GLOBAL NON–PERFORMING LOANS MARKET

According to the Institute of International Finance (“IFF”) in November of 2019, Global debt is on course to end 2019 at a record high of more than $255 trillion. With a global population of 7.7 billion, that equates to about $32,500 of debt per person. There has been a $7.5 trillion surge in the first half of 2019 alone, where the United States and China account for 60% of that surge amount.

The IIF’s data, which are based on Bank for International Settlements and International Monetary Fund figures as well as its own, also said the amount of debt outside the financial sector now topped 240% of world gross domestic product at $190 trillion.

Global bond markets have increased from $87 trillion in 2009 to over $115 trillion. Government bonds now make up 47% of the market compared with 40% in 2009. Bank bonds have dropped to below 40% from over 50% in 2009.

The increasing global debt amounts also have an increased nominal amount of non–performing loans, many of which become uncollectible through traditional debt recovery mechanisms even after judgments have been awarded by courts of competent jurisdiction. This nominal amount of debt, non–performing debt, and money judgment titles around the world presents us with a tremendous market potential and earnings potential for all products and services of Juro. Based on the figures provided by the IIF, the Bank of International Settlements (“BIS”), and the International Monetary Fund (“IMF”), the table below illustrates the potential market size potential for Juro.

Potential Juro Market Share of Global NPL Portfolios by Category of Debt

(in actual USD)

	Total Amount		Average Defaults & NPL Rate	Total NPL (in USD)
	Nominal	% of GDP
Total Household, Debt, Loans, Debt Securities, and Corporate Debt	$121,909,552,609,400.00	115.54%	2.22%	$2,704,965,180,963.27
Total Sovereign Debt	$80,769,964,223,400.00	76.55%	1.20%	$969,236,330,680.80
Total Global Debt	$255,000,000,000,000.00	192.08%	1.44%	$3,674,201,511,644.07
Total Population (projected 2019)	7,700,000,000	100.00%
Debt per Capita (in USD)	$33,116.88.00		1.44%	$477.17

72

Juro Portfolio by Market Capture Rate of Global NPL Portfolios by Category of Debt

(in US Millions)

	Portfolio Size if Juro Captures 1% of the NPL Volume	Portfolio Size if Juro Captures 5% of the NPL Volume	Portfolio Size if Juro Captures 10% of the NPL Volume	Portfolio Size if Juro Captures 50% of the NPL Volume
Household, Debt, Loans, Debt Securities, and Corporate Debt	$27,049.65	$135,248.26	$270,496.51	$1,352.48
Sovereign Debt	$9,692.36	$48,461.81	$96,923.63	$484,618.16
Total Juro Portfolio	$36,742.01	$183,710.07	$367,420.15	$1,837,100.75

Potential Projected Juro Portfolio Returns on Captured Market Share of Global NPL Portfolios

(in Actual USD)

			2.75% Return per annum	4.00% Return per annum
	0.25% Return per annum	1% Return per annum
Portfolio Size if Juro Captures 1% of the NPL Volume	$91,855,037.79	$367,420,151.16	$1,010,405,415.70	$1,469,680,604.66
Portfolio Size if Juro Captures 5% of the NPL Volume	$459,275,188.96	$1,837,100,755.82	$5,052,027,078.51	$7,348,403,023.29
Portfolio Size if Juro Captures 10% of the NPL Volume	$918,550,377.91	$3,674,201,511.64	$10,104,054,157.02	$14,696,806,046.58
Portfolio Size if Juro Captures 50% of the NPL Volume	$4,592,751,889.56	$18,371,007,558.22	$50,520,270,758.11	$73,484,030,232.88

73

RISK FACTORS

Our business is subject to numerous risks and uncertainties, including, but not limited to, those arising from regulatory scrutiny, legal proceedings seeking substantial damages, competitive and economic factors, and operational breakdowns.

The Juro Network was initially contemplated in a white paper that also described juro and the operating software to govern the Juro Network. The white paper was authored by Cosimo Constantinos; all intellectual property relating thereto was licensed to the Company on a worldwide exclusive basis in consideration for the provisions of the Juro Revenue Sharing Program which provides a perpetual royalty on the gross revenues of the Juro Network. The series trust “Juro Money Zero Maturity ETF” was established by the Company in order to provide for an exchange traded mechanism for participation in the perpetual royalty payments derived from the gross revenues of the Juro Network and to provide investors with an opportunity to invest in the Juro Network without having to purchase any of the underlying juro directly. The various series of the “Juro Money Zero Maturity ETF” were established to standardize certain financial products which could benefit from the liquidity of secondary markets. The first juro was created in June 2018 after the Founder and several members of the Juro Organization contributed a portfolio of money judgment titles awarded by various courts which underwent the “Capital Conversion of the Juro System”. The software and protocol that created and launched the Juro Network was introduced, but not released to the public for participation or contributions to the Juro Organization in the form of “Capital Conversions of the Juro System” of legal money in all of its forms. Since its introduction, the Juro Network has been under active development by a group of contributors currently headed by Cosimo Constantinos. As a proprietary system and suite of projects which have been licensed exclusively to the Juro Organization, the Juro Organization is the official organization and authority of juro and the Juro Network. Because of the relative novelty of the Juro ecosystem, including uncertainty about potential regulation of juro, the company will be subject to a number of risk factors set forth below.

Summary Risks

• We have a limited operating history. The planned operations of the Juro brand and the commercial enterprise envisioned will be developed and launched only following the respective jurisdictional regulator approvals, as applicable. Such regulatory approvals may never be given.

• We are a start-up company with limited revenue history.

• We operate in a highly competitive industry. Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and customer service resources, greater name recognition or a larger base of customers in affiliated businesses.

• We will depend on the organic growth of the use of our brand, system, and securitization through the planned concessions and operations as defined in the Juro Trust Deed, by word of mouth and cooperations with independent contractors whom shall recruit accounts and further sales force members on our behalf.

Online transactions may account for a significant percentage of the payment volume of our planned operations. If our ability to process payments for purchases made on online websites became impaired, or if Juro is not widely adopted, our business would in-turn suffer. Computation processing fees for transactions, tokenizations (both fungible and non-fungible tokens), smart contracts, and smart applications, may account for a significant percentage of the revenue volume of our planned operations in the Juro Decentralized Network. If our ability to operate and administer the Juro Central Network became impaired, or if the Juro Central Network is not widely adopted, our business would in-turn suffer.

Other Risk Factors

Your investment in the company will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the securities is suitable for you. A share of the Common Stock of the company is an Equity Security and is subordinate to existing and future indebtedness of the company. A share of the Common Stock of the company is an Equity Security and is subordinate to existing and future shares of Preferred Stock of the company. The shares of the Common Stock are equity interests and do not constitute indebtedness. This means that the Shares, will rank junior to all indebtedness of Juro and to other non-equity claims on Juro and the assets available to satisfy claims on Juro, including claims in liquidation. This also means that the Shares will rank junior to all preference equity securities of Juro. At the time of the publication of this prospectus, the company had authorized the issuance and allocation of a single series of preference equity securities.

74

Moreover, in the event that Juro issues debt and subsequently is in a state where it is deferring payments on those debt securities or is in default under the indentures governing those securities, Juro will be prohibited from making distributions on the Shares. Although Juro has no existing indebtedness that restricts payment of dividends on the Shares at the time of publication of this prospectus, Juro may issue indebtedness with similarly restrictive terms in the future. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of Shares, (1) dividends are payable only if declared by the board of directors of Juro or a duly authorized committee of the board, and (2) as company domiciled in Wyoming, Juro is subject to restrictions on dividend payments and redemption payments out of lawfully available assets. Further, the Shares place no restrictions on the business or operations of Juro or on its ability to incur additional indebtedness or engage in any transactions, subject only to the voting rights of Shares shareholders. Also, Juro’s ability to declare and pay dividends may depend on a number of barter, bank, payments, and financial services regulatory considerations, where and if applicable.

Juro’s Ability to Pay Dividends Depends Upon the Results of Operations of its Concessions, the various sponsored fund series of the Juro Money Zero Maturity ETF, and Subsidiaries.

Juro is a company that plans to conduct all of its operations through its staff, affiliates, the structure of concessions, and through its planned network of international subsidiaries and cooperations, subject to regulatory approval. As a result, Juro’s ability to make dividend payments on any Shares depends primarily upon the receipt of revenue, dividends, royalty payments, and other distributions from its affiliates and subsidiaries. There may be various regulatory restrictions on the ability of Juro’s planned international subsidiaries and operations to pay dividends or make other payments to Juro, upon their respective authorizations by regulators to operate. In addition, Juro’s right to participate in any distribution of assets of any of its affiliates or subsidiaries upon the affiliate’s or the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the Shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that respective affiliate or subsidiary, except to the extent that any of Juro’s claims as a creditor of such affiliate or subsidiary may be recognized and secured. As a result, the Shares effectively will be subordinated to a large extent to existing and future liabilities and obligations of Juro’s affiliates and subsidiaries which are to provide revenue or other distributions to the Company.

Miscellaneous

All payments and distributions (or deemed distributions) on Shares shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders. Risks related to our distribution structure of planned affiliated and subsidiaries, such as:

• our potential failure to attract and retain sales representatives;

• misconduct by our sales representatives, including failures to comply with applicable laws, including data protection laws;

• challenges to the independent contractor status of our sales representatives; and;

• determinations that laws relating to business opportunities, or franchising may be applicable to us.;

Risks related to the performance of our planned investments and sponsored fund portfolios, such as:

• a deterioration of the overall economic environment and savings and investment levels in individual regions or worldwide;

• the failure of our planned affiliates and subsidiaries investment products to remain competitive with other investment options or the loss of our relationship with companies that offer mutual fund and variable annuity products; and;

• changes in laws and regulations that could require us to alter our business practices and strategies.;

Other risks, such as:

• the loss of key personnel;

• the instability of the global markets and potential financial crisis;

• uncertainty as to institutional investors’ ownership levels;

75

Risks Related to Our Business

We might not implement successfully strategies to establish our operations, subsidiaries holdings, or increase the adoption of Juro or our branded products, services, and solutions which would limit our growth and cause our stock price to decline. Our future profitability will depend, in part, on our ability to implement successfully our strategy to establish our operations, affiliates, and subsidiaries through incorporation or through mergers and acquisitions activities and thus increase adoption of Juro. We cannot assure you that the market for our planned products, service, and solutions through affiliates and subsidiaries will remain viable. We expect to invest substantial amounts to:

• Establish affiliate relationships and establish subsidiaries and apply for the relevant regulatory licenses through incorporation of new companies or through proprietary mergers and acquisitions activities;

• Drive consumer and merchant awareness of Juro for the benefit of the company and its planned subsidiaries;

• Encourage consumers and merchants to sign up for and use the products, services, and solutions of our planned affiliates and subsidiaries;

• Establish and enhance the infrastructure of our planned affiliates and subsidiaries to handle seamless processing of transactions and services;

• Continue to develop state of the art, easy-to-use technology that will be used exclusively by our network and the Members of the Juri;

• Increase the number of users who collect and pay electronically using juro as tender in barter and general commerce transactions through our planned affiliates and subsidiaries;

• Establish and diversify the customer base of our planned affiliates and subsidiaries; and

• Establish and diversify the base of deal originators and lenders of the first instance of our planned standardized financial products to be securitized through the various series of the Juro Money Zero Maturity ETF.

Our investment in these programs will affect adversely our short-term profitability. Additionally, we may fail to successfully implement these programs or to substantially increase adoption of our planned operations, affiliates, and subsidiaries electronic payment method using juro as a barter unit of account by customers and specifically the customer segment of the unbanked or underbanked which we believe would benefit most from Juro. This would impact revenues adversely, and cause our business to suffer. We face strong competitors and our market evolves rapidly. If we do not compete effectively, the demand for our products, services, and solutions may decline, and our business would suffer. The market for our branded products, services, and solutions offered exclusively through the planned operations, affiliates, and subsidiaries is emerging, intensely competitive and characterized by rapid technological change.

In regards to the adoption of juro as a solution for bartering and an alternative to traditional transaction settlement and remittance solutions, our company, brand, and planned operations will compete with existing payment methods, traditional transaction settlement and remittance solutions, and other companies providing such services, including, among others:

• VISA

• Mastercard

• Discover

• American Express

• Diner’s Club

• PayPal

• and Western Union; among others.

76

In regards to the adoption of standardized financial products which shall be securitized as a solution for adding liquidity to identified sectors of the global economy including secondary and tertiary listings of said securitizations to add financial support and liquidity to those standardized securitizations, our company, brand, and planned operations will compete with existing securitizations, investment, trading, and liquidity solutions, and other companies providing such services, including, among others, the following competitor categories:

• banks

• insurance companies

• mutual funds

• exchange traded funds; and

• financial advisors; among others.

Many of these competitor categories, although we consider them to be indirect competitor, are comprised of companies and management that have longer operating histories, significantly greater financial, technical, marketing, customer service and other resources, greater name recognition or a larger base of customers in affiliated businesses than we currently have. There offerings of traditional investments, traditional credit facilities, and debt remediation solutions may be more attractive to customers which may have an adverse affect on the adoption of Juro, and in turn negatively affect the revenue potential and earnings of Shareholders.

We also indirectly compete with providers of traditional payment methods, in terms of transactions using juro as tender for barter or commercial transactions in the Juro Central Network or the Juro Decentralized Network. This indirect competition is particularly possible credit cards, checks, money orders and Automated Clearing House, or ACH, CHAPS, and SWIFT transactions, and money remittance services as well such as Western Union. Associations of traditional financial institutions such as Visa, MasterCard and the National Automated Clearing House Association, or NACHA, generally set the features of these payment methods. These associations have initiated programs to enhance the usability of these payment methods for transactions and could lower fees charged to merchants, consumers, and the customer segment of unbanked or underbanked individuals. Either of these programs or changes in offerings by these indirect competitors could make it more difficult for our planned operations to retain and attract customers that would adopt Juro.

Our planned operations will face significant risks of loss due to fraud and disputes between senders and recipients in the centralized and decentralized segments of the Juro Network. If our planned operations are unable to deal effectively with losses from fraudulent transactions, their losses from fraud would increase, and our business would be harmed.

Our planned operations will face significant risks of loss due to fraud and disputes between senders and recipients, including:

• unauthorized use of Juro Central Network cards, Juro Decentralized Network (“Juro DC”) wallets, account information and identity theft;

• merchant fraud and other disputes over the quality of goods and services;

• breaches of system security

• employee fraud; and

• use of our proprietary systems for illegal or improper purposes.

When a customer pays us for goods or services through our systems using a credit card and the cardholder disputes the charge, the amount of the disputed item gets charged back to us and the credit card associations may levy fees against us. Charge–backs may arise from the unauthorized use of a cardholder’s card number or from a cardholder’s claim that a merchant failed to perform. charge–backs result not only in our loss of fees earned with respect to the payment, but also leave us liable for the entire underlying transaction amount. If our charge–back rate becomes excessive, credit card associations also can require us to pay fines. We cannot assure you that new causes of excessive charge–backs will not arise in the future. We have taken measures to ensure that the management of the operations detect and reduce the risk of fraud, but we cannot assure you of these measures’ effectiveness. If these measures do not succeed, our business will suffer.

77

Unauthorized use of credit cards, bank accounts, and accounts within the Juro Network could expose us to substantial losses. If our planned operations are unable to detect and prevent unauthorized use of cards, bank accounts, and Juro Accounts, our business would suffer. The highly automated nature of, and liquidity offered by, our branded payment product makes us an attractive target for fraud. In configuring our branded products and services offered, we will face an inherent trade-off between customer convenience and security. Identity thieves and those committing fraud using stolen credit card, bank account numbers, or Juro Accounts, often in bulk and in conjunction with automated mechanisms of online communication, potentially can steal large amounts of money from businesses such as our planned operations. We believe that several of our competitors and indirect competitors have gone out of business or significantly restricted their businesses largely due to losses from this type of fraud. We expect that technically knowledgeable criminals will continue to attempt to circumvent our anti-fraud systems.

Our operations may incur charge–backs and other losses from merchant fraud, payment disputes and insufficient funds, and liability from these items could have a material adverse effect on our business and result in our losing the right to accept credit cards for payment. If our operations and planned subsidiaries are prohibited from accepting credit cards for payment, their ability to compete could be impaired and our business would suffer.

Our operations and planned subsidiaries may incur substantial losses from merchant fraud, including claims from customers that merchants have not performed, that their goods or services do not match the merchant’s description or that the customer did not authorize the purchase. We may also incur losses from erroneous transmissions and from customers who have closed bank accounts or have insufficient funds in them to satisfy payments. Our liability for such items could have a material adverse effect on our business, and if they become excessive, could result in their losing the right to accept credit cards for payment, which would in turn cause our business and revenue streams to suffer.

Security and privacy breaches in electronic transactions executed through our systems may expose us to additional liability and result in the loss of customers, either of which events could harm our business.

Any inability on our part to protect the security and privacy of electronic transactions could have a material adverse effect on our profitability. A security or privacy breach could:

• expose the company to additional liability;

• increase the expenses relating to resolution of these breaches; and

• deter customers from using our branded products and services.

We cannot assure you that our use of applications designed for data security will effectively counter evolving security risks or address the security and privacy concerns of existing and potential customers of our planned subsidiaries. Any failures in the security and privacy measures of our operations could have a material adverse effect on our business, financial condition and results of operations.

We and / or our planned affiliates and planned subsidiaries could incur substantial losses from employee fraud and, as a result, our business would suffer.

The large volume of payments that we project to handle for our customers makes us vulnerable to employee fraud or other internal security breaches. We cannot assure you that the internal security systems will prevent material losses from employee fraud.

Our branded systems might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken to enable us to detect and prevent identify theft, unauthorized uses of credit cards and similar misconduct, our branded systems remain susceptible to potentially illegal or improper uses. These may include illegal online gaming, fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud, child pornography trafficking, prohibited sales of alcoholic beverages and tobacco products and online securities fraud. Despite measures we have taken to enable our planned subsidiaries to detect and lessen the risk of this kind of conduct, we cannot assure you that these measures will succeed. Our business could suffer if our customers and / or the customers of our planned affiliates and subsidiaries use our branded systems for illegal or improper purposes.

78

Our status under state, federal and international financial services regulation is unclear. Violation of any present or future regulation could expose us to substantial liability, force us to change our business practices or force us to cease offering our branded products or services.

We operate in an industry which may become subject to further government regulation. In the future, we might be subjected to:

• national or international banking regulations;

• additional domestic money transmitter regulations and international money laundering regulations;

• international banking or financial services regulations or laws governing other regulated industries; or

• U.S.A and international regulation of Internet transactions. and

If we are found to be in violation of any current or future regulations, we could be:

• exposed to financial liability, including substantial fines which could be imposed on a per transaction basis and disgorgement of our profits;

• forced to change our business practices; or

• forced to cease doing business altogether or with the residents of one or more states or countries. If we were found subject to or in violation of any laws or regulations governing banks, money transmitters or electronic fund transfers, we could be subject to liability and forced to change our business practices. or

Our status under banking or financial services laws or other laws in countries outside our home jurisdiction is unclear. The cost of obtaining any required licenses or regulatory approvals in these countries could affect our future profitability. Our financial success will remain highly sensitive to changes in the rate at which our customers fund payments using juro and the Juro System rather than traditional payments, cash, debit cards, credit cards, or bank account transfers or the retention of existing account balances within our proprietary system. Our profitability could be harmed if the rate at which customers using juro goes down and the rate at which customers using traditional services goes up.

We may pay significant transaction fees when senders fund payment transactions using credit cards, nominal fees when customers fund payment transactions by electronic transfer of funds from bank accounts and no fees when customers fund payment transactions from an existing account balance from within the Juro Network. Senders may resist funding payments by electronic transfer from the Juro Network because of the greater protection offered by traditional services from credit cards or bank accounts, including the ability to dispute and reverse merchant charges, because of frequent flier miles or other incentives offered by credit cards or because of generalized fears regarding privacy or loss of control in surrendering bank account information to a third party. Although we do have plans to offer insurance on our products and services, as well as to offer rewards programs, in efforts to mitigate these risks and make our offerings more attractive to customers, there is no guarantee that our plans will be successful. If these plans fail to address customers’ needs and preferences, it may have an adverse affect on our revenues and this would negatively impact the value of the stock and our ability to pay dividends.

We will rely on financial institutions, including several current or potential competitors and indirect competitors, to process our payment transactions. Should any of these institutions decide to stop processing our payment transactions, our business could suffer. Changes to card association rules and practices, or excessive charge–backs, could result in a termination of our ability to accept credit cards. If we are unable to accept credit cards, their competitive position would be damaged seriously and our business would in turn suffer. We would have to comply with the operating rules of the Visa and MasterCard credit card associations and NACHA and CHAPS. The associations’ member banks set these rules. Some of those banks indirectly compete with us, or may elect to directly compete with us in the future. The member banks could adopt operating rules with which we might find it difficult or even impossible to comply. We might even lose our ability to gain access or never gain access to the credit card associations.

Furthermore, in cases of fraud or disputes between senders and recipients, we will face charge–backs when cardholders dispute items for which they have been billed. If their charge–backs become excessive, the credit card associations could fine us or terminate our ability to accept credit cards for payments. If we were unable to accept credit cards our competitive position would be seriously damaged and our business would thus suffer. Increases in credit card processing fees could increase our costs, affect our profitability, or otherwise limit our operations, which would in turn affect our business strategy and our revenue streams would suffer.

79

From time to time, Visa, MasterCard, American Express and Discover increase the interchange fees that they charge for each transaction using their cards. Credit card processors have the right to pass any increases in interchange fees on to us. Any such increased fees could increase our operating costs and reduce our profit margins, causing our business to suffer. Furthermore, credit card processors require clients to pledge cash as collateral with respect to their acceptance of Visa, MasterCard, American Express and Discover.

Customer complaints or negative publicity could affect use of our branded products and services adversely and, as a result, our business could suffer. Customer complaints or negative publicity about our customer service could severely diminish consumer confidence in us and diminish use of our branded products and services. Breaches of customers’ privacy and our security measures could have the same effect. The measures taken to combat risks of fraud and breaches of privacy and security, such as freezing customer funds or accounts, can damage relations between us and our customers. These measures heighten the need for prompt and accurate customer service to resolve irregularities and disputes. If we do not handle customer complaints effectively, our brand’s reputation may suffer and the brand may lose customers’ confidence.

We have limited experience in managing and accounting accurately for large amounts of customer data, requests, juro digital assets, and funds when they are established and / or acquired through a merger or acquisition activity. Our failure to manage this customer data, requests, juro digital assets, and funds properly would harm our business. Our ability to manage and account accurately for customer data, requests, juro digital assets, and funds requires a high level of internal controls. We will have neither an established operating history nor proven management experience in maintaining, over a long term, these internal controls. As our business continues to grow, we must strengthen our internal controls accordingly. The brand’s success requires significant public confidence in our ability to handle large and growing transaction volumes and amounts of customer data, requests, juro digital assets, and funds. Any failure to maintain necessary controls or to manage accurately customer data, requests, juro digital assets, and funds could diminish customer use of our branded products and services severely.

We may experience breakdowns in our payment processing system that could damage customer relations and expose us to liability, which could affect adversely our ability to become profitable and our business would then suffer. A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations which would cause our business to suffer. To operate our business successfully, we must protect our company, planned affiliates, planned subsidiaries, and the proprietary payment processing and other systems from interruption by events beyond our control. Events that could cause system interruptions include:

• fire;

• earthquake;

• terrorist attacks;

• natural disasters;

• computer viruses;

• unauthorized entry;

• telecommunications failure;

• computer denial of service attacks; and

• power loss and rolling blackouts.

From time to time, we will depend on third parties for co-location of our data servers and rely upon these third parties for the physical security of some of our collective servers. Our collective servers are planned to reside in facilities in Miami, Florida, San Jose and Santa Clara, California, as well as in Stockholm, Sweden, and the Turks and Caicos Islands. Our Nodes are are planned to operated autonomously in a decentralized manner. Currently we are not able to automatically switch instantly between the centralized and decentralized system, or to another back-up site in the event of failure of the main server site. This means that an outage at one facility could result in our system being unavailable for at least several hours. This downtime could result in increased costs and lost revenues which would be detrimental to our business and the businesses of our planned subsidiaries.

80

The infrastructure of our operations could prove unable to handle a larger volume of customer transactions and data requirements. Any failure to accommodate transaction and bandwidth growth could impair customer satisfaction, lead to a loss of customers, impair our ability to add customers or increase our costs, all of which would harm our business. Because our customers may use our products for critical transactions and processes, any errors, defects or other infrastructure problems could result in damage to the customers’ businesses. These customers could seek significant compensation from the us for their losses. Even if unsuccessful, this type of claim likely would be time consuming and costly for us to address, and would thus cause our business to suffer.

We will primarily rely on our planned affiliates’ and our planned subsidiaries’ customers for distribution of our branded products and services, and this method of distribution may not meet our goals. If their customers stop using our branded products and services, our business would suffer. We do not expect to spend significant amounts on traditional sales and marketing activities, such as television and radio advertising, and we will rely heavily instead on distribution of our branded products and services through our planned affiliates and planned subsidiaries by the customers of the respective affiliates and subsidiaries themselves. Because of the rapidly evolving nature of electronic commerce, we cannot guarantee that this method of distribution will achieve our goals or that we will develop alternative distribution channels. In addition, because we will rely primarily on the affiliates and subsidiaries for product distribution, any disruption in customer service by affiliates and subsidiaries or harm to our brand’s reputation could a have material adverse effect on the ability to distribute our branded products and services and expand the customer base. The inability to manage growth by our affiliates and subsidiaries could affect our business adversely and harm our ability to become profitable.

Although we plan to grow quickly, our quarterly results will fluctuate in the future as a result of a variety of factors, many of which are beyond our control. These factors include:

• changes in our costs, including interchange and transaction fees charged by credit card associations, and our transaction losses;

• changes in our pricing policies or those of our subsidiaries or of our competitors;

• relative rates of acquisition of new customers and Members of the Juri;

• seasonal patterns, including increases during the holiday season;

• delays in the introduction of new or enhanced services, software and related products by us or our competitors or market acceptance of these products and services; and

• other changes in operating expenses, personnel and general economic conditions.

Loss of principal of customer data, juro digital assets, or funds in the branded systems may adversely affect customer perceptions and revenues. A reduction in revenue volume in our subsidiaries could affect our ability to become profitable.

We will reinvest Juro Reserve Account funds in the branded system in short term money market and money market equivalent securities, or in accordance to applicable regulations. Although we intend to invest in high grade securities, the securities may lose value. If these losses occur, customers’ perceptions regarding the safety and handling of the Juro Trust Estate which the company administers as trustee, and subsequently generates part of the distributions of the Juro Revenue Sharing Program, may result in decreased participation in the system and decreased volumes within our branded system. This would cause our business and profitability to suffer.

We may not protect our proprietary technology effectively, which would allow competitors to duplicate our products and services. This would make it more difficult for us and our subsidiaries to compete with them. Our success and the ability for our planned subsidiaries to compete in our markets depend, in part, upon our proprietary technology and the intellectual property licensed to us from the Juro Organization. We will rely primarily on copyright, trade secret and trademark laws to protect our technology including the source code for our proprietary software, and documentation and other proprietary information. We may elect to apply for a patent or patents as well. A third party might try to reverse engineer or otherwise obtain and use our technology without our permission, allowing competitors to duplicate our products and services. In addition, the laws of some countries in which we plan to sell our products and services through our planned subsidiaries may not protect software and intellectual property rights to the same extent as the laws of our home jurisdiction in the United States. Our product features may infringe claims of third-party patents, which could affect our business and profitability adversely.

81

We are aware of various patents held by third parties in the area of electronic payment systems and alternative systems relating to solutions to the products and services we offer. The holders of rights under these patents might assert that we are infringing them. We believe that our product features are unique and / or do not infringe on patents or copyrights of other parties, however we cannot assure you that our product features do not infringe on patents held by others or that they will not in the future. If any party asserts claims against us, litigation may have a material adverse effect on us even if we defend ourselves successfully. In lieu of expensive litigation, we may seek a patent or copyright license but we cannot assure you that we could secure a license on reasonable terms.

We have limited experience competing in international markets. Our international expansion plans will expose us to greater political, intellectual property, regulatory, exchange rate fluctuation and other risks, which could harm our business. We intend to expand use of our products and services in selected international markets. If we could not continue our expansion into international markets, our business could suffer. Accordingly, we anticipate devoting significant resources and management attention to expanding international opportunities.

Expanding internationally subjects us to a number of risks, including:

• greater difficulty in managing foreign operations;

• changes in a specific country’s or region’s political or economic conditions;

• expenses associated with localizing our products, including offering customers the ability to transact business in multiple currencies;

• differing intellectual property laws;

• laws and business practices that favor local competitors;

• multiple and changing laws, tax regimes and government regulations; and

• foreign currency restrictions and exchange rate fluctuations.

Risk Factors Related to the Juro Networks and Juro

The operational activities undertaken by the Juro concessions and Juro Network users may not generate any revenue distributions to the perpetual royalty of 68% of gross sales which the company benefits from.

As Juro is a novel mechanism and system of technologies which the company believes has enormous earnings potential, it can not be assured that juro or the Juro Network will ever be adopted by a significant customer base, or that it will ever be adopted by the general public, or governments, or businesses, or legal entities. If juro and the Juro Network is not adopted by a large enough group of users where the tools and utilities are not implemented as intended by the Founder, no revenues will be generated and the commercial enterprise of the Juro Network may fail, which could adversely affect an investment in the Shares. The further development and acceptance of the Juro Network and other Digital Asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Juro Network may adversely affect an investment in the Shares. A Digital Asset such as juro may be used, among other things, to buy and sell goods and services. The Juro Network and other Digital Asset networks are a new and rapidly evolving industry of which the Juro Network is hoped to be a prominent, but not entirely unique, part. The growth of the Digital Asset industry in general, and the Juro Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the Digital Asset industry, as well as the Juro Network, include:

• changes in current regulations in an inconstant manner across jurisdictions which Juro operates or intends to operate;

• unfavorable changes in current regulations in some or all of the jurisdictions which Juro operates or intends to operate;

• expenses associated with being compliant to regulations;

• adoption levels of juro by businesses, consumers, governments, and participants in the economy;

• multiple and changing laws, tax regimes and government regulations; and

• foreign currency restrictions and exchange rate fluctuations.

82

We cannot be certain as to the impact of the public registration of the company or the subsequent listing of the company’s shares or the listing of the units of the respective series of the Juro Money Zero Maturity ETF on the CBOE, NASDAQ, or other regulated stock market, and the expansion of its juro holdings on the Digital Asset industry, the Asset Recovery Industry, and the Juro Network. A decline in the popularity or acceptance of the Juro Network may harm the price of the Shares. There is no assurance that the Juro Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to Digital Asset service providers, Asset Recovery service providers, and financial services will not be negatively affected by government regulation or supply and demand of juro.

Currently, there is relatively limited use of juro in the retail and commercial marketplace, and we may attract extensive investment by speculators, thus contributing to the possibility of price volatility that could adversely affect an investment in the Shares.

As relatively new products and technologies, juro and the Juro Network have only recently become selectively accepted as a means of payment for goods and services by retail and commercial outlets, and use of juro by consumers to pay such retail and commercial outlets using the tools of the Juro Network remains limited. Banks and other established financial institutions may refuse to process funds for Juro transactions; process wire transfers to or from Juro-related companies or service providers; or maintain accounts for persons or entities transacting in juro. Conversely, a significant portion of demand for Juro and juro digital money may be generated by speculators and investors in the Debt Recovery industry which may be seeking to profit from the short- or long-term holding of juro as a hedge in their collection activities. Price volatility would undermine juro’s role as a medium of exchange as retailers are much less likely to accept it as a form of payment. Market capitalization for juro as a medium of exchange and payment method may always be low. A lack of expansion by juro into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the stock price, either of which could adversely impact an investment in the Shares. The company believes that, like any commodity, juro will fluctuate in value, but over time will gain a level of acceptance as a store of value, similar to certain precious metals and currencies the respective series are pegged to and represent via the CCJS.

The closed-source structure of the Juro Network protocol means that the contributors to the protocol are generally directly compensated for their contributions in maintaining and developing the protocol. The Juro Network protocol does use some open-source utilities where the contributors to those protocols are not generally directly compensated. A failure to properly monitor and upgrade the protocol could damage the Juro Network and an investment in the Shares.

The Juro Network operates based on a closed-source proprietary protocol which uses, among other things, the source code and intellectual property created by Cosimo Constantinos, and the source code and utilities provided by select open-source projects. The collective source code, intellectual property, and utilities used by the Juro Network will be maintained by the company. The Juro Network repository shall be dependent on the research and development improvements and overall maintenance of both the closed-source and open-source components. The company may not be able to provide the financial incentive to the developers and specialists required to maintain and develop the protocol. Furthermore, in instances where the protocol uses open-source utilities, the repositories of those open-source projects will be subject to the respective project’s contributors effectively maintaining and developing those projects. Those open source projects are not represented by an official organization or authority. As those open-source projects are not sold and their use do not generate revenues for contributors, contributors are generally not compensated for maintaining and updating those respective open-source projects. The lack of guaranteed financial incentive for contributors to maintain or develop the open-source utilities which the Juro Network may use from time to time, and the risk of the company not having the resources to adequately address emerging issues with the Juro Network, may reduce incentives to address the issues adequately or in a timely manner. This may adversely affect an investment in the Shares.

If a malicious actor obtains control in excess of fifty (50) percent of the processing power (or aggregate hashrate) active on the decentralized segment of the Juro Network, it is possible that such actor could manipulate the Blockchain of the decentralized segment in attempt to corrupt the Codex in a manner that adversely affects an investment in the Shares or the ability of the Juro Decentralized Network to operate. This is deemed highly unlikely due to the fact that the Juro Decentralized Network’s protocol is a proof of authority system with 5,040 validators authorized in the system; however it can not be guaranteed that said authorized validators would not become vulnerable to malicious actors.

83

If a malicious actor obtains a majority of the processing power (referred to herein as “aggregate hashrate”) dedicated to the decentralized segment of the Juro Network, it will be able to exert unilateral control over the addition of blocks to that Blockchain. As long as the malicious actor enjoys this majority it may be able to “double-spend” its own juro (i.e., spend the same juro in two or more conflicting transactions) as well as prevent the confirmation of other Juro transactions in the decentralized segment of the Juro Network. If such a scenario were to materialize, it could adversely affect an investment in the Shares or the ability of the Trust to operate. To the extent that such a malicious actor takes action which corrupts the Blockchain of the decentralized segment of the Juro Network and causes the Codex to not reconcile, the company will be required to make a public notice on the website of the company, and subsequently on the website of the Juro Money Zero Maturity ETF and of the Juro Organization, seeking comments and any objection to the rectification of the decentralized segment of the Juro Network and its Blockchain using the physical archives, centralized segment of the Juro Network, and the overall Codex to reconcile and ensure that the account balances and transactions are correct, restored, or otherwise validated. If there is no objection in 30 days from the notice period received by the company in its capacity as the Trustee of the Juro Organization, then the decentralized segment of the Juro Network, its Blockchain, and the overall Codex and the Juro System shall be recovered and restored, albeit in a delayed timeframe, which could adversely affect an investment in the Shares. If there is an objection received in time regarding such notice, by the company, the appeal process of the Codex shall be evoked. The appeal process calls upon 12 random members of the Juri to analyze the Codex and all records, objections, and evidence in support. The 12 members of the Juri vote on the matter of reconciliation, where a vote of a simple majority is required for a final decision. If an affirmative vote results from the appeal process, then the Juro System shall be recovered and restored to a rectified state, albeit in a delayed timeframe, which could adversely affect an investment in the Shares. If a negative vote results from the appeal process, then, consequently, the Blockchain deemed to have been corrupted by the malicious actor would be validated as the correct state of the ledger, which could adversely affect an investment in the Shares.

To the extent that the Juro ecosystem, contributors and the administrators of concessions, do not act to ensure greater decentralization of Juro aggregate hashrate, the feasibility of a malicious actor obtaining in excess of fifty (50) percent of the aggregate hashrate on the Juro Network (e.g., through control of a large computational pool or through hacking such a computational pool) will increase, which may adversely impact an investment in the Shares. Additionally, there are some academics and market participants of the Bitcoin Network who believe the applicable threshold required to exert authority over the Bitcoin Network could be less than fifty (50) percent, which, if applicable to the Juro Network, would increase the chances of a malicious actor exerting authority over the Juro Network. The Company believes that more than fifty (50) percent of the aggregate hashrate on the Juro Network would be required for such a malicious actor to obtain control over the decentralized segment of the Codex, however this can not be assured.

Intellectual property rights claims may adversely affect the operation of the Juro Network.

Third parties may assert intellectual property claims relating to the holding and transfer of Digital Assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Juro Network’s long-term viability or the ability of end-users to hold and transfer juro may adversely affect an investment in the Shares. Additionally, a meritorious intellectual property claim could prevent the company and other end-users from accessing the Juro Network or holding or transferring their juro, which could force the termination of all or part of the business activities of the company and the liquidation of all or part of the Trust Estate of the Juro Organization (if such liquidation of the Trust’s Estate is possible). As a result, an intellectual property claim against the company or other large Juro Network participants could adversely affect an investment in the Shares of Common Stock.

Risk Factors Related to the Respective NAV Reference Markets

The value of the Shares relates indirectly to the value of the juro held by the customer segments and the values of the respective standardized portfolios of the Juro Money Zero Maturity ETF in particular, and fluctuations in the price of units or shares, and respective dividend payments made thereon, if any, of those respective series of the Juro Money Zero Maturity ETF could adversely affect an investment in the Common Stock.

The units and/or shares of the respective series of the Juro Money Zero Maturity ETF are designed to track as closely as possible the price of their respective standardized portfolios, as measured at 4:00 p.m. Eastern Time using the Respective ETF Shares NAV on each Business Day, less the respective Trust’s liabilities (which include accrued but unpaid fees and expenses). The value of the Common Stock of the company is related to the value of juro and the respective performance and size of the standardized portfolios held by all of the series of the Juro Money Zero Maturity ETF. Several factors may affect the Respective ETF Units and/or Shares NAV, and, in turn affect an investment in the Common Stock of the Company.

84

In addition, investors should be aware that there is no assurance that juro will maintain its long-term value in terms of purchasing power in the future or that the acceptance of juro for payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price, adoption, or utility of juro or a specific product offered by Juro declines, the company expects the value of an investment in the Shares of Common Stock to decline proportionately.

The Common Stock may be subject to momentum pricing, which may lead to greater volatility and adversely affect an investment in the Shares of Common Stock.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The company believes that momentum pricing of stock of the company may result in speculation regarding future appreciation in the value of the Common Stock or any of the denominations of juro, inflating the price of Common Stock or a denomination of juro, and making it more volatile. As a result, Common Stock may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the stock price, which could adversely affect an investment in the Shares of Common Stock.

Since there is theoretically no limit on the number of juro that the company may acquire (other than the overall issuance prerequisites for the “Capital Conversion of the Juro System” into juro in existence established by the original juro protocols), the company itself, as it grows, may have an impact on the supply and demand of juro that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for juro or the respective standardized portfolios of all of the series of the Juro Money Zero Maturity ETF.

The provisions of the Trust Deed of the Juro Organization and the company Bylaws place no limit on the number of juro the company may hold. Moreover, and therefore may acquire an unlimited number of juro incidental to the Capital Conversion of the Juro System. The global market for juro is characterized by similar supply and demand constraints that are generally present in the markets for commodities or other assets such as gold and silver. Furthermore, the rate of creation or issuance of juro through the Capital Conversion cannot be predetermined as that is subject to adoption of juro and the adoption of the Juro Network by the general public, institutions, and governments, and the rate at which those who have adopted Juro have chosen to have juro issued from their respective assets using the Capital Conversion. Such adoption, or lack there of, my have an adverse affect on the Shares of Common Stock.

If the number of juro acquired by the company is large enough relative to global juro supply and demand, further in–kind creations and redemptions of the units or shares of the respective series of the Juro Money Zero Maturity ETF Shares, as applicable, could have an impact on the supply of and demand for juro in a manner unrelated to other factors affecting the global market for juro. Such an impact could affect the Respective NAV of a Series of the Juro Money Zero Maturity ETF, which could indirectly affect the price at which the Common Stock are traded.

The Shares may trade at a discount or premium in the trading price relative to the last price per share of unregistered sales of the Common Stock which were subject to exemptions registration, please see the section titled “Sale Price History of our Capital Stock” for more information, and / or as a result of non-concurrent trading hours between the applicable trading venue for the Common Stock and the Respective Benchmarks, Indexes, and Pegs of the securities of the respective series of the Juro Money Zero Maturity ETF.

The value of a Share may be influenced by non-concurrent trading hours between the stock exchanges and the various juro or ETF securities NAV references. Additionally, Shares may be traded at other times and in other venues. While the primary trading venue for the Common Stock may be open for trading in the Shares for a limited period each day, the forex and futures markets are, at times, a 24-hour marketplace; however, trading volume and liquidity on the forex and futures markets is not consistent throughout the day and the forex and futures markets, including the larger-volume markets, may need to shut down temporarily or permanently due to security concerns, directed denial of service attacks and DDoS Attacks and other reasons. As a result, during periods when the trading venue selected is open but large forex and futures markets which are used in the calculations of the respective NAV’s of the respective ETF which have an indirect affect on the stock price of the Common Stock, are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares, and the NAV of the ETF Shares, as applicable. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

To the extent that prices on the Respective NAV Reference Markets move negatively during hours when U.S. equity markets are closed, trading prices of the Shares may “gap” down at market open.

85

The value of a Share may be influenced by non-concurrent trading hours between U.S equity markets and various Respective ETF NAV Reference Markets. While U.S. equity markets are open for trading in the Shares for a limited period each day, some of the Respective NAV Reference Markets are 24-hour marketplaces. During periods when U.S. equity markets are closed but a Respective NAV Reference Market is open, significant changes in the price of juro in the Respective NAV Reference Markets could result in a difference in performance between the price of juro as measured by the Respective Shares NAV and the most recent Share price. To the extent that the price of juro in the Respective NAV Reference Markets, moves significantly in a negative direction after the close of U.S equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of juro in the Respective NAV Reference Markets drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing juro or other Digital Assets, commodity or currency exposure or to speculate on the price of juro, or to receive the fungible equity interest of the profit sweep dividend payments which the Shares provide from the perpetual royalty payments of the Juro Revenue Sharing Program. Speculation on the price of juro may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that market makers reduce their participation in the making of markets in the Common Stock dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are available from the secondary market or other market makers. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of juro or other benchmark.

An investment in the Shares may be adversely affected by competition from other methods of investing in juro or the Debt Recovery Industry, or the Barter Industry, or from other Digital Assets.

The company will compete with direct investments in juro and other potential financial vehicles, possibly including securities backed by or linked to juro, debt recovery instruments, barter, and Digital Asset ETPs that are similar to the company, and its affiliates, or that focus on other Digital Assets. Market and financial conditions, and other conditions beyond the Company’s control, may make it more attractive to invest in other financial vehicles, including vehicles that focus on other Digital Assets, or to invest in juro directly in the Pier X, which could limit the market for the Shares and reduce the liquidity of the Shares.

Political or economic crises may motivate large-scale sales of juro, which could result in a reduction in the Respective Shares NAV and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed directly by central governments, Digital Assets and commodities such as juro, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of juro either globally or locally. Large-scale sales of juro or the Common Stock could result in a reduction in the stock price and adversely affect an investment in the Shares.

Demand for juro is driven, in part, by its status as the most prominent and secure solution to debt recovery in the form of a Digital Asset which can be used for commerce immediately in a Barter System, where said Digital Asset is used as money. It is possible that a Digital Asset other than juro could have features that make it more desirable to a material portion of the Digital Asset user and investor base, resulting in a reduction in demand for juro, which could have a negative impact on the price of juro and adversely affect an investment in the Shares.

The Juro Network and juro, as an asset, hold a “first-to-market” advantage over other debt recovery assets, barter assets, Digital Assets, standardized securitizations and respective solutions, in the sense that the Juro Network is the first and only solution to merge all four asset classes, industries, and solutions. This first-to-market advantage is driven in large part by having the intellectual property associated to Juro as well as having a multifaceted system that uses traditional archiving and vault storage methodologies, centralized databases, decentralized ledgers, and a mechanism to spider into other existing networks and systems using the proprietary advanced systems, utilities, cryptographic security, and applications of Juro. See “Overview of the Juro Industry and Market.” Having a large network results in greater user confidence regarding the security and long-term stability of a network and its ledger; as a result, the advantage of “first-to-market” should provide for more users and participants to the Juro Network. More users and participants makes a Digital Asset more secure, which makes it more attractive to new users and participants, resulting in a network effect that strengthens the first-to-market advantage.

86

Despite the marked first-mover advantage of the Juro Network over other solutions and assets in debt recovery, barter, and the digital assets space in general, it is possible that another Digital Asset or network could become materially popular due to either a perceived or exposed shortcoming of the Juro Network protocol that is not immediately addressed by the Juro Organization or Juro System, Inc., or a perceived advantage of an alternative that includes features not incorporated into the Juro Network. If an alternative assets and solution obtains significant market share (either in market capitalization, use as a debt recovery solution, or use as a barter or payment technology), this could reduce Juro’s market share and have a negative impact on the demand for, and price of, juro and thereby adversely affect an investment in the Shares.

The company could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The company has taken over the system which has been designed by the Juro Founder to specifically provide security for the centralized and decentralized segment of the Juro Network, which protects the ledger of ownership of assets, and may be expanded, updated and altered, used in parallel to other systems, or replaced from time to time. The archives, vaults, centralized databases, and decentralized ledgers comprise the total technical infrastructure, some of which is dependent on third-party service providers. Any effort to expand, update or alter the systems, archives, vaults, centralized databases, and decentralized ledgers is likely to be complex, and unanticipated delays in the completion of these projects may lead to project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the company has utilized the infrastructure. This could further expose the company to operational inefficiencies or vulnerabilities. Any issues relating to the performance of the systems, archives, vaults, centralized databases, and decentralized ledgers may have an adverse impact on an investment in the Shares.

The company’s internal systems are highly technical, and if such systems contain undetected errors, the value of the Shares could be adversely affected.

The company’s internal systems are technical and complex. In addition, the storage and safekeeping responsibilities of the company in relation to the Juro Money Zero Maturity ETF®, Juro Central®, and the Juro-DC® depend on administration by the company and the ability of the systems, archives, vaults, centralized databases, and decentralized ledgers to store, accept and distribute data relating to juro and the private and public Juro addresses that the Company transfers such juro. The systems, archives, vaults, centralized databases, and decentralized ledgers may now or in the future contain undetected errors, software flaws (i.e., bugs) or vulnerabilities. Some errors in the systems, archives, vaults, centralized databases, and decentralized ledgers may only be discovered after a failure in the system’s safekeeping and storage of the company’s or a customer’s data, juro, or assets which could result in the theft, loss or damage of data, juro, or assets. Any such theft, loss or damage of the data, juro, or assets would have a negative impact on the value of the Shares.

The company’s ability to adapt technology in response to changing security needs or trends poses a challenge to the safekeeping of the juro and assets in the Juro Network.

The short and volatile history of the digital market industry suggests that the company must adapt to technological change in order to secure and safeguard client accounts in the Juro Network. While the company believes the proprietary system, archives, vaults, centralized databases, and decentralized ledgers of the Juro Network have been reasonably designed to safeguard accounts from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Juro Network will likely adapt and previously unknown threats may emerge. Furthermore, the company believes that the Juro Network may become a more appealing target of security threats as the size of the total assets in the system grows. To the extent that the company is unable to identify and mitigate or stop new security threats, the data, juro, and digital assets of the Juro Network may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the data, juro, and assets.

Security threats to the Custody System could result in the halting of operations, the suspension of services, a loss of data, juro, assets, or damage to the reputation and brand of the Juro, each of which could result in a reduction in the price of the Shares. Security breaches, “cyber attacks,” computer malware and computer hacking attacks are prevalent concerns of the Juro Network. Any cyber security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the our business operations or result in loss of data, juro, or other assets. Any breach of the company’s infrastructure could result in damage to our reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, we believes that, as the company’s assets grow, it may become a more appealing target for cyber security threats such as hackers and malware.

87

The company believes that the custody system utilizing proprietary software, hardware equipment and redundancy, segregation and offline data storage (i.e., air-gapped and not internet-connected) protocols, and traditional archiving and vaulting methodologies is reasonably designed to safeguard the Juro Network from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the custody system is not impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God generally will be borne by the company.

The custody system and operational infrastructure may be breached due to the actions of outside parties, error or insider malfeasance of an employee of the company, or otherwise, and, as a result, an unauthorized party may obtain access to the custody system, private keys, data, assets, or juro. Additionally, outside parties may attempt to fraudulently induce employees of the company or affiliates to disclose sensitive information in order to gain access to the Company’s infrastructure. The company, affiliates, or any technological consultant engaged by them will periodically examine and propose modifications to the custody system, protocols and internal controls to address the use of new devices and technologies to safeguard the company’s systems, data, assets, and juro. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the company may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the custody system occurs, the market perception of the effectiveness of the custody system could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the custody system, the company may cease operations, suspend services or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence in the custody system and the company’s security and technology policies, or a breach of the custody system, may adversely affect the company and the value of an investment in the Shares.

The company, its affiliates, and each of their agents will take measures to protect the Juro Network from unauthorized access, damage or theft; however, it is possible that the custody system may not prevent the improper access to, or damage or theft of the data, juro, or assets in the Juro Network. A security breach could harm the company’s reputation or result in the loss of some or all of the company’s juro or digital assets, which represent the a majority of the company’s assets. A resulting perception that the custody system does not adequately protect the company’s data, juro, and digital assets could result in a loss of current or potential Shareholders, reducing demand for the Shares and causing the Shares to trade lower.

Certain juro transactions in the decentralized segment of the Juro Network are irrevocable and stolen or incorrectly transferred juro may be irretrievable. As a result, any incorrectly executed juro transactions could adversely affect an investment in the Shares. Transactions in the decentralized segment of the Juro Network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, the appeal process of the Juro Organization being evoked. Once a transaction has been verified and recorded in a block that is added to the decentralized Blockchain and then confirmed in the Codex, an incorrect transfer of juro or a theft of juro generally will not be reversible and the aggrieved party may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, juro or digital assets in the decentralized segment of the Juro Network could be transferred from a wallet in incorrect quantities or to unauthorized third parties. To the extent that the aggrieved party is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the juro or digital assets through error or theft, and to the extent the the appeal process fails, the aggrieved party will be unable to revert or otherwise recover incorrectly transferred juro or digital assets. To the extent that an aggrieved party is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

Assets in custody of the Juro Network may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of a customer’s juro or digital assets could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the customer or the company associated with the public or private Juro addresses that hold the customer’s juro or assets. The company believes that juro or digital assets in the Juro Network will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the juro, digital assets, or private keys. Although the custody system’s design includes various elements, such as redundancy, segregation and offline (i.e., “air-gapped”) storage, to minimize the risk of loss, damage and theft, the company cannot guarantee that the custody system will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the customer’s account or wallet in the Juro Network could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the company and, consequently, an investment in the Shares.

88

Digital Assets and juro Digital Money held by in the Juro Network are not subject to FDIC or SIPC protections.

The company is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held in the Juro Network are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

No Insurance.

The company does not currently insure juro or digital assets in custody of the Juro Network, but it may elect to do so upon the establishment of a viable insurance market for juro or the products, services, and solutions offered in the Juro Network, including but not limited to that of custody and safekeeping. Because of a lack of available coverage and the prohibitive cost of coverage, it is not practicable for the company to obtain insurance of any type that would cover losses associated with juro or digital assets in custody of the Juro Network at this time. The company will endeavor to stay apprised of developments in the insurance market and will evaluate any such insurance plans which may insure the assets of the Trust with economically practicable terms and rates.

The company’s limited liability under the standard Custody Agreement of the Juro Network may impair the ability of a customer to recover losses relating to its juro or digital assets and any recovery may be limited, even in the event of fraud, to the market value of the juro or digital assets lost or damaged at the time the fraud is discovered.

The liability of the company is limited under the Custody Agreement of the Juro Network and the provisions of the Trust Deed of the Juro Organization which all customers are bound to upon acceptance and becoming Members of the Juri, under which the company is only liable for losses that are the direct result of its own fraud, gross negligence, willful misconduct or bad faith in the performance of its administrative custodial or administrative duties. Any such liability is further limited to the market value of the juro or digital assets lost or damaged at the time such fraud, gross negligence, bad faith or willful misconduct is discovered by the company on behalf of the customer.

In addition, the company will not be liable for any delay in performance or any non-performance of any of its custodial or administrative obligations under the Custody Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The company will also not be liable for any system failure or third-party penetration of the custody system, unless such system failure or third-party penetration is the result of fraud, gross negligence, bad faith or willful misconduct on the part of the company. As a result, the recourse of a customer or any investor in the company, under Florida law, Wyoming law, and US Federal law, as applicable, is limited.

Risks relating to reliance on third party service providers.

Due to audit and operational needs, there will be individuals who have information regarding the company’s operations, financials, or security measures. Any of those individuals may purposely or inadvertently leak such information, which could adversely affect an investment in the Shares.

If the company’s juro or digital assets are lost, stolen or destroyed under circumstances rendering a party liable to the company, the responsible party may not have the financial resources sufficient to satisfy the company’s claim. For example, as to a particular event of loss, the only source of recovery for the company might be limited to the provisions of the Trust Deed of the Juro Organization or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the company. Furthermore, to our knowledge, at this time, there is no U.S. or foreign governmental, regulatory, investigative, or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen juro. However, it is the opinion of the company that said matters would be addressed by courts with subject matter jurisdiction over personal property theft in accordance to any civil or criminal procedure rules of the respective jurisdictions.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more AMMs or Authorized Participants of the respective series of the Juro Money Zero Maturity ETF.

In the event that one or more AMMs or Authorized Participants having substantial interests in either the Shares or the securities of a series of the Juro Money Zero Maturity ETF, or otherwise responsible for a significant portion of the daily trading volumes thereof, withdraw from participation, the liquidity of the Shares and/or the securities of a series of the Juro Money Zero Maturity ETF will likely decrease, which could adversely affect the market price of the Shares and adversely affect an investment in the Shares.

89

As a new company, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the company do not reach a viable size, the liquidity of the Shares may be limited.

As a new company, there can be no assurance that the company will grow to or maintain an economically viable size. Additionally, there is no guarantee that an active trading market will be developed or maintained and that the Shares will be liquid. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected. A reduction in the liquidity of the Shares could adversely affect an investment in the Shares.

The Shares are unlisted. If the Shares are subsequently listed on a trading venue, such as the CBOE or NASDAQ, said trading venues may halt trading in the Shares, which would adversely impact investors’ ability to sell the Shares.

To the extent that the Shares remain unlisted or in the event that they are listed and the trading venue subsequently halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell the Shares, thus adversely affecting an investment in the Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the company, adversely affecting an investment in the Shares.

The company has contractually assumed certain operational and periodic expenses of the company’s operations and mission. Extraordinary expenses of the company (e.g., expenses relating to litigation) and any other expenses that are not assumed by the company are borne by the company and paid through the sale or use of the company’s funds, assets, or juro. Any incurring of extraordinary expenses by the company could adversely affect an investment in the Shares.

The sale or use of the company’s juro or assets to pay expenses at a time of low prices could adversely affect the value of the Shares.

The company may need to sell juro or other assets on an as-needed basis, irrespective of then-current juro prices or respective asset prices. The company will actively manage its juro and assets, and shall attempt to buy or sell juro and assets to protect against or to take advantage of fluctuations in the price of juro or the respective assets. Consequently, the company may sell juro or assets at a time when the prices are low, resulting in a negative impact on the value of the Shares.

The value of the Shares may be adversely affected if the company is required to be indemnify Trustees, Administrators, Transfer Agents or the Custodians or other service providers and affiliates under the Trust Documents, engagements, or other contractual agreements entered into in the course of operations.

Generally, Trustees, Administrators, Transfer Agents, Custodians, and service providers have a right to be indemnified by the company for any liability or expense they incur, subject to certain exceptions. Therefore, a Trustee, Administrator, Transfer Agent, Custodian, or service provider may require that the assets of the company be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the company and may have an adverse affect on an investment in the Shares.

Intellectual property rights claims may adversely affect the company and an investment in the Shares.

The company is not aware of any intellectual property claims that may prevent the company from operating, enacting its business strategy, and holding juro and other digital assets; however, third parties may assert intellectual property claims relating to the operation of the company and the mechanics instituted for the investment in, holding of and transfer of juro or other digital assets. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses and be borne by the company through the sale of the company’s juro or other assets. Additionally, a meritorious intellectual property claim could prevent the company from operating and force the company to terminate the or suspend services. As a result, an intellectual property claim against the company could adversely affect an investment in the Shares.

90

Risk Factors Related to the Regulation of the Company and the Shares

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of juro or the operation of the Juro Network in a manner that adversely affects an investment in the Shares.

Until recently, little or no regulatory attention has been directed toward juro and the Juro Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As juro grows in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, FinCEN and the Federal Bureau of Investigation) may begin to examine the operations of the Juro Network, Juro users and the participants.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of juro as property for tax purposes (in the context of when such juro is held as an investment), such determination could have negative tax consequences for the Company or its Shareholders.

Current IRS guidance indicates that Digital Assets such as juro should be treated and taxed as property, and that transactions involving the payment of juro for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement in any circumstance where the ownership of a unit of juro passes from one person to another, usually by means of Juro transactions, it allows for the possibility of capital gains treatment.

A number of states have issued their own guidance regarding the tax treatment of assets like juro for state income or sales tax purposes. The New York State Department of Taxation and Finance (“NYSDTF”), for example, has issued guidance regarding the application of state tax law to Digital Assets such as juro. The agency determined that New York State would follow IRS guidance with respect to the treatment of Digital Assets such as juro for state income tax purposes. Furthermore, the NYSDTF concluded that Digital Assets such as juro are a form of “intangible property,” meaning that transactions using juro to purchase goods or services may be subject to state sales tax under barter transaction treatment. If a state adopts a different treatment, such treatment may have negative consequences for investors in juro, including the potential imposition of a greater tax burden on investors in juro or the potential imposition of greater costs on the acquisition and disposition of juro. In either case, such different tax treatment may potentially have a negative impact on the value of the Shares.

Foreign jurisdictions may also elect to treat Digital Assets such as juro differently for tax purposes than the IRS or the NYSDTF. To the extent a foreign jurisdiction with a significant share of the market of juro users imposes onerous tax burdens on Juro users, or imposes sales or value added tax on purchases and sales of juro for fiat currency, such actions could result in decreased demand for juro in such jurisdiction, which could impact the price of juro and negatively impact an investment in the Shares. Accounting standards may also change, creating an obligation to accrue for a tax liability that was not previously required to be accrued for or in situations where it is not expected that will directly or indirectly be ultimately subject to such tax liability.

Affiliates of the company may invest in or trade the Shares, juro, or the securities of the various series of the Juro Money Zero Maturity ETF which are sponsored by the company without regard to the interests of the company or its Shareholders.

Affiliates of the company may have substantial direct investments in the Shares, juro, securities of the Juro Money Zero Maturity ETF, and products and services of the Juro Network. Such affiliates of the company are permitted to manage such investments taking into account their own interests, without regard to the interests of the company or its Shareholders. Affiliates of the company may, but are not required to, obtain investment exposure in the company through investment in the Shares; however, it is intended that no affiliate of the company will act as an Authorized Participant. It is expected that, if such investments are made, the size and nature of these investments will change over time without notice to Shareholders.

91

We have a history of net losses, we anticipate increasing operating expenses in the future, and we may not be able to achieve and, if achieved, maintain profitability.

We have incurred small net losses in each year since our inception. We expect to continue to become profitable in the first fiscal year following the registration of the company as a public company with the SEC and the subsequent listing of the various series of the Juro Money Zero Maturity ETF, which the profitability of the company depends, however we may not achieve or maintain profitability in the future. Because the market for economic remediation and the various products and services of the Juro Networks, and the features, integrations, and capabilities we offer in the Juro System as a whole, is rapidly evolving and has not yet reached widespread adoption, it is difficult for us to predict our future results of operations or the limits of our market opportunity. We expect our operating expenses to significantly increase over the next several years as we hire additional personnel, particularly in sales and marketing, expand our partnerships, operations, and infrastructure, both domestically and internationally, continue to enhance Juro and develop and expand its features, integrations and capabilities, and expand and improve our application programming interfaces, or APIs. We also intend to continue to build and enhance Juro through both internal research and development as well as selectively pursuing acquisitions that can uniquely contribute to Juro’s capabilities. In addition, as we grow and become a public company, we will incur additional significant legal, accounting, and other expenses that we did not incur as a private company. If our revenue does not increase to offset the expected increases in our operating expenses, we will not be profitable in future periods. The entire enterprise has been designed to have maximum operating expenditures of $150,000,000.00 USD per annum in 2021 United States Dollars, as adjusted for inflation and the Consumer Price Index in the future. Although the operating expenditures should be capped, in future periods, there is no guarantee that this expenditure cap will be sustainable. Our revenue growth could slow or our revenue could decline for a number of reasons, including any failure to increase the number of organizations using the Juro System and adopting juro, increase our number of paid customers, or a decrease in the growth of our overall market, our failure, for any reason, to continue to capitalize on growth opportunities, slowing demand for Juro, additional regulatory burdens, or increasing competition. As a result, our past financial performance may not be indicative of our future performance. Any failure by us to achieve or sustain profitability on a consistent basis could cause the value of our common stock to decline.

We have experienced rapid growth in recent periods and our recent growth rates may not be indicative of our future growth.

We have experienced rapid growth in our two first years of operation. Our revenue was$25 million,$157.6 million, for the years ended December 31, 2019 and 2020, respectively, representing annual growth of630.55%. In future periods, we may not be able to sustain revenue growth consistent with recent history, or at all. Further, as we operate in a new and rapidly changing category of technology, widespread acceptance and use of Juro is critical to our future growth and success. We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

• attract new users and organizations;

• introduce and grow adoption of Juro in new markets outside of the United States;

• provide excellent customer experience;

• achieve widespread adoption, acceptance, and use of Juro;

• adequately expand our sales force;

• expand the features and capabilities of Juro, including through the creation and use of additional integrations;

• maintain the security and reliability of Juro;

• comply with existing and new applicable laws and regulations;

• price Juro effectively so that we are able to attract and retain paid customers without compromising our profitability

• successfully compete against established companies, blockchain platforms, and new market entrants, as well as existing software and existing economic remediation tools; and

• increase awareness of our brand on a global basis.

92

If we are unable to accomplish any of these tasks, our revenue growth will be negatively impacted. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations, and financial condition will be harmed, and we may not be able to achieve or maintain profitability. We have also encountered in the past, and expect to encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly evolving industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our growth rates may slow and our business would suffer. Further, our rapid growth may make it difficult to evaluate our future prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Company’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for Digital Assets, for underlying currencies, money, or commodities that make up a juro series, series of the Juro Money Zero Maturity ETF, juro, and the Shares), the company’s operations, the company’s plans and references to the company’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the company made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the company’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.”

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

• our future financial performance, including our revenue, cost of revenue, and operating expenses;

• our ability to maintain the security and availability of Juro;

• our ability to increase the number of organizations using Juro and paid customers;

• our ability to grow or maintain our Net Dollar Retention Rate;

• our ability to achieve widespread adoption;

• our ability to effectively manage our growth and future expenses;

• our future financial performance, including our revenue, cost of revenue, and operating expenses;

• our ability to maintain our network of partners;

• our ability to enhance Juro to respond to new technologies and requirements of organizations using Juro;

• our estimated market opportunity;

• the future benefits to be derived from new third-party applications and integrations;

• our ability to maintain, protect, and enhance our intellectual property;

• our ability to comply with modified or new laws and regulations applying to our business;

• the attraction and retention of qualified employees and key personnel;

• our anticipated investments in sales and marketing and research and development;

93

• the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;

• our future financial performance, including our revenue, cost of revenue, and operating expenses;

• our ability to successfully defend litigation brought against us; and

• the increased expenses associated with being a public company.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the company anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the company’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the company’s beliefs, estimates and opinions on the date the statements are made and the company is not under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

MARKET AND INDUSTRY DATA

Information included in this prospectus relating to our industry, industry size, share of industry sales, industry position, industry capacities, industry demand, growth rates, penetration rates, and other industry data consists of estimates based on reports compiled by professional third-party organizations and analysts, data from external sources, our knowledge of our sales and the industry in which we operate, and our own calculations based on such information. While we have compiled, extracted, and reproduced industry data from external sources, including third-party, industry, or general publications, we have not independently verified the data. Similarly, while we believe our management estimates to be reasonable, they have not been verified by any independent sources. Forecasts and other forward-looking information with respect to industry and ranking are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Note Regarding Forward-Looking Statements.”

94

FINANCIAL INFORMATION

The following table sets forth cash, cash equivalents, and marketable securities, as well as our capitalization, on an actual basis, as of December 31 of 2020 and 2021 as follows:

	As of December 31,
	2019	2020
	(In thousands, except share and per share data)
Cash, cash equivalents, and marketable securities	$1,219,487.64	$2,339,385.21
Stockholders’ equity:
Common stock, $0.10 par value; 10,000,000,000 shares authorized following stock split June 1, 2021, $10.00 par value; 100,000,000 shares issued and outstanding, 2019 and 2020	$1,000,000.00	$1,000,000.00
Additional paid-in capital	219,602.48	1,339,467.32
Accumulated other comprehensive loss	(4.42)	(4.91)
Accumulated deferred expenses	(1,519.90)	(13,623.38)
Total stockholders’ equity	1,219,598.05	2,344,390.49
Total capitalization	$1,246,117.96	$2,515,652.87

__________________

You should read this table together with our consolidated financial statements and related notes, and the sections titled “Selected Consolidated Financial Data and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are included elsewhere in this prospectus.

SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER DATA

Operating Budget Following Public Registration

The base operating costs of the company has been presented in an “organic growth” scenario, where a tempered yet aggressive roll-out is projected.

All of the monthly operating cost projections have been conducted using the “organic growth” model. The increase of costs and expansion of staff and operations has been kept at a 10% year on year growth rate. Besides using this as a conservative expansion benchmark, this also illustrates the fact that the founder believes that an increase or turnover of more than 15% of the staff of the company in any single calendar year will have negative disruptive (if not catastrophic) effects on the corporate culture and operational integrity of the Juro System enterprise.

The same high-level monthly operating costs used in the “organic growth” model have been used in all of the revenue projections models (worst case, moderate case, and unicorn level revenues), to test the robustness of the business plan when applying the most stress on the static monthly operating costs. The business model and systems were designed in such a manner that the overall operating costs would top out at $170,00,000.00 USD per annum, regardless of the revenue growth. This is achieved through our proprietary systems and dependence on our “business within a business” model. As such, our headcount of employees is never expected to need to be higher than 200 staffers across all divisions of the company. This structure and amounts firmly sets the revenues required to maintain operational and enterprise feasibility. The profitability of the company will greatly increase on a unit basis for revenues that exceed $170,000,000.00 USD per annum.

95

It should be noted that profits can be significantly affected by the utilization of a Juro Bounty compensation wherever possible for the operating budgets. Also, profits will be significantly increased by increasing efficiencies and reducing the monthly static operating costs. The possibilities of utilizing Juro Bounties and reducing costs / increasing efficiencies have not been taken into account for the purposes of this projection and report as it is outside the scope of this document. The annual reports on actual operations prepared by the company’s management will serve the purpose of the management explaining the strategies used to maximize the positive impact of using these tools on the bottom line of the company. The members of the company will then be able to asses those strategies and explanations by comparing this report to the respective annual reports.

3 Year Operating Budget Projections - Post Public Registration

	Year Ended December 31,
	Year 1	Year 2	Year 3
	(In thousands, except per share data)
Consolidated Statements of Projected Operations Data Post Public Registration:
Salaries	$26,768.10	$29,444.91	$32,389.41
Office Locations	240.00	264.00	290.40
Juro Administration, Concessions, Utilities, and Member Services	36,288.00	39,916.80	43,908.48
Accounting services	19.20	21.12	23.23
Office supplies	28.00	19.80	21.78
Legal services	1,775.90	1,953.49	2,148.83
Audit Services	42.00	46.20	50.82
Travel Expenses	180.00	198.00	217.80
I.T. and Research and Development	18,055.00	19,860.50	21,846.55
Telecommunications	24,288.00	26,716.80	29.388.48
Consultative Services	1,231.40	1,354.54	1,489.99
Sales and Marketing	480.00	528.00	580.80
Other Operations Costs and Miscellaneous	3,000.00	3,300.00	3,630.00
TOTAL PROJECTED OPERATION EXPENSES	109,395.60	120,324.16	132,356.58

96

Consolidated Balance Sheet Data

ASSETS

Current Assets

	As of December 31,
	2019	2020
	(In thousands, except share and per share data)
Cash, cash equivalents, and marketable securities	$1,219,487.64	$2,339,385.21
Prepaid expenses	$265.45	$12,369.73
Accounts receivable	$25,000.00	$157,605.00
Total Current Assets	1,244,753.10	2,509,359.94

Fixed Assets

	As of December 31,
	2019	2020
	(In thousands, except share and per share data)
Total Good Will	$102.05	$4,530.12
Property, plant, and equipment	$1,262.80	$1,262.80
Accounts receivable	$25,000.00	$157,605.00
Total Fixed Assets	1,364.85	5,792.93
Total Investments	$0.00	$500.00
TOTAL ASSETS	1,246,117.96	2,515,652.87

LIABILITIES

Current Liabilities

	As of December 31,
	2019	2020
	(In thousands, except share and per share data)
Loans	$0.00	$0.00
Accounts Payable	$25,000.00	$157,639.00
Total Current Liabilities	25,000.00	157,639.00

97

Fixed Liabilities

	As of December 31,
	2019	2020
	(In thousands, except share and per share data)
Deferred Expenses	$1,519.90	$13,623.38
Deferred Taxes	$0.00	$0.00
Other Long-term Liabilities	$0.00	$0.00
Total Fixed Liabilities	1,519.90	13,623.38
TOTAL LIABILITIES	26,519.90	171,262.38

Equity

	As of December 31,
	2019		2020
	(In thousands, except share and per share data)
Common Stock Par Value (Paid)		$1,000,000.00		$1,000,000.00
Common Stock Par Value (Unpaid)		$0.00		$0.00
Total Common Stock Premium Contributions		$219,602.48		$1,339,467.32
Retained Earnings / Losses	$	– 4.42	$	– 4.91
Trading Gains		$0.00		$4,928.07
Total Equity		$1,219,598.05		$2,344,390.49
TOTAL LIABILITIES & EQUITY	1,246,117.96		2,515,652.87

Exchange Rates Used:

• 1.00 EUR : $1.19870 USD

• 1.00 GBP : $1.36469 USD

• 1.00 RUB : $0.01347 USD

At the time of incorporation, two shareholders subscribed to the shares of the Common Stock and contributed the par value of $10 per share totaling $1,000,000,000.00 with §$ 1 billion juro USD and other assets to the company’s balance sheet, which has been used in the calculations of all valuation methods and all projected scenarios. In accordance to 17-16-621 of the Wyoming Business Corporations Act, the all of the outstanding shares of our Common Stock are fully paid and non-assessable.

98

CURRENCY EXCHANGE RATES & ASSET VALUE BENCHMARKS USED

Our functional and reporting currency is the United States Dollar (“USD” or “dollars”) and a significant amount of our costs are denominated in dollars. In this prospectus, translations of foreign currency amounts into dollars are solely for the convenience of the reader.

The following paragraphs sets forth the methodology used for valuations and information concerning exchange rates between all of the series of juro which currently exist and the U.S. dollar. The methodology for the valuation of juro and all foreign currency denominated assets of the company shall be universal for all of the operations, affiliates, subsidiaries of Juro System, Inc., including, but not limited to, Juro Money Zero Maturity ETF, is described in the paragraph below and is provided solely for your convenience and represent the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

For all series of juro which are complementary currencies to existing sovereign currencies and issued in accordance to the Capital Conversion of the Juro System, in the first instance, the valuation or exchange rate to the U.S. dollar is determined by the closing value of the respective CME FX Futures contract price. In the event that no CME FX Futures quotation exists for a given day, or if no such CME FX Futures contract exists for the currency pairing to the U.S. Dollar, then the valuation methodology of the second instance shall be used. The valuation methodology of the second instance is the Cash FX price quotation for a given day. The values, prices, and rates used shall be the closing price of the respective market, in the absence of said closing price time, 16:00 on the respective day in New York for wire transfers and transactions payable or to be valued. No representation is made that the foreign currency denominated asset amounts referred to in this prospectus could have been or could be converted into dollars at any particular rate or at all.

There are 145 series of juro complementary currencies authorized by the irrevocable trust deed for the Capital Conversion of the Juro System (“CCJS”):

United States Dollar, Euro, British Pounds Sterling, Swiss Franc, Japanese Yen, Afghan Afghani, Albanian Lek, Algerian Dinar, Angolan Kwanza, Eastern Caribbean Dollar, Argentine Peso, Armenian Dram, Aruban Florin, Australian Dollar, Azerbaijani Manat, Bahamian Dollar, Bahraini Dinar, Bangladeshi taka, Barbadian Dollar, Belarusian ruble, Belize Dollar, West African CFA Franc, Bermudian Dollar, Bhutanese Ngultrum, Bolivian Boliviano, Bosnia and Herzegovina Convertible Mark, Botswana Pula, Brazilian Real, Brunei Dollar, Bulgarian Lev, Burundian Franc, Cambodian Riel, Central African CFA franc, Canadian Dollar, Cape Verdean Escudo, Cayman Islands Dollar, Chilean Peso, Chinese Yuan, Colombian Peso, Comorian Franc, Congolese Franc, New Zealand Dollar, Costa Rican Colon, Croatian Kuna, Cuban Peso, Czech Koruna, Danish Krone, Djiboutian Franc, Dominican Peso, Egyptian pound, Eritrean Nakfa, Swazi Lilangeni, Ethiopian Birr, Fijian Dollar, CFP Franc, Gambian Dalasi, Georgian Lari, Ghanaian Cedi, Guatemalan Quetzal, Guinean Franc, Guyanese Dollar, Haitian Gourde, Honduran Lempira, Hong Kong Dollar, Hungarian Forint, Icelandic Krona, Indian Rupee, Indonesian Rupiah, Iranian Rial, Iraqi Dinar, Israeli New Shekel, Jamaican Dollar, Jordanian Dinar, Kazakhstani Tenge, Kenyan Shilling, South Korean Won, Kuwaiti Dinar, Kyrgyzstani Som, Lao Kip, Lebanese Pound, South African Rand, Liberian Dollar, Libyan Dinar, Macanese Pataca, Malagasy Ariary, Malawian Kwacha, Malaysian Ringgit, Maldivian Rufiyaa, Mauritanian Ouguiya, Mauritian Rupee, Mexican Peso, Moldovan Leu, Mongolian Tughrik, Moroccan Dirham, Mozambican Metical, Burmese Kyat, Namibian Dollar, Nepalese Rupee, Nicaraguan Cordoba, Nigerian Naira, North Macedonian Denar, Turkish Lira, Norwegian Krone, Omani Rial, Pakistani Rupee, Paraguayan Guarani, Peruvian Sol, Philippine Peso, Polish Zloty, Qatari Riyal, Romanian Leu, Russian Ruble, Rwandan franc, Samoan Tala, Sao Tome and Principe Dobra, Saudi Riyal, Serbian Dinar, Seychellois Rupee, Sierra Leonean Leone, Singapore Dollar, Solomon Islands Dollar, Somali Shilling, South Sudanese Pound, Sudanese Pound, Sri Lankan Rupee, Surinamese Dollar, Swedish Krona, Syrian Pound, New Taiwan Dollar, Tajikistani Somoni, Tanzanian Shilling, Thai Baht, Tongan Pa’anga, Trinidad and Tobago Dollar, Tunisian Dinar, Turkmenistan Manat, Ugandan Shilling, Uruguayan Peso, Uzbekistani So’m, Vanuatu Vatu, Venezuelan Bolivar, Vietnamese Dong, Yemeni Rial, Zambian Kwacha, and Zimbabwean bonds.

There are five commodity series of juro authorized by the irrevocable trust deed for the CCJS:

1) Gold, where 1 juro Gold unit is equal to 1 troy ounce of fine gold and the valuation methodology is price pegged to the COMEX Gold price per troy ounce; 2) Silver where 1 juro Silver unit is equal to 1 troy ounce of fine silver and the valuation methodology is price pegged to the COMEX Silver price per troy ounce; 3) Copper where 1 juro Copper unit is equal to 1 pound of fine Copper and the valuation methodology is price pegged to the COMEX Copper price per pound); 4) Platinum, where 1 juro Platinum unit is equal to 1 troy ounce of fine platinum and the valuation methodology is price pegged to the NYMEX Platinum price per troy ounce; 5) Palladium, where 1 juro Palladium unit is equal to 1 troy ounce of fine palladium and the valuation methodology is price pegged to the NYMEX Palladium price per troy ounce.

99

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Worst Case Scenario Following Public Registration

For this scenario, the company assumed weak sales and revenue levels across the board. The Worst Case Scenario presented in this document illustrates 3 calendar years of operation of the Juro System enterprise. This scenario accounts for the sale of none of the Juro Business Concessions or any of the Juro Node Licenses, as these would be kept as assets of the corporation in this model. As such, the “Total Costs of Sales per Unit” column of the tables represents the Juro Business Concession holder’s gross percentage of the revenues, which has been held to 45% of the gross sales amount per line item to account for staff, logistics, and operating expense increases associated with running these components “in-house”. Although this drastically increases the costs per item of the Juro System enterprise, reducing the company’s profitability, it also dramatically expands the company’s reach. Operational costs reductions would also increase profitability, which will be the mandate of the management of the company in efforts to maximize efficiency and profitability without compromising quality or customer experience. This “in-house” approach, in lieu of the business via licensing and/or franchising through the sales of the Juro Business Concessions and Juro Node Licenses, provides for a limited sales, distribution, marketing, and customer service scenario for the Juro System enterprise at the start of operations. It does, however, provide for the greatest level of control of the company in terms of quality and direction. This model also removed the potential for coordinated efforts of some third-parties, as no concession holders would have a vested interest in the success of the operations and business.

All revenues are quoted in fiat United States Dollars. The only line item of the sales and revenue projections which is not fiat currency is the in–kind income item from the Capital Conversion of the Juro System, “Juro Fees Component of Capital Conversion”. This line item represents the 3.00% conversion fee for all forms of money accepted by the Juro System which undergo the Capital Conversion into Juro Denominated Digital Money. It behooves the company and the enterprise at large to ensure that Juro Denominated Digital Money can be used for the purchase and sale of anything and everything available in the global economy. The adoption and expansion of the Pier X® marketplace and other global barter exchanges and transaction settlement services using the Juro System will compliment those efforts.

The Juro solution for the US Mortgage industry, and the subsequent global mortgage industry, have been presented as being “in development” until the third calendar year of operations of the company. This represents the lobbying and on-boarding period required to ensure a proper and successful roll-out of those business lines.

Similarly, the Pre-fabricated embassy, Hope Card, voting systems, Containers, and Constellation product and service lines have also been presented as being “in development” until the third, fourth, and fifth calendar years of operations of the company. This represents the lobbying, on-boarding, and R&D period required to ensure a proper and successful roll-out of those business lines.

Although the device manufacturing and sales business line is predicted to be a tremendous success, the sales figures used in this projection are limited to the in-house needs of the company and the stakeholders and members that may choose to being paying test-subjects of the product lines. Sales to the general consumer public around the world may be possible in a successful manner based on a pre-sales “to order” basis where logistics would be addressed with drop shipments to each customer. This, however, will require a consorted effort and operational plan by the company’s management.

100

Projected Profit & Loss Statement – Worst Case Scenario

	Fiscal Year Ended December 31,
	Year 1	Year 2	Year 3
	(In Millions, except per share data)
Revenues	$294.76	$309.46	$487.97
Cost of Goods Sold	45.66	47.92	134.12
GROSS PROFIT	249.10	261.54	353.85
Operating Expenses	112.40	123.62	135.99
Selling, General, and Administrative Expenses	79.58	83.55	131.75
Depreciation and Amortization	0.00	0.00	0.00
Other Expenses	0.00	0.00	0.00
OPERATING PROFIT	57.12	54.36	86.11
Interest Expense	0.00	0.00	0.00
Other Revenues or Gains	19.05	0.00	0.00
Other Expenses or Losses	4.99	0.00	0.00
EARNINGS BEFORE TAXES	71.18	54.36	86.11
Income Taxes – projected rate of 25% used for worldwide income	17.80	13.59	21.53
NET INCOME	53.39	40.77	64.58
Common Shares Outstanding	10,000,000,000	10,000,000,000	10,000,000,000
Earnings Per Share	0.0053	0.0041	0.0065
Dividends Per Share – 80% of Net Income to be distributed as per FEIPS policy	0.0043	0.0033	0.0052
Par Value Per Share	0.10	0.10	0.10
ROI Per Share – based on par value)	4.27%	3.26%	5.17%

101

Moderate Case Scenario Following Public Registration

For this scenario, the company assumed strong sales and revenue levels across the board. The Moderate Case Scenario presented in this document illustrates 3 calendar years of operation of the Juro System enterprise. This scenario accounts for the sale of none of the Juro Business Concessions or any of the Juro Node Licenses, as these would be kept as assets of the corporation in this model. As such, the “Total Costs of Sales per Unit” column of the tables represents the Juro Business Concession holder’s gross percentage of the revenues, which has been held to 45% of the gross sales amount per line item to account for staff, logistics, and operating expense increases associated with running these components “in-house”. Although this drastically increases the costs per item of the Juro System enterprise, reducing the company’s profitability, it also dramatically expands the company’s reach. Operational costs reductions would also increase profitability, which will be the mandate of the management of the company in efforts to maximize efficiency and profitability without compromising quality or customer experience.

All revenues are quoted in fiat United States Dollars. The only line item of the sales and revenue projections which is not fiat currency is the in–kind income item from the Capital Conversion of the Juro System, “Juro Fees Component of Capital Conversion”. This line item represents the 3.00% conversion fee for all forms of money accepted by the Juro System which undergo the Capital Conversion into Juro Denominated Digital Money. It behooves the company and the enterprise at large to ensure that Juro Denominated Digital Money can be used for the purchase and sale of anything and everything available in the global economy. The adoption and expansion of the Pier X® marketplace and other global barter exchange and transaction settlement services using the Juro System will aid in that aim.

The Juro solution for the US Mortgage industry, and the subsequent global mortgage industry, have been presented as being “in development” until the third calendar year of operations of the company. This represents the lobbying and on-boarding period required to ensure a proper and successful roll-out of those business lines.

Similarly, the Pre-fabricated embassy, Hope Card, voting systems, Containers, and Constellation product and service lines have also been presented as being “in development” until the third, fourth, and fifth calendar years of operations of the company. This represents the lobbying, on-boarding, and R&D period required to ensure a proper and successful roll-out of those business lines.

Although the device manufacturing and sales business line is predicted to be a tremendous success, the sales figures used in this projection are limited to the in-house needs of the company and the stakeholders and members that may choose to being paying test-subjects of the product lines. Sales to the general consumer public around the world may be possible in a successful manner based on a pre-sales “to order” basis where logistics would be addressed with drop shipments to each customer. This, however, will require a consorted effort and operational plan by the company’s management.

102

Projected Profit & Loss Statement – Moderate Case Scenario

	Fiscal Year Ended December 31,
	Year 1	Year 2	Year 3
	(In Millions, except per share data)
Revenues	$13,823.76	$14,570.05	$20,749.42
Cost of Goods Sold	6,236.50	6,580.58	9,382.89
GROSS PROFIT	7,587.26	7,989.48	11,366.53
Operating Expenses	112.40	123.62	135.99
Selling, General, and Administrative Expenses	3,732.42	3,933.91	5,602.34
Depreciation and Amortization	0.00	0.00	0.00
Other Expenses	0.00	0.00	0.00
OPERATING PROFIT	3,742.45	3,931.94	5,628.20
Interest Expense	0.00	0.00	0.00
Other Revenues or Gains	19.05	0.00	0.00
Other Expenses or Losses	4.99	0.00	0.00
EARNINGS BEFORE TAXES	3,756.51	3,931.94	5,628.20
Income Taxes – projected rate of 25% used for worldwide income	939.13	982.98	1,407.05
NET INCOME	2,817.39	2,948.95	4,221.15
Common Shares Outstanding	10,000,000,000	10,000,000,000	10,000,000,000
Earnings Per Share	0.281739	0.294895	0.422115
Dividends Per Share – 80% of Net Income to be distributed as per FEIPS policy	0.2253912	0.235916	0.337692
Par Value Per Share	0.10	0.10	0.10
ROI Per Share – based on par value)	225.3912%	235.916%	337.692%

103

Best Case Scenario Following Public Registration

For this scenario, the company assumed stellar sales and revenue levels across the board, “unicorn levels”. The Best Case Scenario presented here illustrates 3 calendar years of operation of the Juro System enterprise following public registration of the Company, and listing of the respective series of the Juro Money Zero Maturity ETF, as the business model calls for. This scenario accounts for the sale of none of the Juro Business Concessions or any of the Juro Node Licenses, as these would be kept as assets of the corporation in this model. As such, the “Total Costs of Sales per Unit” column of the tables represents the Juro Business Concession holder’s gross percentage of the revenues, which has been held to 45% of the gross sales amount per line item to account for staff, logistics, and operating expense increases associated with running these components “in-house”. Although this drastically increases the costs per item of the Juro System enterprise, reducing the company’s profitability, it also dramatically expands the company’s reach. Operational costs reductions would also increase profitability, which will be the mandate of the management of the company in efforts to maximize efficiency and profitability without compromising quality or customer experience.

All revenues are quoted in fiat United States Dollars. The only line item of the sales and revenue projections which is not fiat currency is item #28, “Juro Fees Component of Capital Conversion”. This line item represents the 3.00% conversion fee for all forms of money accepted by the Juro System which undergo the Capital Conversion into Juro Denominated Digital Money. It behooves the company and the enterprise at large to ensure that Juro Denominated Digital Money can be used for the purchase and sale of anything and everything available in the global economy. The adoption and expansion of the Pier X® marketplace and other global barter exchange and transaction settlement services using the Juro System will aid in that aim.

The Juro solution for the US Mortgage industry, and the subsequent global mortgage industry, have been presented as being “in development” until the third calendar year of operations of the company. This represents the lobbying and on-boarding period required to ensure a proper and successful roll-out of those business lines.

Similarly, the Pre-fabricated embassy, Hope Card, voting systems, Containers, and Constellation product and service lines have also been presented as being “in development” until the third, fourth, and fifth calendar years of operations of the company. This represents the lobbying, on-boarding, and R&D period required to ensure a proper and successful roll-out of those business lines.

Although the device manufacturing and sales business line is predicted to be a tremendous success, the sales figures used in this projection are limited to the in-house needs of the company and the stakeholders and members that may choose to being paying test-subjects of the product lines. Sales to the general consumer public around the world may be possible in a successful manner based on a pre-sales “to order” basis where logistics would be addressed with drop shipments to each customer. This, however, will require a consorted effort and operational plan by the company’s management.

104

Projected Profit & Loss Statement – Best Case Scenario

	Fiscal Year Ended December 31,
	Year 1	Year 2	Year 3
	(In Millions, except per share data)
Revenues	$29,412.26	$15,536.52	$94,934.76
Cost of Goods Sold	13,269.14	418.58	42,980.06
GROSS PROFIT	16,143.11	15,117.94	51,954.71
Operating Expenses	112.40	123.62	135.99
Selling, General, and Administrative Expenses	7,941.31	9,301.81	25,632.39
Depreciation and Amortization	0.00	0.00	0.00
Other Expenses	0.00	0.00	0.00
OPERATING PROFIT	8,089.41	5,692.50	26,186.34
Interest Expense	0.00	0.00	0.00
Other Revenues or Gains	19.05	0.00	0.00
Other Expenses or Losses	4.99	0.00	0.00
EARNINGS BEFORE TAXES	8,103.47	5,692.50	26,186.34
Income Taxes – projected rate of 25% used for worldwide income	2,025.87	1,423.12	6,546.58
NET INCOME	6,077.60	4,269.37	19,639.75
Common Shares Outstanding	10,000,000,000	10,000,000,000	10,000,000,000
Earnings Per Share	0.60776	0.426937	1.963975
Dividends Per Share – 80% of Net Income to be distributed as per FEIPS policy	0.486208	0.3415496	1.57118
Par Value Per Share	0.10	0.10	0.10
ROI Per Share – based on par value)	486.208%	341.5469%	1,571.18%

105

PROPERTIES

The company currently does not own any real estate property. The Property, Plant, and Euipment line of the balance sheet is comprised of computers, servers, information technology equipment, office furniture, and equipment relevant to the administration and operation of Juro. None of these assets are subject to any material encumbrance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL AND REGISTERED STOCKHOLDERS

The following table sets forth:

•	certain information with respect to the beneficial ownership of our common stock as of August 3, 2021, for: (i) each of our executive officers; (ii) each of our directors; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities; and

•	the number of shares of common stock held by and registered solely for market–making purposes by means of this prospectus for the AMMs.

The AMMs include (i) our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their shares of common stock from an affiliate or from us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days, and (ii) our non–executive officer service providers who acquired shares from us within the prior 12 months under Rule 701 and hold “restricted securities” (as defined in Rule 144 under the Securities Act).

All of the AMMs may, or may not, elect to make–markets, offer to buy or offer to sell their shares of the Common Stock covered by this prospectus, as and to the extent they may determine. Such sales, if any, will be made through brokerage transactions on the trading venue selected, or over the counter, at prevailing market prices. As such, we will have no input if and when any AMMs may, or may not, elect to make–markets, offer to buy or offer to sell their shares of common stock or the prices at which any such sales may occur in transactions.

The 10,000,000,000 of the shares of the Common Stock covered by this prospectus, may, or may not, be sold or otherwise distributed. Such sales or distributions, if any, will be made through brokerage transactions on the applicable trading venue or over the counter at prevailing market prices. As such, we will have no input if and when any forced sales take place in the secondary market through brokerage transactions on the respective trading venue or in over the counter transactions, as applicable. We will not benefit from any such sales. See the section titled “Plan of Distribution.”

Because the AMMs may make–markets, offer to buy or sell all, some, or none of the shares of the Common Stock covered by this prospectus, we cannot determine the number of such shares of Common Stock that will be sold by the AMMs. In addition, the AMMs listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, shares of the Common Stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. The AMMs have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See the sections titled “Management” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Stockholders.

We currently intend to use our reasonable efforts to keep the Registration Statement effective for a period of 90 days after the effectiveness of the Registration Statement. We are not party to any arrangement with any Registered Stockholder or Affiliate or any broker–dealer with respect to market–making, or sales of any kind, of the shares of Common Stock by the AMMs. However, we have engaged financial advisors and associate financial advisors with respect to certain other matters relating to our listing. See the section titled “Plan of Distribution.”

106

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. There are currently no options, warrants, rights, or RSUs outstanding or exercisable in relation to the Common Stock, which needed to be taken into account for the purpose of computing the percentage ownership of that person.

We have based percentage ownership of our Common Stock on 10,000,000,000 shares of our Common Stock outstanding as of the date of publication of this prospectus. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Juro System, Inc., 30 N Gould Street, Suite 4836, Sheridan, Wyoming 82801.

	As of August 3, 2021
	Shares Outstanding	% and Total Voting	Shares of Common Stock being Registered(1)
5% Stockholders:
C&C Family Statutory Foundation	4,708,943,700	47.08943%	4,708,943,700
LIGSEM Fund	4,949,960,000	49.49960%	4,949,960,000
Executive Officers and Directors:
Cosimo Constantinos	96,403,300	0.964033%	96,403,300
Sergei Gregorovic Lipov	10,000	0.0001%	10,000
Gerhard Kordon	1,676,600	0.016766%	1,676,600
Franck Le’Holloco	10,000	0.0001%	10,000
Steven Chmielewski	10,000	0.0001%	10,000
Shares subject to voting proxy (None)	0	0.00%	0
All executive officers and directors as a group	98,109,900	0.981099%	98,109,900
Other Registered Stockholders:
Non–Executive Officer and Non–Director Service Providers Holding Common Stock	15,090,000	0.15090%	15,090,000
Clarissa Constantinos	35,000,000	0.3500%	35,000,000
Maria Suarez	10,000	0.0001%	10,000
All Other Registered Stockholders	146,846,400	1.46846%	146,846,400
TOTAL STOCKHOLDERS	10,000,000,000	100.00%	10,000,000,000

(1) The entire Common Stock is being registered with the SEC in this prospectus and shall be eligible for market–making purposes, purchase, sale, and resale following effective status of the registration.

107

DIRECTORS AND EXECUTIVE OFFICERS

At the time of the publication of this prospectus, the company only had 1 multi–function officer and 5 directors. Mr. Cosimo Constantinos is currently the sole officer of the company, as all of the day to day operations of the company have been outsourced to Juro Revenue Sharing Program LLC, a Florida limited liability company, which is a the wholly-owned subsidiary of the Company. In the future, the directors and shareholders may recruit other executive officers and directors. Prior to the establishment of the Juro Revenue Sharing Program LLC, all of the company’s operations, plans, filings, and strategy implementations had previously been outsourced to the firm International Strategists Advocates and Consultants LLP, which included the engagement of third party service providers. Following this registration statement becoming effective, a new board of directors shall be appointed by the stockholders at an extraordinary meeting of the stockholders or the next annual stockholder meeting, and that newly installed board of directors shall be the first operational board of directors installed by the stockholders post public registration. Upon installment of the first operational board of directors following public registration, the board shall be comprised of a minimum of 5 and a maximum of 12 members, and shall at all times have a majority non–executive directors.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our board of directors will be divided into three classes with staggered three-year terms. At the first annual stockholder meeting or extraordinary meeting of the stockholders following the registration of the Company as a public company, a complete board of directors of all three classes shall be installed. Following this special meeting of the stockholders, at future annual meetings of the stockholders, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors will be divided among the three classes as follows:

• the Class I directors shall be nominated in accordance to the bylaws and their terms will expire at the 2023 annual meeting of stockholders;

• the Class II directors shall be nominated in accordance to the bylaws and their terms will expire at the 2024 annual meeting of stockholders; and

• the Class III directors directors shall be nominated in accordance to the bylaws and their terms will expire at the 2025 annual meeting of stockholders.

This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

108

The following table provides information regarding our executive officers and directors as of August 2, 2021:

Name	Age	Position
Executive Officers:
Cosimo Constantinos	42	Founder, President, Chief Executive Officer, and Chairman of the Board of Directors
		Treasurer, and Chief Financial Officer
		Secretary
		Systems Administrator, and Chief Technology Officer
		General Counsel
		Chief Product Officer

Non-Employee Directors:
Franck Le’Holloco(2)	43	Director
Dr. Sergei Gregorovic Lipov(2)(3)	66	Director
Steven Chmielewski(1)	57	Director
Gerhard Kordon(1)(3)	65	Director

__________________

(1)	Member of the audit and risk committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Executive Officers

Cosimo Constantinos. Mr. Constantinos is the creator and founder of Juro. He has invented the entire concept, including the application programming of the each of the Juro Networks, has authored all of the papers and implementation documents, created all of the standardized products of Juro, designed the system and hardware customizations, and has served as our president, Chief Executive Officer, and as Chairman of our board of directors since incorporation in 2019. From April 2005 to October 2019, Mr. Constantinos served as internal counsel and as trustee of several irrevocable trusts for the multi–generational and multi–jurisdictional family office administering several billion USD in assets of the Constantinos family. He is a self#8211;taught polymath having cross#8211;border consulting, operations, litigation, and debt recovery experience in both common law and civil law jurisdictions. He is fluent in English, Spanish, and Greek, while also conversational for business purposes in Italian and German.

We believe that Mr. Constantinos is uniquely qualified to serve as a member of our board of directors because of his experience and perspective as our Chief Executive Officer and as the Founder.

109

Non-Employee Directors

Franck Le’Holloco. Mr. Le’Holloco has served as a member of our board of directors since June 2021 and has been a senior advisor since the company’s incorporation. Mr. Le’Holloco is a French national that holds an MSc Real Estate Investment degree from the Cass Business School London as well as a B.A. Business from Sophia University Tokyo, IEP Paris. He has 10 years of European and Asian private equity and listed real estate experience. He has experience in both listed and non–listed real estate, the work–out of European distressed real estate loans for European banks’ and special loan servicers , as well as with leveraged buy outs and corporate finance in Japanese real estate investment. Mr. Le’Holloco was the managing director and founder of the German subsidiary of Rynda Property LLP, prior to that Lonestar Group. He is also a member of the Institute of Directors (“IOD”).

We believe that Mr. Le’Holloco is qualified to serve as a member of our board of directors because of his significant knowledge of and history with our company, his experience as a seasoned investor and as a current and former director of many companies in multiple jurisdictions, and his knowledge of the industry in which we operate.

Sergei Gregorovic Lipov. Dr. Lipov has served as a member of our board of directors since our incorporation. Since January 2013, Dr. Lipov has served as a member of the board of directors of several health industry companies, including hospitals and private practices, in the state of Illinois. He is a patent holder of numerous innovations and the author of several books. He is fluent in English, and Russian. Dr. Lipov holds holds a Doctorate of Medicine from North Western University.

We believe that Dr. Lipov is qualified to serve as a member of our board of directors because of his significant knowledge of and history with our company, his experience as a seasoned investor and as a current and former director of many companies in health services industry, and his knowledge of the industry in which we operate, especially, but not limited to, medical billing and collections (which comprise the single largest cause of bankruptcies in the United States of America).

Steven Chmielewski. Mr. Chmielewski has been employed at a pharmaceutical company for sixteen years. He is currently a Senior Endocrinology Territory Manager with Area Level Management on Type 2 Diabetes Product Launches along with being the Lead Sales Recruiter for pharmaceutical company's Internship Program in the State of Illinois. He has chaired several national sales committees and worked on sales and formulary forecasting. Prior to his career at in pharmaceuticals, from 1992-2004 Mr. Chmielewski was an equity owner at the Chicago Mercantile Exchange and the Chicago Board of Trade as an Independent Local Market Maker and Trader in the Eurodollar, Bond, S&P, and Currency Pits. He traded futures and options daily. As an independent trader, he also part of several Pit Committees which oversaw pit ethics and compliance violations. He was an early adopter of the electronic trading platform and helped the CME with running some trading simulation testing. Mr. Chmielewski holds a Bachelor of Science Degree in Economics from the University of Iowa.

We believe that Mr. Chmielewski is qualified to serve as a member of our board of directors because of his significant knowledge of and history with the financial services industry, listing and reporting obligations of public companies, regulated stock exchanges, commodities–options–and–futures exchanges, and his experience as a seasoned investor and as a former director of regulated companies, and his knowledge of the industry in which we operate.

Gerhard Kordon. Mr. Kordon is an Austrian national that has served as a member of our board of directors since June 2021 and has been a senior advisor since the company’s incorporation. Since January 1983, Mr. Kordon worked as a Civil Engineer, Architect, and project management head of thousands of developments in multiple jurisdictions. With specialization in infrastructure development, urban planning, as well as projects ranging from commercial, residential, and industrial categories; his cross–border expertise have made him invaluable to every aspect of developments: from concept, licensing, permitting, financing, staff recruitment, project management, and sales. He has served as a senior officer at Project Management Team s.r.o. in Bratislava, Slovakia since March 2015. Mr. Kordon serves as a member of the board of directors of several private development companies and firms. He is fluent in English and German. Mr. Kordon holds a Masters degree from the Technical University of Graz with Master of Architecture which carries the title “Dipl.Ing.”.

110

We believe that Mr. Kordon is qualified to serve as a member of our board of directors because of his significant knowledge of and history with our company, his experience as a seasoned investor and engineer in global infrastructure development projects and their financing, and as a current and former director of many companies in multiple jurisdictions, and his knowledge of the industry in which we operate.

Code of Conduct

Our board of directors has adopted a code of conduct that will apply to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Upon the effectiveness of the registration statement of which this prospectus forms a part, the full text of our code of conduct will be posted on our website. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that Messrs. Le’Holloco, Lipov, Kordon, and Chmielewski do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the current listing standards of the NYSE, CBOE, and NASDAQ. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Lead Independent Director

Our board of directors has adopted, effective prior to the effectiveness of the registration statement of which this prospectus forms a part, corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director for so long as we have a non-independent chairperson. Our board of directors has appointed Mr. Kordon to serve as our lead independent director. As lead independent director, Mr. Kordon will preside over periodic meetings of our independent directors, serve as a liaison between the Chairperson of our board of directors and the independent directors and perform such additional duties as our board of directors may otherwise determine and delegate.

Committees of the Board of Directors

Our board of directors has established an audit and risk committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit and Risk Committee

The composition of our audit and risk committee meets the requirements for independence under current NYSE, CBOE, and NASDAQ listing standards and SEC rules and regulations. Each member of our audit and risk committee meets the financial literacy requirements of the listing standards of the trading venues being considered by the Company. In addition, our board of directors has determined that each of current members of the audit committee is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit and risk committee will, among other things:

•	select and hire a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	supervise and evaluate the independent registered public accounting firm;

111

•	evaluate the independence of the independent registered public accounting firm;

•	discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	approve audited financial information and the audit and risk committee report;

•	oversee procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	review major financial risk exposures and information security risk;

•	review related party transactions;

•	obtain and review a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material issues with such procedures and any steps taken to deal with such issues;

•	review disclosure controls and procedures; and

•	approve (or, as permitted, pre-approve) all audit and all permissible non-audit services and fees, to be performed by the independent registered public accounting firm.

Our audit and risk committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the  all of the trading venues being considered by the Company for the planned subsequent listing of the shares.

Compensation Committee

The composition of our compensation committee meets the requirements for independence under NYSE, CBOE, and NASDAQ listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee, among other things:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our stock and equity incentive plans;

•	reviews and approves, or make recommendations to our board of directors regarding, incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE, CBOE, and the NASDAQ.

112

Nominating and Corporate Governance Committee

The composition of our nominating and corporate governance committee meets the requirements for independence under NYSE, CBOE, and NASDAQ listing standards and SEC rules and regulations. Our nominating and corporate governance committee will, among other things:

•	identify, evaluate and select, or make recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	evaluate the performance of our board of directors and of individual directors;

•	consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	review developments in corporate governance practices;

•	evaluate the adequacy of our corporate governance practices and reporting; and

•	develop and make recommendations to our board of directors regarding corporate governance guidelines and matters.

The nominating and corporate governance committee operates under a written charter that satisfies the applicable listing requirements and rules of the all of the trading venues being considered by the company for the listing of the shares.

Role of Board of Directors in Risk Oversight

Our board of directors has responsibility for the oversight of our risk management and, either as a whole or through the audit and risk committee, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from the audit and risk committee and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transaction involving members of our compensation committee or their affiliates.

113

 Non-Employee Director Compensation

We did not pay any compensation or make any equity awards or non-equity awards to any of our non-employee directors during fiscal year 2019 or fiscal year 2020. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. Prior to the effectiveness of the registration statement of which this prospectus forms a part, we did not have a formal policy to compensate our non-employee directors. Immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, we intend to implement a formal policy pursuant to which our non-employee directors will be eligible to receive the following cash retainers and equity awards.

Annual Retainer for Board Membership
Annual service on the board of directors	$65,000
Annual service on the board of directors as lead independent director	$20,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit and risk committee (other than chair)	$10,000
Annual service as chair of the audit and risk committee	$20,000
Annual service as member of the compensation committee (other than chair)	$7,500
Annual service as chair of the compensation committee	$15,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as chair of the nominating and corporate governance committee	$8,000

Our policy will provide that each non-employee director elected to our board of directors after the effectiveness of this registration statement of which this prospectus forms a part, upon initial election to our board of directors, will be granted RSUs having a fair market value of $300,000, or the Initial Grant. In addition, on the date of each of our annual meetings of stockholders following the completion of the effectiveness of the registration statement of which this prospectus forms a part, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of RSUs having a fair market value of $180,000, or the Annual Grant. The Initial Grant will vest in three equal annual installments on each anniversary date on which the non-employee director was appointed to our board for directors, subject to continued service as a director through each applicable vesting date. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. In addition, all such awards are subject to full accelerated vesting upon the sale event of our company (as defined in the policy).

Employee directors will receive no additional compensation for their service as a director.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

114

EXECUTIVE COMPENSATION

At this time, no employees have been hired, as all operations have been outsourced to Juro Revenue Sharing Program LLC, a subsidiary of the Company domiciled in Miami, Florida. Our current sole executive director has deferred salaried compensation until the stockholders approve a standard model for executive compensation at the first meeting of the stockholders following the effective date of this registration document. At the time the stockholders approve a standard model for executive and staff compensation, said compensation scheme shall be published on the company website. The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Narrative to Determining our Standard Compensation Model

Base Salaries

We will use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. Base salaries shall be reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

Annual Bonuses and Commissions

From time to time, our board of directors may approve annual bonuses for our named executive officers based on individual performance, company performance, or as otherwise determined to be appropriate. With stockholder approval at the next stockholder meeting following the effective date of this registration document, the Company shall adopt a universal annual bonus structure for all employed staff that has three components which shall be defined and approved by the directors with stockholder approval. Those three components are:

1) For profitable years of the Company, the Minimum universal annual bonus to be paid to all employed staff during the month of December of the respective profitable year. This minimum universal bonus amount shall be no less than one gross salary amount for each respective employee.

2) The milestones of achievement and profitability of the Company that would trigger a second universal bonus to be paid to each employed staff member, which shall also be no less than one gross salary amount for each respective employee. Said second universal bonus shall be distributed in the month of August of each respective profitable year of the Company.

3) The vesting period of an employed member of staff to be eligible to receive the universal annual bonuses. This vesting period shall be no less than three calendar months and shall apply to all full time employees. The Company shall need to define if the vesting period for the annual bonuses shall apply to part time employees, and if so, what the eligibility criteria shall be for said part time employed members of staff.

At no time shall a bonus to an in individual executive, officer, or employed member of staff be permitted unless the all of the milestones of the envisioned two universal annual bonuses have been achieved in that calendar year, and only after said two universal bonuses have been distributed to all employed members of staff. Furthermore, any bonuses which are approved by our board of directors for our named executive officers based on individual performance or other criteria shall require stockholder approval on a line item basis.

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors shall periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them. Any such grants of equity shall be taken from the RSU and M&A inventory of common stock allocated by the founding stockholders and shall require stockholder approval on a line item basis. Please see the section titled “RSU Sales” for more information.

115

Executive Employment Arrangements

Executive Employment Arrangements

Below are descriptions of our current offer letters with our named executive officers.

Cosimo Constantinos

Prior to and during fiscal year 2021, we had not entered into an offer letter or employment agreement with Mr. Constantinos. On March 15, 2021, we entered into an offer letter with Mr. Constantinos to continue to serve as our Chief Executive Officer. The offer letter provides for Mr. Constantinos’s at–will employment and an annual base salary of 750,000, target bonus set in accordance to the annual bonuses standard model to be adopted by the stockholders, and his eligibility to participate in our benefit plans generally. Mr. Constantinos is subject to our standard confidential information, invention assignment and arbitration agreement. The minimum accruing royalty of $5,000,000.00 per annum which is due to the Founder for each year where the 5% of the Juro Revenue Sharing Program was less than $5,000,000.00 shall remain inviolate and separate to the compensation of Mr. Constantinos for executive officer compensation as an employed member of staff of the Company.

Executive Severance Plan

In connection with the effectiveness of the registration statement of which this prospectus forms as part, we adopted an executive severance plan, in which our named executive officers, and certain other executives, will participate. Our executive severance plan, or the Executive Severance Plan, will provide that upon a (i) termination by us for any reason other than for “cause,” as defined in the Executive Severance Plan, death or disability or (ii) a resignation for “good reason,” as defined in the Executive Severance Plan, in each case outside of the change in control period (i.e., the period beginning on and ending 12 months after, a “change in control,” as defined in the Executive Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to 12 months of base salary for our Chief Executive Officer and 6 months of base salary for the other participants, and (ii) a monthly cash payment equal to our contribution towards health insurance for up to 12 months for our Chief Executive Officer and up to 6 months for the other participants.

The Executive Severance Plan will also provide that upon a (i) termination by us other than for cause, death or disability or (ii) a resignation for good reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to 12 months of base salary for all participants, (ii) a monthly cash payment equal to our contribution towards health insurance for up to 12 months for all participants, (iii) accelerated vesting of certain outstanding and unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the higher of target levels specified in the applicable award agreements or actual achievement, and (iv) a lump sum cash amount equal to the participant’s pro-rated annual target bonus.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.

Employee Benefits and Stock Plans

We have not adopted a formal employee benefits and stock plan. At the first meeting of the stockholders following the effective date of this registration document, the stockholders shall approve a standard employee benefits and stock plan. At the time the stockholders approve a standard employee benefits and stock plan, said plan shall be published on the company website.

116

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

At this time, no employees have been hired, as all operations have been outsourced to, from October 2019 until July 2021, the firm International Strategists Advocates and Consultants LLP, and then from July 2021 onwards to the Company’s Florida subsidiary Juro Revenue Sharing Program LLC. The agreements between the Company and these entities are deemed to be related party transactions as our Executive Director is a partner of the firm International Strategists Advocates and Consultants LLP and he also currently administers the Juro Revenue Sharing Program LLC.

Our current sole executive director is also a beneficiary with management control of the C&C Family Statutory Foundation, and he is also the Juro Founder entitled to irrevocable perpetual royalties in accordance to the irrevocable trust deed of the Juro Organization. As such, Mr. Constantinos also serves the role and function of the Founder at the Annual Congress of the Juri, as defined in the irrevocable trust deed of the Juro Organization. Although Mr. Constantinos does not have a controlling interest in the Company, due to these arrangements, Mr. Constantinos has significant influence on the company.

Dr. Lipov, one of our non-employee directors, is a beneficiary with management control of the LIGSEM Fund. Although Dr. Lipov does not have a controlling interest in the Company, Dr. Lipov has significant influence on the company.

The securities covered in this prospectus affects these two directors. In their course of providing services to the company, when traveling outside of their normal abodes or domiciles, they are to be compensated and reimbursed in accordance to the applicable Federal per diem rates published by the US General Services Administration. The physical assets acquired by the company are deemed to be related party transactions as well as the exclusive licenses of the Juro Organization, which were conducted and entered into with these directors and the spouse of the Founder.

As the company recruits talent and engages service providers, establishes affiliates and subsidiaries, related party transaction may thereafter develop and shall subsequently be reported to stockholders and be included in an amendment to this prospectus and any registration statements, as required by law. At this time, the company is not aware of any other related party transactions. If, at some point in time, the company develops relationships and renters into related party transactions, said related party transactions shall be published on the company website and amendments to SEC registrations will be made forthwith.

117

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings as of the date of this registration document. However, the Company does expect to, from time to time, be involved in various claims and legal actions arising in the ordinary course of business. While it is not feasible to predict or determine the volume of such matters or the ultimate outcome of these matters, the Company believes that none of its future legal proceedings will have a material adverse effect on its financial position or results of operations.

LEGAL MATTERS

Our principal legal advisor and general counsel is International Strategists Advocates and Consultants LLP, 304 S. Jones Blvd #3132, Las Vegas, NV 89107. Our principal external legal counsel and legal advisor is John Franquelli, Esq Attorney at Law, 217 N McLean Blvd # 1D, Elgin, IL 60123.

EXPERTS

The consolidated financial statements of Juro System, Inc. and affiliates and subsidiaries as of December 31, 2020, and for each of the years in the two–year period ended December 31, 2020, have been included herein and in the registration statement in reliance upon the report of our independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Interests of Named Experts and Counsel

Mr. Cosimo Constantinos and Mrs Clarissa Constantinos are both partners in International Strategists Advocates and Consultants LLP, one of the legal and financial experts engaged by the Company, and are considered insiders of the registrant. International Strategists Advocates and Consultants LLP is also a shareholder of the registrant with fair market values that exceed $50,000. In order to avoid conflicts of interest, for purposes of this registration statement and subsequent filings with the Securities and Exchange Commission, International Strategists Advocates and Consultants LLP has been treated as internal general counsel of the registrant company and independent external experts were engaged to provide reports, opinions, and consents to this registration to ensure that the experts are qualified and independent of the registrant company both in fact and in appearance. Other than these disclosed interests and the relationship of two of our directors with International Strategists Advocates and Consultants LLP, no expert named in the registration statements was employed on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was connected with the registrant or any of its parents or subsidiaries as a promoter or principal underwriter, voting trustee, director, officer, or employee.

118

DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain 20% of all future earnings and expect to pay dividends of the remaining 80% of future earnings in the form of profit sweeps on a quarterly basis, in perpetuity, so long as earnings are generated by the company. This construct relating to the dividend policy was put in place by the Registered Stockholders at the time of incorporation of the company to enable the company’s capital stock to be at all times in compliance with and defined as fungible equity instrument with profit sweeps (“FEIPS”) model developed by the Juro Founder, Cosimo Constantinos. It was also deemed sensible to establish a mechanism which mirrors the distributions of the Juro Revenue Sharing Program as close as possible.

Any future determinations to declare cash dividends will be made by our board of directors in accordance to the FEIPS model, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. Any change of the FEIPS model will require the approval of Common Stock shareholders at a general meeting or at the annual shareholder meeting. In addition, the terms of any debt or revolving credit facilities that may be established by the company may place certain limitations on the amount of cash dividends we can pay, even if no amounts are currently outstanding.

RSU SALES

In the future, we plan to grant restricted stock units (“RSUs”) to our employees and directors with both service-based and performance vesting conditions. The service-based vesting period for these awards is typically four years with a cliff vesting period of one year and continued vesting quarterly thereafter. At the time of the publishing of this prospectus, 100,000,000 shares of our Common Stock were pledged by two registered stockholders, namely C&C Family S.F. and LIGSEM Fund. The 100,000,000 shares of Common Stock are reserved for RSUs and stock allocations for mergers and acquisitions (“M&A shares”) from their portfolio of shares to further benefit the development of the company. As of the date of the publication of this prospectus, no such RSUs or M&A shares were allocated by the company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our Common Stock on the CBOE, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our Common Stock in the public market following our listing on the CBOE, or the perception that such sales could occur, could adversely affect the public price of our Common Stock and may make it more difficult for you to sell your Common Stock at a time and price that you deem appropriate. We will have no input if and when any Registered Stockholder may, or may not, elect to sell its shares of Common Stock or the prices at which any such sales may occur. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time.

Upon the effectiveness of the registration statement of which this prospectus forms a part, based on the number of shares of our capital stock outstanding as of June 30, 2021, we will have a total of 10,000,000,000 freely trade–able shares of our Common Stock outstanding.

None of the shares of our Common Stock will be deemed “restricted securities” (as defined in Rule 144 under the Securities Act) upon the effectiveness of the registration statement. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. Following the effective date of this registration document, shares of our Common Stock may be sold by any Registered Stockholder.

As further described below, until we have been a reporting company for at least 90 days, only non–affiliates who have beneficially owned their shares of common stock for a period of at least one year will be able to sell their shares of Common Stock under Rule 144, which is expected to include about 99.46% of the shares of common stock immediately after our registration.

119

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three–month period, a number of shares that does not exceed the greater of:

• 1% of the number of shares of our Common Stock then outstanding; or

• the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

SELLING SECURITY HOLDERS

The registrant company is unaware of any current security holders’ desire to sell or otherwise liquidate their respective holdings in the common stock of the company. Current stockholders and affiliates (AMMs) may, from time to time, make–markets by making offers to purchase and offers to sell the Common Stock covered by this prospectus. If the AMMs choose to sell all or part of their shares of the Common Stock, those selling security holders shall be bound to make subsequent filings and disclosures in regards to the requirements for selling shareholder disclosures in accordance with Item 507 of Regulation S–K of the Securities Act of 1933, as amended. Subsequent disclosures following the publishing of this prospectus are required each time there is a material change in the facts that have been disclosed, as set forth in Schedule 13D. An acquisition or disposal of 1% or more of the class of securities is deemed material. If AMMs are classified as Qualified Institutional Investors, Exempt investors or Passive Investors, such AMMs may instead of filing a Schedule 13D report file a short–form Schedule 13G disclosure statement at the time of a material acquisition or disposal of the common stock.

If any AMMs or selling security holders are considered “insiders” by federal securities law, such as officers, directors, and those that holds mare than 10% of any class of the company’s securities; such insiders shall be required to report purchases, sales, and holdings of the company’s securities by filing Forms 3, 4, and 5, as applicable. A subsequent filing of form S-1 may be required to be filed as a consequence of such envisioned sales of securities.

120

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income and estate tax consequences relating to ownership and disposition of our Common Stock by a non–U.S. holder. For purposes of this discussion, the term “non–U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

A modified definition of “non–U.S. holder” applies for U.S. federal estate tax purposes (as discussed below).

This discussion is based on current provisions of the Code, U.S. Treasury Regulations promulgated thereunder, current administrative rulings, and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non–U.S. holders described in this prospectus. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus.

We assume in this discussion that each non–U.S. holder holds shares of our Common Stock as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non–U.S. holder in light of that non–U.S. holder’s individual circumstances nor does it address any aspects of state, local, or non–U.S. taxes, alternative minimum tax, or U.S. federal taxes other than income and estate taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non–U.S. holder and does not address the special tax rules applicable to particular non–U.S. holders, such as:

• banks;

• insurance companies;

• tax–exempt organizations;

• other financial institutions;

• brokers or dealers in securities;

• pension plans;

• tax–qualified retirement plans;

• governmental organizations;

• controlled foreign corporations;

• passive foreign investment companies;

• owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment;

• certain U.S. expatriates;

• persons who have elected to mark securities to market;

• persons subject to the unearned income Medicare contribution tax;

• persons that elect to apply Section 1400Z–2 of the Code to gains recognized with respect to shares of our common stock; or

• persons that acquire our common stock as compensation for services.

121

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other entities that are “pass–throughs” for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other entities that are “pass–throughs” for U.S. federal income tax purposes. In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. A person treated as a partner in a partnership or who holds their stock through another transparent entity should consult his, her, or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other “pass–through” entity, as applicable.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non–U.S. income and other tax considerations of acquiring, holding, and disposing of our common stock.

Distributions on our Common Stock

We have never declared or paid any cash dividend on our capital stock, and, although the company has adopted the FEIPS model in hopes of providing scheduled distributions to our stockholders, we do not expect to pay any dividends in the foreseeable future. See the section titled “Dividend Policy.” However, in the event that we do pay distributions of cash or property on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax–free return of the non–U.S. holder’s investment, up to such holder’s tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock.”

Subject to the discussion of effectively connected income below and the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act”, dividends paid to a non–U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or another withholding agent apply over–withholding or if a non–U.S. holder does not timely provide us with the required certification, the non–U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.

A non–U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W–8BEN or W–8BEN–E (or applicable successor form) and satisfy applicable certification and other requirements. A non–U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non–U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non–U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non–U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non–U.S. holder satisfies applicable certification and disclosure requirements. To obtain this exemption, a non–U.S. holder must generally provide a properly executed original and unexpired IRS Form W–8ECI properly certifying such exemption. However, such U.S. effectively connected income is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non–U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. The certification requirements described above also may require a non–U.S. holder to provide its U.S. taxpayer identification number.

122

Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock

Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a non–U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, or other taxable disposition of our common stock unless:

• the gain is effectively connected with the non–U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non–U.S. holder in the United States; in these cases, the non–U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons, and, if the non–U.S. holder is a foreign corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

• the non–U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non–U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which the non–U.S. holder’s capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

• we are or were a “U.S. real property holding corporation” during the shorter of the five–year period ending on the date of the disposition or the period that the non–U.S. holder held our common stock, unless our common stock is regularly traded on an established securities market and the non–U.S. holder held no more than five percent of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five–year period ending on the date of the disposition or the period that the non–U.S. holder held our common stock. In such case, such non–U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we have not been and are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We (or the applicable paying agent) must report annually to the IRS and to each non–U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non–U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W–8BEN or W–8BEN–E or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non–U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non–U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non–U.S. holder where the transaction is effected outside the United States through a foreign broker. However, dispositions effected through a non–U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non–U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non–U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non–U.S. holder may be refunded or credited against the non–U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

123

Foreign Account Tax Compliance Act

Legislation commonly referred to as the Foreign Account Tax Compliance Act and associated guidance, or collectively, FATCA, generally imposes a 30% withholding tax on any “withholdable payment” (as defined below) to a “foreign financial institution” (as defined in the Code), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or another applicable exception applies or such institution is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and a foreign jurisdiction. FATCA also generally imposes a 30% withholding tax on any “withholdable payment” (as defined below) to a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (which generally includes any United States person who directly or indirectly owns more than 10% of the entity), if any, or another applicable exception applies or such entity is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and a foreign jurisdiction. Under certain circumstances, a non–U.S. holder might be eligible for refunds or credits of such taxes.

Under final regulations and other current guidance, “withholdable payments” currently include dividends on our common stock. While withholding under FATCA would have applied also to the gross proceeds of a disposition of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The FATCA withholding tax will apply regardless of whether a payment would otherwise be exempt from or not subject to U.S. nonresident withholding tax (e.g., as capital gain).

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non–U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal tax considerations is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non–U.S. tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

124

RECENT SALES OF UNREGISTERED SECURITIES

SALE PRICE HISTORY OF OUR CAPITAL STOCK

The tables below provide the complete history of the price and volumes of our capital stock since the company was incorporated in October of 2019.

	Per Share Sale Price
	High	Low	Number of Shares Sold / Resold in the Period	Number of Shares Outstanding (Period End)
Annual
Year ended December 31, 2019	$10.00	$10.00	153,000,000	100,000,000
Quarterly
Year ended December 31, 2019
First Quarter	—	—	—	100,000,000
Second Quarter	—	—	—	100,000,000
Third Quarter	—	—	—	100,000,000
Fourth Quarter	$10.00	$10.00	153,000,000	100,000,000
Monthly
Year Ended December 31, 2019
October	$10.00	$10.00	153,000,000	100,000,000
November	—	—	—	100,000,000
December	—	—	—	100,000,000

(1) Includes all share transaction types: subscriptions, sales, resales, allocations, gifts, endowments, and transfers in fiscal year 2019.

125

	Per Share Sale Price
	High	Low	Number of Shares Sold / Resold in the Period	Number of Shares Outstanding (Period End)
Annual
Year ended December 31, 2020	$30.00	$30.00	26,661,996	100,000,000
Quarterly
Year ended December 31, 2020
First Quarter	—	—	—	100,000,000
Second Quarter	—	—	—	100,000,000
Third Quarter	—	—	—	100,000,000
Fourth Quarter	$30.00	$30.00	26,661,996	100,000,000
Monthly
Year Ended December 31, 2020
January	—	—	—	100,000,000
February	—	—	—	100,000,000
March	—	—	—	100,000,000
April	—	—	—	100,000,000
May	—	—	—	100,000,000
June	—	—	—	100,000,000
July	—	—	—	100,000,000
August	—	—	—	100,000,000
September	—	—	—	100,000,000
October	$30.00	$30.00	25,232,933	100,000,000
November	$30.00	$30.00	833,733	100,000,000
December	$30.00	$30.00	595,300	100,000,000

(1) Includes all share transaction types: subscriptions, sales, resales, allocations, gifts, endowments, and transfers in fiscal year 2020.

126

	Per Share Sale Price
	High	Low	Number of Shares Sold / Resold in the Period	Number of Shares Outstanding (Period End)
Annual
*Year to Date, 2021 (stock split)	$30.00	$6.00	9,974,781,534	10,000,000,000
Quarterly
Year to Date, 2021
First Quarter	$30.00	$30.00	9,564	100,000,000
Second Quarter	$30.00	$6.00	9,974,771,970	10,000,000,000
Third Quarter	—	—	—	10,000,000,000
Fourth Quarter	—	—	—	10,000,000,000
Monthly
Year to Date, 2021
January	$30.00	$30.00	9,564	100,000,000
February	—	—	—	100,000,000
March	—	—	—	100,000,000
April	—	—	—	100,000,000
May	$30.00	$30.00	21,799,800	100,000,000
June	$6.00	$6.00	9,952,972,170	10,000,000,000
July	—	—	—	10,000,000,000
August	—	—	—	10,000,000,000
September	—	—	—	10,000,000,000
October	—	—	—	10,000,000,000
November	—	—	—	10,000,000,000
December	—	—	—	10,000,000,000

(1) Includes all share transaction types: subscriptions, sales, resales, allocations, gifts, endowments, and transfers year to date of the filing of the registration document in fiscal year 2021.

We have not been approved to list our Common Stock on any regulated stock exchange. At the time this prospectus becomes effective, the shares of Common Stock shall be unlisted. We shall apply to list our Common Stock on the CBOE and the NASDAQ, or an alternative trading venue. If and upon receipt of approval of said listing application, an amendment to this prospectus, or subsequent registration statement, as applicable, shall be filed with the Securities and Exchange Commission. Prior to this prospectus becoming effective, and, or prior to the initial listing, no public market existed for our Common Stock. However, our Common Stock has a history of trading in private transactions. The table below shows the high and low sales prices for our Common Stock in private transactions by our stockholders, for the indicated periods, as well as the volume weighted average price per share, based on information available to us. As of July 27, 2021, there have been no sales of our Common Stock.

While the AMMs, the lead market maker of the CBOE, NASDAQ, or other trading venue listing (“LMM”), if applicable, in consultation with our experts, are expected to consider this information in connection with setting the opening public price of our Common Stock, this information may, however, have little or no relation to broader market demand for our Common Stock and thus the opening public price and subsequent public price of our Common Stock on the CBOE, NASDAQ, or other trading venue, or the bid prices and ask prices offered in the market making activities of the AMMs.

As a result, you should not place undue reliance on these historical private sales prices as they may differ materially from the opening public price and subsequent public price of our Common Stock on the CBOE, NASDAQ, or other trading venue. See the section titled “Risk Factors”. The public price of our Common Stock, whether unlisted or upon listing on the CBOE, the NASDAQ, or other trading venue, may have little or no relationship to the historical sales prices of our capital stock in private transactions.”

127

Dilution

No stockholders are being diluted as a consequence of this offering. However, when, in the future, the company’s stockholders should choose to approve a proposed Employee Stock Compensation Plan, subsequent RSU plan, or the issuance of new shares of the Common Stock for what ever reason proposed, in a resolution passed by a vote at an Annual Stockholders Meeting, or any extra ordinary meeting of the stockholders, the then–existing stockholders’ total rights and interests in the company shall be diluted on a pro rata basis in accordance to whichever provisions exist in the approved stock issuance and allocation. It is important to note that the company is barred from issuing any new shares of the Common Stock without approval by a shareholder vote.

128

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect shortly following the effectiveness of the registration statement of which this prospectus forms a part. Because this is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to our certificate of incorporation and bylaws, which are or will be included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Wyoming law. Shortly following the effectiveness of the registration statement of which this prospectus forms a part, our authorized capital stock will consist of a sole series of 10,000,000,000 freely tradable shares of common stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock that may be issued by the company following the approval of a vote of the stockholders, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine, within the scope of the FEIPS model. See the section titled “Dividend Policy.”

Voting Rights

Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of our Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Wyoming law or our amended and restated certificate of incorporation.

Our certificate of incorporation and bylaws established a classified board of directors that is divided into three classes with staggered three–year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three–year terms. Our certificate of incorporation does not provide for cumulative voting for the election of directors.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding–up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, if any preferred stock exists, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non–Assessable

All of the outstanding shares of our Common Stock are fully paid and non–assessable.

Anti–Takeover Provisions

As the company is ostensibly bound to the terms and conditions of the Trust Deed of the Juro Organization, no actions or mechanisms have been put into place which may have had the effect of delaying, deferring, or discouraging another person from acquiring control of our company. The Trust Deed of the Juro Organization, the sections relating to the Juro Revenue Sharing Program in particular, have the been designed, in part, to encourage persons seeking to acquire control of us to plan there actions based on the restrictions and parameters the company is required to operate under. We believe that the Trust Deed of the Juro Organization provides stockholders with benefits of increased protection as an unfriendly or unsolicited acquirer’s takeover plans and business strategies will be tempered by those terms and conditions, which could result in an improvement of their terms.

129

Transfer Agent and Registrar

Upon the effectiveness of the registration statement of which this prospectus forms a part, the transfer agent and registrar for our Common Stock will be Pacific Stock Transfer Company, Inc., 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.

Listing

We have not been approved to list our Common Stock on any regulated stock exchange. At the time this prospectus becomes effective, the shares of Common Stock shall be unlisted. We shall apply to list our Common Stock on the CBOE and the NASDAQ, or other trading venue in due course. If and when such applications for listing are made, and upon our receipt of approval of such listing applications, an amendment to this prospectus, or subsequent registration statement, as applicable, shall be filed with the Securities and Exchange Commission. We have applied for the symbol “JURO” for our Common Stock for a future listing with the NADAQ Stock Market, however as of the filing of this registration statement, no symbol for our Common Stock has been provided. We have applied for and been issued a CUSIP and ISIN for our Common Stock with the National Numbering Agency of the United States of America, CUSIP Global Services. The CUSIP number for our Common Stock is 48208J 107. The ISIN for our Common Stock is US48208J1079.

130

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Wyoming Business Corporation Act authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Shortly following the effectiveness of this registration statement, we expect to adopt an amended and restated certificate of incorporation which will contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Wyoming law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Wyoming Business Corporation Act; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Wyoming Business Corporation Act is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by Wyoming law. In addition, shortly following the effectiveness of this registration statement, we expect to adopt amended and restated bylaws, which will provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws are expected to provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Wyoming Business Corporation Act. These indemnification agreements will require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are expected to be included, or are included, in our amended and restated certificate of incorporation, amended restated bylaws, and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

131

We expect to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non–employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

In accordance to Item 302 of Regulation S-K, the Company is not required to provide the information required by this Item.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In August of 2021, the Company engaged BOLKO & ASSOCIATES LLC as the first independent auditor in accordance to the requirements of public registered companies. There are no disagreements or reportable events that have occurred between the Company and the indepeendant accountants.

132

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Juro System, Inc.:

Opinion on the Consolidated Financial Statements

and subsidiaries (the Company) as of January 1, 2019 and 2020, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two–year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2020, and the results of its operations and its cash flows for each of the years in the two–year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BOLKO & ASSOCIATES LLC

We have served as the Company’s auditor since August, 2021.

Boca Raton, Florida 33431

08/27/2021

F-2

Juro System, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	As of December 31,		Pro Forma
	2019	2020	December 31, 2021
			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,219,487.65	$2,339,385.21
Marketable securities	0.00
Accounts receivable, net	25,000.00	157,605
Prepaid expenses and other current assets	265.46	2,369.73
Total current assets	1,244,753.10	2,509,359.94
Restricted cash	0.00	0.00
Strategic investments	0.00	500.00
Property and equipment, net	1,262.80	1,262.80
Intangible assets, net	—	—
Goodwill	102.05	4,530.13
Other assets	—	—
Total assets	$1,246,117.96	$2,515,652.88
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,000.00	$157,639
Accrued compensation and benefits
Accrued expenses and other current liabilities	25,000.00	157,639.00
Deferred revenue	0.00	0.00
Total current liabilities	25,000.00	157,639.00
Deferred expenses	1,519.90	13,623,.38
Other liabilities	–	–
Total liabilities	26,519.90	171,262.38
Stockholder’s equity:
Common stock	1,000,000.00	1,000,000.00	1,000,000.00
Additional paid-in-capital	219,602.48	1,339,467.33	1,339,467.33
Retained earnings or losses	(4.42)	(4.91)
Trading Gains	–	4,928.07
Total Juro System, Inc. stockholders’ equity	1,219,598.06	2,344,390.49
Noncontrolling interest	–	–	–
Total stockholders’ equity	1,219,598.05	2,344,390.49	$2,344,390.49
Total liabilities and stockholders’ equity	$1,246,117.96	$2,515,652.88

See accompanying notes to consolidated financial statements.

F-3

Juro System, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Year Ended December 31,
	2017	2020	2021
Revenue	$25,000.00	$132,605.00
Cost of revenue	25,000.00	132,605.00
Gross profit	0.00	0.00
Operating expenses:
Research and development	0.00	0.00
Sales and marketing	0.00	0.00
General and administrative	4.42	0.49
Total operating expenses	4.42	0.49
Loss from operations	(4.42)	(0.49)
Other income (expense), net	0.00	0.00
Loss before income taxes	(4.42)	(0.49)
Provision for income taxes	0.00	0.00
Net loss	(4.42)	(0.49)
Net income (loss) attributable to noncontrolling interest	0.00	0.00
Net loss attributable to Juro	(4.42)	(0.49)
Less: Deemed dividends to preferred stockholders	—	—
Net loss attributable to Juro common stockholders	$(4.42)	$(0.49)
Basic and diluted net loss per share:
Net loss per share attributable to Juro common stockholders, basic and diluted	$(0.000044243)	$(0.000004826)
Weighted-average shares used in computing net loss per share attributable to Juro common stockholders, basic and diluted	—	—

See accompanying notes to consolidated financial statements.

F-4

Juro System, Inc

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Year Ended December 31,
	2019	2020	2021
Net loss	$(4.42)	$(0.49)	$ (pending)
Other comprehensive loss, net of tax:
Change in unrealized losses on marketable securities	0.00	0.00	(pending)
Other comprehensive loss, net of tax	0.00	0.00	(pending)
Comprehensive loss	(4.42)	(0.49)	(pending)
Comprehensive income (loss) attributable to noncontrolling interest	0.00	0.00	(pending)
Comprehensive loss attributable to Juro	$(4.42)	$(0.49)	$ (pending)

See accompanying notes to consolidated financial statements.

F-5

Juro System, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

Preferred Stock	Common Stock	Additional	Accumulated Other Comprehensive	Trading	Noncontrolling	Total Stockholders’
Shares	Amount	Shares	Amount	Paid-In-Capital	Loss	Gains	Interest	Equity

Balance at December 31, 2019	0	$0.00	100,000,000	$1,000,000.00	$219,602.48	$(4.42)	$0.0	0	$0.00	$1,219,598.05
Stock-based compensation	—	—	—	—	—	—	—	—	—
Unrealized loss on short-term marketable securities	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(0.00)	(0.00)	(0.00)
Balance at December 31, 2020	0	0.00	100,000	1,000,000	1,339,467.33	(4.91)	4,928	0.00	2,344,390.49
Exercise of stock options	—	—	—	—	—	—	—	—	—
Unrealized loss on short-term marketable securities	—	—	—	—	—	(—)	—	—	(—)
Stock-based compensation	—	—	—	—	—	—	—	—	—
Net income (loss)	—	—	—	—	—	—	(—)	22	(—)
Balance Year to Date 2021	0	0.00	10,000,000	1,000,000.00	—	(—)	(524,880)	—	2,344,390.49
Net income (loss)	—	—	—	—	—	—	(—)	—	(—)
Balance at December 31, 2021	—	$—	—	$—	$—	$	(—)	$—)	$—	$—

 See accompanying notes to consolidated financial statements.

F-6

Juro System, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended January 31,
	2019	2020	2021
Cash flows from operating activities:
Net loss	$(4.42)	$(0.48)	$ (pending	)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	—	—	—
Loss on disposal of property and equipment	—	—	—
Stock-based compensation	—	—	—
Amortization of deferred contract acquisition costs	—	—	—
Net amortization of bond premium (discount) debt securities available for sale	—	—	—
Change in fair value of strategic investments	—	500.00	—
Other non-cash charges	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	25,000	157,639	—
Prepaid expenses and other assets	265.45	12,369.73	—
Accounts payable	(25,000)	(157,639)	—
Accrued compensation and benefits	—	—	—
Deferred expenses	1,519.90	13,623.38	—
Other current and long-term liabilities	—	—	—
Net cash used in operating activities	1,780.93	26,492.63	–
Cash flows from investing activities:
Purchases of marketable securities	—	—	—
Maturities of marketable securities	—	—	—
Sales of marketable securities	—	—	—
Acquisitions of businesses, net of cash acquired	—	—	—
Acquisition of intangible assets	—	—	—
Purchases of property and equipment	—	—	—
Sales of property and equipment	—	—	—
Capitalized software development costs	—	—	—
Purchase of strategic investments	—	—	—
Proceeds from liquidation of strategic investments	—	—	—
Net cash used in investing activities	0.00	0.00	—

F-7

CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED

(In thousands)

	Year Ended January 31,
	2019	2020	2021
Cash flows from financing activities:
Proceeds from premium contributions to par value of Common Stock	219,602.48	1,339,467.33	—
Repurchase of common stock	—	—	—
Net proceeds from issuance of preferred stock	—	—	—
Repurchase of preferred stock	—	—	—
Capital contributions from noncontrolling interest holders	—	—	—
Issuance of common stock to third party	—	—	—
Net cash provided by financing activities	219,602.48	1,339,467.33	—
Net increase in cash, cash equivalents and restricted cash	219,602.48	1,339,467.33	—
Cash, cash equivalents and restricted cash at beginning of year	1,000,000.00	1,219,487.65	—
Cash, cash equivalents and restricted cash at end of year	$1,219,487.65	$2,339,385.21	$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$0.00	$0.00	$—
Non-cash investing and financing activities:
Purchase of property and equipment, accrued but not paid	$1,262.81	$1,262.81	$—
Stock-based compensation capitalized as internal-use software	$—	$—	$—
Vesting of early exercised stock options	$—	$—	$—
Unrealized short-term gain (loss) on marketable securities	$0.00	$4,928.07	$—

See accompanying notes to consolidated financial statements.

F-7b

Juro System, Inc.

Notes to Consolidated Financial Statements

Note 1.    Description of Business and Summary of Significant Accounting Policies

Business

Juro System, Inc. (the “Company” or “Juro”) operates an economic remediation business, administers a business trade member organization, and operates a proprietary technology software platform that brings together people, applications, and data and sells its offering under a software-as-a-service model in the Juro Decentralized Network. The Company was incorporated in Wyoming in 2019. The Company is headquartered in Sheridan, Wyoming.

Fiscal Year

The Company’s fiscal year ends on December 31. References to fiscal year 2019, for example, refer to the fiscal year ended December 31, 2019.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements include 100% of the accounts of wholly owned and majority-owned subsidiaries and the ownership interest of minority investors is recorded as noncontrolling interest.

F-8

Juro System, Inc.

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates are based on information available as of the date of the consolidated financial statements. On a regular basis, management evaluates these estimates and assumptions; however, actual results could materially differ from these estimates.

The Company’s most significant estimates and judgments involve revenue recognition, stock-based compensation including the estimation of fair value of common stock, valuation of strategic investments, valuation of acquired goodwill and intangibles from acquisitions, period of benefit for deferred costs, and uncertain tax positions.

Revenue Recognition

On February 1, 2017, the Company adopted the requirements of Accounting Standards Update (“ASU”) No. 2014-09,Revenue from Contracts with Customers (“Topic 606”) as discussed further in Recently Adopted Accounting Pronouncements below. Topic 606 establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. Topic 606 also includes Subtopic 340-40,Other Assets and Deferred Costs—Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. Collectively, references to Topic 606 used herein refer to both Topic 606 and Subtopic 340-40. The Company adopted Topic 606 with retrospective application to the beginning of the earliest period presented. The impact of adopting Topic 606 on the Company’s revenue is not material to any of the periods presented. The primary impact of adopting Topic 606 relates to the deferral of incremental costs of obtaining customer contracts and the amortization of those costs over the period of benefit.

The Company derives its revenue from on–demand payments for products and services as well as from monthly and annual subscription fees earned from customers accessing Juro. The Company’s policy is to exclude sales and other indirect taxes when measuring the transaction price of its subscription agreements. The Company accounts for revenue contracts with customers by applying the requirements of Topic 606, which includes the following steps:

•	Identification of the contract, or contracts, with the customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of the revenue when, or as, the Company satisfies a performance obligation.

Subscription revenue is recognized on a straight-line basis over the contractual term of the arrangement beginning on the date that the service is made available to the customer. The Company’s subscription service contracts are generally one month to thirty-six months in duration and are generally non-cancellable. Customers are billed either on–demand, annually or monthly in advance of services.

F-9

Juro System, Inc.

Notes to Consolidated Financial Statements

The contracts do not provide customers with the right to take possession of the software supporting Juro. The Company’s arrangements do not contain general rights of return. Amounts that have been invoiced are recorded in accounts receivable and in revenue or deferred revenue, depending on whether the performance obligation has been satisfied. For certain multi-year agreements, revenue recognition may occur in advance of invoicing, resulting in a contract asset when there is an enforceable right to receive payment for services rendered, and is included in prepaid expenses and other current assets. The Company maintains a fair billing policy, under which certain customers maintain a credit balance if they have not used the entirety of the allotment of users for which they have paid during the contractual term of their respective arrangements. These credits, accounted for as a part of deferred revenue, may be carried over to offset billings related to increases in a customer’s number of active users and are not refundable for cash. A majority of the Company’s contracts give a right to bill for additional usage, and this is deemed variable consideration. The variable consideration is allocated to the distinct day the services are completed, as services provided to the additional users are specific to the period that the usage occurs. To the extent that the Company believes it is probable that a significant reversal would not occur, an estimate is made for the revenue associated with incremental usage during a period. The incremental revenue recognized associated with these estimates has not been material for any period presented.

The Company only recognized sales of juro digital money for fiscal years 2019 and 2020. The company did not recognize any other revenue as the offerings were not available publicly, and the Company shall commence with said offerings when following the effective date of this registration document to account for the business model requirement that the securitizations be accessible to customers. Therefore, no subscription revenue was recognized during the years ended December 31, 2019 and 2020 respectively.

The Company applies the practical expedient in paragraph 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less, which applies primarily to its monthly and annual subscription contracts. As of January 31, 2019, future estimated revenue related to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period was $185.1 million, of which $87.7 million, $66.0 million, $31.3 million, and $0.1 million is expected to be recognized in the years ending January 31, 2020, 2021, 2022, and 2023, respectively.

The Company applies the practical expedient in paragraph 606-10-65-1(f) where the consideration allocated to the remaining performance obligations or an explanation of when it expects to recognize that amount as revenue for all reporting periods presented before the date of the initial application is not disclosed.

Cost of Revenue

Cost of revenue consists primarily of expenses related to acquiring juro Digital Money, processing CCJS applications, hosting Juro, and providing ongoing customer experience support for paid customers, including employee compensation (including stock-based compensation) and other employee-related expenses for customer experience and technical operations staff, payments to outside service providers, third-party hosting costs, payment processing fees and amortization of internally-developed and purchased technology.

Stock-Based Compensation

The Company measures compensation for all stock-based payment awards, including stock options, RSUs, and restricted stock awards (“RSAs”) granted to employees, directors, and non employees, based on the estimated fair value of the awards on the date of grant. The fair value of each stock option granted is estimated using the Black-Scholes option pricing model. Stock-based compensation is recognized on a straight-line basis over the requisite service period.

The Company accounts for stock options issued to non employees based on the estimated fair value of the awards determined using the Black-Scholes option pricing model. The fair value of stock options granted to non employees is remeasured as the stock options vest, and the resulting change in fair value, if any, is recognized in the Company’s consolidated statements of operations over the period during which the related services are rendered. The Company grants RSUs to its employees and directors with both a service-based vesting condition and a performance-based vesting condition. The service-based vesting period for these awards is typically four years with a cliff vesting period of one year and continued vesting quarterly thereafter. The fair value of RSUs is estimated based on the fair market value of the Company’s common stock at the date of grant.The performance-based vesting condition is satisfied on the earlier of (i) an acquisition or change in control of the Company or (ii) the Company’s initial public offering.

F-10

Juro System, Inc.

Notes to Consolidated Financial Statements

No compensation expense will be recognized until the performance-based vesting condition is achieved, at which time the cumulative compensation expense using the accelerated attribution method from the service start date will be recognized.

The Company grants RSAs to its employees and directors with a service-based vesting condition. The service-based vesting period for these awards is typically four years with a cliff vesting period of one year and continued vesting monthly thereafter. The fair value of RSAs is estimated based on the fair market value of the Company’s common stock at the date of grant.

Research and Development Costs

Research and development costs are expensed as incurred and consist primarily of personnel costs and allocated overhead.

Advertising Costs

Advertising costs are expensed as incurred and were zero for the years ended December 31, 2019 and 2020, respectively, as the Company did not incur any such costs during those periods. Advertising costs will, however, in the future be included in sales and marketing expense in the accompanying consolidated statements of operations.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company accounts for uncertain tax positions based on an evaluation as to whether it is more likely than not that a tax position will be sustained on audit, including resolution of any related appeals or litigation processes. This evaluation is based on all available evidence and assumes that the appropriate tax authorities have full knowledge of all relevant information concerning the tax position. The tax benefit recognized is based on the largest amount that is greater than 50% likely of being realized upon ultimate settlement. The Company includes interest expense and penalties related to its uncertain tax positions in interest expense and other expense, respectively.

Financial Information about Segments and Geographical Areas

The Company has one business activity and there are no segment managers who are held accountable for operations, results of operations, or plans for levels or components below the consolidated unit level. The Company’s chief operating decision maker is its Chief Executive Officer, who reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating the Company’s financial performance. Accordingly, the Company has determined that it operates in a single operating and reporting segment.

Foreign Currency Translation

The functional currency of the Company’s foreign subsidiaries is the U.S. dollar. Accordingly, each foreign subsidiary remeasures monetary assets and liabilities at period-end exchange rates, while non monetary items are remeasured at historical rates. Revenue and expense accounts are remeasured at the average exchange rate in effect during the year. Re-measurement adjustments are recognized in the consolidated statements of operations as transaction gains or losses in the year of occurrence as other income (expense). Realized and unrealized foreign currency gain (loss) for the years ended January 31, 2017, 2018, and 2019 was ($0.1) million, $0.5 million, and $(1.0) million, respectively.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist of funds deposited into money market funds, funds deposited in the Juro Centralized Network, and funds deposited in the Juro Decentralized Network. Restricted cash as of January 31, 2019 consisted of cash deposited with financial institutions as collateral for the Company’s obligations under its facility leases.

F-11

Juro System, Inc.

Notes to Consolidated Financial Statements

A reconciliation of cash, cash equivalents and restricted cash to the consolidated statements of cash flows is as follows (in thousands):

	As of December 31,
	2019	2020
Cash and cash equivalents	$1,219,487.65	$2,339,385.21
Restricted cash	0.00	0.00
Total cash, cash equivalents and restricted cash	$1,219,487.65	$2,339,385.21

Marketable Securities

The Company determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such designation at each balance sheet date. The Company has classified and accounted for its marketable securities as available-for-sale. The investments are adjusted for amortization of premiums and discounts to maturity and such amortization is included in other income (expense), net. After consideration of the Company’s capital preservation objectives, as well as its liquidity requirements, the Company may sell securities prior to their stated maturities. As the Company views these securities as available to support current operations, it has classified all available-for-sale securities as short-term. The Company carries its available-for-sale securities at fair value and reports the unrealized gains and losses as a component of stockholders’ equity, except for unrealized losses determined to be other than temporary. The Company evaluates its investments periodically for possible other-than-temporary impairment. A decline in fair value below the amortized costs of debt securities is considered an other-than-temporary impairment if the Company has the intent to sell the security or it is more likely than not that the Company will be required to sell the security before recovery of the entire amortized cost basis. In those instances, an impairment charge equal to the difference between the fair value and the amortized cost basis is recognized in earnings. Regardless of the Company’s intent or requirement to sell a debt security, impairment is considered other than temporary if the Company does not expect to recover the entire amortized cost basis.

Strategic Investments

In December 2020, the Company agreed to commit the segregated physical commodities portion of Juro Treasury concession, as defined by the irrevocable trust deed of the Juro Organization, to a newly formed entity, originally a joint venture partnership which shall be converted to a limited liability company named Juro Natural Capital L.L.C. (“Juro Fund”), in exchange for a 50% voting interest. Juro Natural Capital is in the business of purchasing, selling, investing and trading in commodities which are derived from environmental remediation activities or alternatively from zero emission activities of privately-held or publicly-held companies that produce such physical commodities and that have potential for substantial contribution to Juro and its ecosystem. Additionally, the minority investors in Juro Natural Capital are also investors in the Company. The Company has elected the measurement alternative, defined as cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same commodity.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents, restricted cash, marketable securities, and accounts receivable. For cash, cash equivalents, restricted cash, and marketable securities, the Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the accompanying consolidated balance sheets that are in excess of federal limits. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the accompanying consolidated balance sheets.

F-12

Juro System, Inc.

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value. The carrying amounts of the Company’s financial instruments, which include cash, cash equivalents, restricted cash, accounts receivable, and accounts payable, approximate their fair values due to their short-term nature. The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

 A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Accounts Receivable, Net

Trade accounts receivable are recorded at invoiced amounts and do not bear interest. The Company generally does not require collateral and performs ongoing credit evaluations of its customers and provides for expected losses. The expectation of collectability is based on the Company’s review of credit profiles of customers, contractual terms and conditions, current economic trends, and historical payment experience. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectability of those balances and an allowance is recorded accordingly. Past-due receivable balances are written off when internal collection efforts have been unsuccessful in collecting the amount due. The allowance for doubtful accounts reflects the Company’s best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence. The Company has not experienced significant credit losses from accounts receivable. The allowance for doubtful accounts and the changes in the allowance for doubtful accounts were not material, for the years ended January 31, 2018 and 2019.

Property and Equipment, Net

Property and equipment, net is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful life of the related asset, which is typically two years for computer equipment and software, five years for furniture, fixtures and office equipment, and in the case of leasehold improvements, the remaining term of the lease, unless the useful life of the asset is shorter. Maintenance and repairs are charged to expense as incurred.

Internal-Use Software Development Costs

The Company capitalizes qualifying internal-use software development costs that are incurred during the application development stage. Capitalization of costs begins when two criteria are met: (i) the preliminary project stage is completed and (ii) it is probable that the software will be completed and used for its intended function. Capitalization ceases when the software is substantially complete and ready for its intended use, including the completion of all significant testing.

F-13

Juro System, Inc.

Notes to Consolidated Financial Statements

Costs related to preliminary project activities and post-implementation operating activities are expensed as incurred.

Capitalized costs are included in property and equipment. These costs are amortized over the estimated useful life of the software (generally two years) on a straight-line basis. Management evaluates the useful life of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. The amortization of costs related to the platform applications is included in cost of revenue.

Business Combinations

The Company applies the acquisition method of accounting for business combinations. Under this method of accounting, all assets acquired and liabilities assumed are recorded at their respective fair values at the date of the acquisition. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, intangibles, and other asset lives, among other items. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value the acquired assets at fair value measures that do not reflect its intended use of those assets. Use of different estimates and judgments could yield different results.

Any excess of the purchase price over the fair value of the net assets acquired is recognized as goodwill. If the fair value of net assets acquired exceeds the fair value of purchase price, a gain on bargain purchase is recognized within the consolidated statements of operations. Although the Company believes the assumptions and estimates it has made are reasonable and appropriate, they are based in part on historical experience and information that may be obtained from the management of the acquired company and are inherently uncertain. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill for facts and considerations that were known at the acquisition date. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded within the Company’s consolidated statements of operations.

Accounting for Impairment of Long-Lived Assets

The Company evaluates long-lived assets, such as property and equipment and acquired intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset or an asset group to estimated undiscounted future net cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset exceeds these estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the assets exceeds the fair value of the asset or asset group, based on discounted cash flows. There were no impairment charges recorded for the years ended December 31, 2019 and 2020.

Goodwill

Goodwill is not amortized, but rather is tested for impairment at least annually or more frequently if indicators of impairment are present. The Company operates as one reporting unit and performs its annual goodwill impairment analysis as of the first day of the fourth quarter of each year. The Company adopted ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment in the year ended December 31, 2019. In assessing impairment on goodwill, the Company may bypass a qualitative assessment and proceeds directly to performing a quantitative evaluation of the fair value of its single reporting unit, in order to compare it against the carrying value of the reporting unit. A goodwill impairment charge is recognized for the amount by which the reporting unit’s fair value is less than its carrying value. Any loss recognized will not exceed the total amount of goodwill allocated to that reporting unit. Based on the results of the goodwill impairment analyses, the Company determined that no impairment charge needed to be recorded for any periods presented.

F-14

Juro System, Inc.

Notes to Consolidated Financial Statements

Operating Leases

The Company leases real estate facilities under operating leases. For leases that contain rent escalation, rent concession provisions, or tenant improvement allowances, the Company records the total rent expense during the lease term on a straight-line basis over the term of the lease. The Company records the difference between the rent paid and the straight-line rent expense as a deferred rent liability within accrued expenses and other current liabilities and long-term liabilities.

Deferred Revenue

Deferred revenue consists of customer billings in advance of revenue being recognized from the Company’s contracts, including credit balances due to the Company’s fair billing policy. Deferred revenue is generally recognized during the succeeding twelve-month period.

Deferred Costs, Net

Sales commissions earned by the Company’s sales force are considered to be incremental and recoverable costs of obtaining a contract with a customer. As a result, these amounts have been capitalized as deferred costs within prepaid expenses and other current assets and other assets on the consolidated balance sheet. The Company has not deferred any incremental costs of obtaining any contracts during the years ended December 31, 2019 and 2020, respectively.

Deferred costs are amortized over a period of benefit of four years. The period of benefit is estimated by considering factors such as historical customer attrition rates, the useful life of the Company’s technology, and the impact of competition in its industry as well as other factors. In the future financial reports of the Company, amortized costs shall be included in sales and marketing expense in the accompanying consolidated statements of operations. There was no impairment loss in relation to the deferred costs for any period presented.

Recently Adopted Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Topic 606. Topic 606 supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. Topic 606 also includes Subtopic 340-40,Other Assets and Deferred Costs—Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. Collectively, Topic 606 and Subtopic 340-40 are referred as the “new standard.”

The Company early adopted the requirements of the new standard as of its incorporation in October, 2019, utilizing the full retrospective method of transition. Adoption of the new standard resulted in changes to its accounting policies for revenue recognition, deferred revenue, prepaid expenses and other current assets, and other assets.

In January 2016, the FASB issued ASU No. 2016-01,Recognition and Measurement of Financial Assets and Financial Liabilities (Subtopic 825-10) and issued a subsequent amendment to the initial guidance within ASU 2018-03, which requires entities to carry all investments in equity securities at fair value and recognize any changes in fair value in net income. Under the standard, equity investments that do not have readily determinable fair values and do not qualify for the net asset value practical expedient are eligible for the measurement alternative. For our equity investments in private companies, we will elect the measurement alternative, defined as cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The guidance was effective for the Company’s fiscal year 2019 on a prospective basis for the amendments related to equity securities without readily determinable fair values existing as of the date of adoption. The Company adopted the new standard as of incorporation and it did not have a material impact on its consolidated financial statements. The impact of the new standard going forward could result in volatility in other income (expense), net on the consolidated statements of operations in future periods due to the valuation and timing of identical or similar investments of the same issuer.

F-15

Juro System, Inc.

Notes to Consolidated Financial Statements

In October 2016, the FASB issued ASU No. 2016-16,Income Taxes (Topic 740) Intra-Entity Transfers of Assets other than Inventory, which amends the guidance used in the recognition of current and deferred income taxes for an intra-entity transfer of assets other than inventory. The guidance requires an entity recognize the income tax consequences of an intra-entity transfer of an asset other than inventory at the time of transfer. The guidance is effective for annual and interim reporting periods beginning after December 15, 2017 for public entities.The Company adopted ASU No. 2016-06 as of October, 2019.The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18,Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires restricted cash be included with cash and cash equivalents when reconciling the total beginning and ending amounts on the statement of cash flows. The guidance also requires companies who report cash and restricted cash separately on the balance sheet to reconcile those amounts to the statement of cash flows. The Company adopted ASU 2016-18 as of October, 2019, utilizing the retrospective method of transition. The adoption of this standard did not have any impact on the Company’s consolidated financial statements, other than a change in presentation within the accompanying consolidated statements of cash flows.

In January 2017, the FASB issued ASU No. 2017-01,Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to determine when a transaction is accounted for as an acquisition (or disposal) of a set of assets or a business. The Company adopted ASU No. 2017-01 as of October, 2019, utilizing the prospective method of transition. The adoption of the new standard did not have any impact on the consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment which amends the guidance in ASC Topic 350 by eliminating Step 2 from the goodwill impairment test. Under the new guidance, entities will perform goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The standard is effective for annual and interim goodwill impairment tests in fiscal years beginning after December 15, 2019 for public entities. Early adoption is permitted and the Company adopted ASU No. 2017-04 as of October, 2019. The adoption of the new standard did not have any impact on the consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09,Compensation-Stock Compensation: Scope of Modification Accounting, which clarifies when a change to the terms or conditions of a stock-based payment award must be accounted for as a modification. This guidance requires modification accounting if the fair value, vesting condition, or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. This standard was effective for annual periods beginning after December 15, 2017 and early adoption was permitted. The Company adopted ASU No. 2017-09 as of October, 2019, utilizing the prospective method of transition. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02 (Topic 842),Leases, which supersedes the guidance in topic ASC 840, Leases. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.

F-16

Juro System, Inc.

Notes to Consolidated Financial Statements

The Company will be required to recognize and measure leases existing at, or entered into after, the beginning of the earliest comparative period presented using a modified retrospective approach, with certain practical expedients available. For public companies, Topic 842 is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. The Company has elected to use the extended transition period that allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies under the Jumpstart Our Business Startups Act. For as long as the Company remains an “emerging growth company,” the new guidance is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and is required to be applied using a modified retrospective approach. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments, which requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. This guidance also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU No. 2016-13 is effective for public companies for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently of evaluating the impact of the adoption of this standard on its consolidated financial statements. In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the accounting for implementation costs incurred in a hosting arrangement that is a service contract with the accounting for implementation costs incurred to develop or obtain internal-use software under ASC 350-40, in order to determine which costs to capitalize and recognize as an asset and which costs to expense. ASU No. 2018-15 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2019, and can be applied either prospectively to implementation costs incurred after the date of adoption or retrospectively to all arrangements.

Note 2.    Cash, Cash Equivalents and Marketable Securities

The carrying amounts and estimated fair value of cash, cash equivalents, and marketable securities consisted of the following (in thousands):

	As of December 31,
	2019	2020
Cash and cash equivalents:
Cash	$1,219,487.65	$2,339,385.21
Money market funds	0.00	0.00
Cash and cash equivalents	$1,219,487.65	$2,339,385.21
Marketable securities:
Commercial paper	$0.00	$0.00
U.S. agency securities	0.00	0.00
U.S. government securities	0.00	0.00
International government securities	0.00	0.00
Corporate securities	0.00	500.00
Total marketable securities	$0.00	$500.00
F-17

Juro System, Inc.

Notes to Consolidated Financial Statements

The Company periodically evaluates its investments for other-than-temporary declines in fair value. The unrealized losses on the available-for-sale securities were primarily due to unfavorable changes in interest rates subsequent to the initial purchase of these securities. There have been no Gross unrealized losses of the Company’s available-for-sale securities that have been in a continuous unrealized loss position for twelve months or longer. As such, this was immaterial as of December 31, 2019 and 2020.

Note 3.    Fair Value Measurements

The Company’s current assets are all valued at cash, if cash or cash equivalents, and all other investments are booked at the cost of acquisition and maintenance of the asset as is customary for valuation of private equity investments. Realized and unrealized gains and losses relating to the strategic investments are recorded in other income (expense), net in the accompanying consolidated statements of operations.

F-18

Juro System, Inc.

Notes to Consolidated Financial Statements

Note 4.    Property and Equipment, Net

The following is a summary of the Company’s property and equipment by category (in thousands):

	As of December 31,
	2019	2020
Computer equipment and software	$1,200	$1,200
Furniture and fixtures	62.80	62.80
Capitalized internal-use software costs	0.00	0.00
Leasehold improvements	0.00	0.00
Construction in progress	0.00	0.00
Property and equipment, gross	1,262.80	1,262.80
Less: accumulated depreciation and amortization	0.00	0.00
Property and equipment, net	$1,262.80	$1,262.80

Depreciation and amortization expense was not utilized for the years ended December 31, 2019 and 2020, respectively.

The Company has not capitalized internal-use software costs for the years ended December 31, 2019 and 2020, respectively. Amortization expense of capitalized internal-use software costs was also not calculated or utilized for the years ended December 31, 2019 and 2020, respectively.

F-19

Juro System, Inc.

Notes to Consolidated Financial Statements

Note 5.    Acquisitions

De-SPAC

The Company has decided to pursuit the acquisition or incorporation of several companies which would fulfill the respective concessions of the Juro enterprise, as defined in the irrevocable trust deed of the Juro Organization. The company further intends to merge said subsidiaries with industry specific special purpose acquisition companies who have a management with the requisite experience to implement and grow the respective Juro concession business line. The Company also intends to investigate the possibilities of merging with a SPAC for the Juro System Inc, should such a merger be in compliance with the irrevocable trust deed of the Juro Organization, and approved by the stockholders. As of the date of this registration statement, no De-SPAC transaction has been completed.

F-20

Juro System, Inc.

Notes to Consolidated Financial Statements

Note 6.    Goodwill and Intangible Assets, Net

Goodwill

The following table reflects the changes in the carrying amount of goodwill (in thousands):

	Year ended December 31,
	2019	2020
Balance at beginning of year	$102.05	$102.05
Additions due to acquisitions or contributions	—	4,428.07
Balance at end of year	$102.05	$4,530.12

F-21

Juro System, Inc.

Notes to Consolidated Financial Statements

Note 7.    Other Income (Expense), Net

The Company did not have any Other income of expense, net to report for the years ended December 31, 2019 and 2020.

F-22

 Juro System, Inc.

Notes to Consolidated Financial Statements

Note 8.    Commitments and Contingencies

Lease Commitments

The Company has entered into various cancelable operating leases for its facilities in Wyoming, Nevada, and Florida expiring between fiscal years 2020 and 2022. Certain operating leases contain provisions under which monthly rent escalates over time. The Company plans to expand facilities to include locations in Illinois, New York, London, and several strategic cities around the world. When lease agreements contain escalating rent clauses or free rent periods, the Company recognizes rent expense on a straight-line basis over the term of the lease.

Hosting Commitments

Although customary in the web services space, the Company has elected not to execute any minimum hosting commitment agreements with any web services provider at this time. The Company shall build its own data centers with hosting capabilities for nodes of the Juro Decentralized Network. In regards to corporate website and other web services related to the Juro Centralized Network, the planned Pier X Marketplace, and the planned PIFORMA Marketplace, the Company plans to sign web hosting commitment agreements with hybrid cloud capabilities with multiple providers, such as with International Business Machines (“IBM”), and with Amazon Web Services (“AWS”), among others, to ensure redundancies around the world.

Legal Matters

The Company is not involved in any legal proceedings as of the date of this registration document. However, the Company does expect to, from time to time, be involved in various claims and legal actions arising in the ordinary course of business. While it is not feasible to predict or determine the volume of such matters or the ultimate outcome of these matters, the Company believes that none of its future legal proceedings will have a material adverse effect on its financial position or results of operations.

F-23

Juro System, Inc.

Notes to Consolidated Financial Statements

Indemnification Agreements

The Company has signed indemnification agreements with all its directors and certain of its board observers. The agreements indemnify the director or board observer from claims and expenses on actions brought against the individuals, separately or jointly with the Company, for indemnifiable events. Indemnifiable events generally mean any event or occurrence related to the fact that the director or board observer was or is acting in his or her capacity as a director or board observer for the Company or was or is acting or representing the interests of the Company. The terms of obligations under these indemnification agreements may vary.

In the ordinary course of business, the Company enters into contractual arrangements under which the Company agrees to provide indemnification of varying scope and terms to business partners and other parties with respect to certain matters, including, but not limited to, losses arising out of the breach of such agreements, intellectual property infringement claims made by third parties, and other liabilities relating to or arising from its various products, or its acts or omissions. In these circumstances, payment may be conditional on the other party making a claim pursuant to the procedures specified in the particular contract. Further, the Company’s obligations under these agreements may be limited in terms of time and/or amount, and in some instances, the Company may have recourse against third parties for certain payments.

Note 9.    Stockholders’ Equity

Preferred Stock

Although the Company has authorized an open–ended series of preferred stock, as of the publication of this registration document, no such shares have been issued or allocated.

Common Stock

The Company’s amended and restated certificate of incorporation authorizes the issuance of a single series of common stock. As of June 1, 2021, the date the Company stockholders approved a 100 to 1 stock split, the Company was authorized, and has subsequently issued and allocated, 10.0 billion shares of common stock. Holders of common stock are entitled to dividends on a pro rata basis, when, as, and if declared by the Company’s board of directors, subject to the terms of the Juro Revenue Sharing Program, the FEIPs dividend policy, and rights of the holders of the Company’s preferred stock. Holders of common stock are entitled to one vote per share. Upon a Liquidation Event, as defined in the amended and restated certificate of incorporation, after payments are made to holders of the Company’s preferred stock, any distribution of proceeds to common stockholders will be made on a pro rata basis to the holders of the common stock. The common stock is not redeemable at the option of the holder.

F-24

Juro System, Inc.

Notes to Consolidated Financial Statements

Note 10.    Net Loss per Share Attributable to Juro Common Stockholders

Basic net loss per share attributable to Juro common stockholders is computed by dividing the net loss attributable to Juro common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is the same as basic loss per share for all years presented because the effects of potentially dilutive items were antidilutive given the Company’s net loss in each period presented.

Note 11.    Income Taxes

Loss before income taxes consisted of the following (in thousands):

	Year ended December 31,
	2019	2020	2021
Total	$(4.42)	$(0.48)	$–

In April 2019, the Company’s board of directors authorized 7,000,000 shares of Class B common stock, to be reserved for future issuance under the 2009 Stock Plan.

F-25

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Juro System, Inc.

By:	/s/ Cosimo Constantinos
Cosimo Constantinos Chief Executive Officer

X-1